   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                            BOYD GAMING CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

                NEVADA                                                                          88-0242733
    (State or Other Jurisdiction of                                                           (I.R.S. Employe
    Incorporation or Organization)                                                          Identification No.)

                         AND ITS GUARANTOR SUBSIDIARIES

                INDIANA                           BLUE CHIP CASINO, LLC                         35-2087676
              NEW JERSEY                        BOYD ATLANTIC CITY, INC.                        93-1221994
                INDIANA                            BOYD INDIANA, INC.                           88-0310766
               LOUISIANA                            BOYD KENNER, INC.                           88-0319489
                NEVADA                            BOYD LOUISIANA L.L.C.                         86-0880651
              MISSISSIPPI                           BOYD TUNICA, INC.                           64-0829658
                NEVADA                         CALIFORNIA HOTEL AND CASINO                      88-0121743
                NEVADA                    CALIFORNIA HOTEL FINANCE CORPORATION                  88-0217850
                NEVADA                               ELDORADO, INC.                             88-0093922
                NEVADA                               MARE-BEAR, INC.                            88-0203692
                NEVADA                                M.S.W., INC.                              88-0310765
               ILLINOIS                       PAR-A-DICE GAMING CORPORATION                     37-1268902
                NEVADA                               SAM-WILL, INC.                             88-0203673
               LOUISIANA                      TREASURE CHEST CASINO, L.L.C.                     72-1248550
    (State or Other Jurisdiction of             (Exact name of registrant                    (I.R.S. Employer
    Incorporation or Organization)            as specified in its charter)                  Identification No.)

                             ---------------------
                                      7990
             (Primary Standard Industrial Classification Code No.)
                             ---------------------
                              2950 INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89109
                                 (702) 792-7200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                  ELLIS LANDAU
        EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                            BOYD GAMING CORPORATION
                              2950 INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89109
                                 (702) 792-7200
(Name, address, including zip code, and telephone number, including area code of agent for service)

                                    COPY TO:

                             ROBERT M. MATTSON, JR.
                            MORRISON & FOERSTER LLP
                           19900 MACARTHUR BOULEVARD
                                 TWELFTH FLOOR
                            IRVINE, CALIFORNIA 92612
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF EACH CLASS                  AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
       OF SECURITIES TO BE REGISTERED              REGISTERED            NOTE(1)              PRICE(1)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
9 1/4% Senior Notes due 2009.................     $200,000,000             100%             $200,000,000           $50,000
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of the 9 1/4% Senior Notes due
  2009.......................................     $200,000,000             100%             $200,000,000           None(2)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").
(2) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the guarantees.
                             ---------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2001

PROSPECTUS

                               [BOYD GAMING LOGO]

                                  $200,000,000

                               OFFER TO EXCHANGE
                         9 1/4% SENIOR NOTES DUE 2009,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
            FOR ANY AND ALL OUTSTANDING 9 1/4% SENIOR NOTES DUE 2009
                             ---------------------
THE EXCHANGE NOTES

     We are offering to exchange $200 million aggregate principal amount of our 9 1/4% senior notes due 2009 that we have registered under the Securities Act of 1933, as amended (the exchange notes) for any and all outstanding 9 1/4% senior notes due 2009 that we issued on July 26, 2001 (the old notes). The terms of the exchange notes will be substantially similar to our old notes, except for the elimination of some transfer restrictions, registration rights and certain liquidated damages provisions relating to the old notes.

     The exchange notes will mature on August 1, 2009. Interest on the exchange notes will accrue at 9 1/4% per year, and the interest will be payable semi-annually in arrears on February 1 and August 1, beginning February 1, 2002. We may redeem the exchange notes at any time on or after August 1, 2005. In addition, at any time prior to August 1, 2004, we may redeem up to 35% of the notes with the net proceeds of one or more public equity offerings.

     If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase exchange notes from holders. The exchange notes will be our unsecured senior obligations and will rank senior to all of our existing and future subordinated debt. The exchange notes will be effectively subordinated to any secured debt, including debt under our bank credit facility. Substantially all of our significant subsidiaries will guarantee the exchange notes with unconditional guarantees that will be unsecured senior obligations of such subsidiaries and will rank senior to all of such subsidiaries' existing and future subordinated debt. The guarantees will be effectively subordinated to any secured debt of our guarantor subsidiaries, including debt under our bank credit facility, and to all liabilities of the non-guarantor subsidiaries.

MATERIAL TERMS OF THE EXCHANGE OFFER

     The exchange offer expires at 5:00 p.m., New York City time, on           ,
2001, unless extended.

     Our completion of the exchange offer is subject to customary conditions which we may waive.

     Upon our completion of the exchange offer, all old notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of exchange notes that are registered under the Securities Act of 1933, as amended. Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

     The exchange of the exchange notes for old notes pursuant to the exchange offer will not be a taxable exchange for U.S. Federal income tax purposes.

     We will not receive any proceeds from the exchange offer.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
                             ---------------------

     PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER.
                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD, THE MISSISSIPPI GAMING COMMISSION, THE NEW JERSEY CASINO CONTROL COMMISSION, THE NEW JERSEY DIVISION OF GAMING ENFORCEMENT, THE LOUISIANA GAMING CONTROL BOARD, THE ILLINOIS GAMING BOARD, THE INDIANA GAMING COMMISSION NOR ANY STATE SECURITIES COMMISSION, OTHER STATE GAMING COMMISSION OR OTHER GAMING AUTHORITY OR OTHER REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THE NOTES OFFERED HEREBY OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                             ---------------------

                The date of this prospectus is           , 2001

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where You Can Find Additional Information...................    ii
Incorporation of Certain Documents by Reference.............    ii
Forward-Looking Statements..................................   iii
Market Data.................................................   iii
Prospectus Summary..........................................     1
Risk Factors................................................    10
Use of Proceeds.............................................    18
Capitalization..............................................    19
Selected Consolidated Financial Data........................    20
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    23
Governmental Gaming Regulation..............................    31
Description of Other Indebtedness...........................    32
The Exchange Offer..........................................    35
Description of Exchange Notes...............................    45
Certain Federal Income Tax Considerations...................    82
Plan of Distribution........................................    85
Legal Matters...............................................    86
Experts.....................................................    86
Index to Consolidated Financial Statements..................   F-1

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") under the Exchange Act of 1934, as amended. You may read and copy this information at the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Information with respect to us also may be obtained from us at 2950 Industrial Road, Las Vegas, Nevada 89109 or by telephone at (702) 792-7200.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the SEC and are incorporated by reference in this prospectus:

     - our Annual Report on Form 10-K for the year ended December 31, 2000;

     - our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     - our current report on Form 8-K filed with the SEC on July 12, 2001; and

     - all other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the request of such person, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Written or telephone requests should be directed to Boyd Gaming Corporation, 2950 Industrial Road, Las Vegas, Nevada 89109, Attention: Investor Relations; telephone (702) 792-7200.

     TO OBTAIN TIMELY DELIVERY OF DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER. THE EXCHANGE OFFER WILL EXPIRE ON
          , 2001, UNLESS EXTENDED.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. Such statements include statements regarding our expectations, hopes or intentions regarding the future, including but not limited to statements regarding our strategy, competition (including the expansion of gaming into additional markets), expenses, development plans (including anticipated costs, timing and eventual acceptance of new facilities by the market), financing, indebtedness, revenues, operations, regulations and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in "Risk Factors" and elsewhere in this prospectus. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this prospectus. We assume no obligation to update any forward-looking statement.

                                  MARKET DATA

     Market data used throughout this prospectus, including information relating to our relative position in the gaming industry, is based on the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that such sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified such information.

                               PROSPECTUS SUMMARY

     The following summary contains basic information about this offering. It does not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read the entire document and the documents we have referred you to, especially the risks of investing in the notes discussed under "Risk Factors," before investing in these notes. Unless the context otherwise indicates and except with respect to any description of the notes, references to "we," "us," and "our" are to Boyd Gaming Corporation and its subsidiaries, taken as a whole.

                                  THE COMPANY

     We are a multi-jurisdictional gaming company that has operated successfully for over 25 years. We currently own and operate twelve gaming facilities, one of which is expected to commence casino operations as early as November 2001. Our facilities are located in eight distinct gaming markets in five states.

     On May 31, 2001 we acquired substantially all of the assets of the Delta Downs Racetrack, a horse racing facility near Vinton, Louisiana. We are currently expanding this property and plan to add slot machines once we receive the appropriate regulatory approvals. When the casino opens, Delta Downs will be the closest casino to Houston, Texas. In addition, we are currently constructing The Borgata, a $1 billion casino resort in Atlantic City, New Jersey. We expect to open The Borgata in the summer of 2003 and will manage it upon completion. The property is owned in a 50/50 joint venture with MGM MIRAGE.

     The following table sets forth information regarding our properties as of June 30, 2001.

                                                          YEAR        CASINO                                OWNED OR
                                            FACILITY    OPENED OR     SPACE        SLOT     TABLE   HOTEL    LEASED
                                STATE         TYPE      ACQUIRED    (SQ. FEET)   MACHINES   GAMES   ROOMS    ACREAGE
                             -----------   ----------   ---------   ----------   --------   -----   -----   ---------
LAS VEGAS STRIP
Stardust Resort and
  Casino...................       Nevada   Land-based     1985        75,000       1,598      69    1,552       61
DOWNTOWN LAS VEGAS
California Hotel and
  Casino...................       Nevada   Land-based     1975        36,000       1,109      35     781        16
Fremont Hotel and Casino...       Nevada   Land-based     1985        32,000       1,133      28     447         2
Main Street Station Casino,
  Brewery and Hotel........       Nevada   Land-based     1993        28,500         930      20     406        15
BOULDER STRIP
Sam's Town Hotel and
  Gambling Hall............       Nevada   Land-based     1979       133,000       3,028      39     648        63
Eldorado Casino............       Nevada   Land-based     1993        16,000         583      11      --         4
Jokers Wild Casino.........       Nevada   Land-based     1993        22,500         640      11      --        13
CENTRAL REGION
Sam's Town Hotel and
  Gambling Hall............  Mississippi     Dockside     1994        75,000       1,578      57     843       150
Par-A-Dice Hotel and
  Casino...................     Illinois     Dockside     1996        33,000       1,122      34     208        19
Treasure Chest Casino......    Louisiana     Dockside     1997        24,000         981      47      --        14
Blue Chip Casino...........      Indiana    Riverboat     1999        37,400       1,512      47     188        35
Delta Downs Racetrack......    Louisiana   Land-based     2001       Pending     Pending      --      --       206
                                                                     -------     -------     ---    -----      ---
        TOTAL..............                                          512,400      14,214     398    5,073      598
                                                                     =======     =======     ===    =====      ===

                  BUSINESS STRATEGY AND COMPETITIVE STRENGTHS

     Our business strategy is to provide our customers with a high-quality casino entertainment experience at an affordable price. We emphasize customer service and offer a comfortable environment in order to develop and maintain customer loyalty. We offer a variety of amenities to complement our guests' gaming experiences, such as quality hotel rooms, varied dining choices and appealing entertainment options. We draw upon our extensive experience in the gaming industry to make each of our facilities appealing to a broad range of customers and employ a variety of marketing and promotional activities to attract customers. We regularly invest in our facilities to maintain their quality, appeal and competitiveness. In evaluating new opportunities, we seek gaming markets with strong demographics, good locations and limited potential for new competition that will enable us to obtain a competitive advantage and strong returns on investment.

     Geographic Diversity. We own and operate twelve facilities, including seven in Nevada, two in Louisiana and one in each of Illinois, Indiana and Mississippi. Our properties in Nevada are located in three distinct markets around Las Vegas: the Las Vegas Strip, downtown Las Vegas and the Boulder Strip. The Borgata, our development project, is located in Atlantic City, New Jersey. This geographic diversity reduces our dependency on any one market.

     Emphasis on Slot Revenues. We emphasize slot revenues, the most consistently profitable segment of the gaming business. We offer a wide variety of games to attract customers, encourage them to play for longer periods of time and thereby promote the stability of our gaming revenues. For the twelve months ended June 30, 2001, slot revenues comprised approximately 80% of our gaming revenues and approximately 59% of our gross revenues.

     Comprehensive Marketing and Promotion. We actively promote our casino entertainment offerings, hotels, restaurants and live entertainment using a variety of media including outdoor, print, broadcast and the Internet. We have developed and maintain an extensive customer database. We expand the database daily by obtaining mailing addresses and other marketing information from our casino customers. We employ a direct mail program targeting our database customers with a variety of product offerings, including incentives to visit our facilities frequently. During the year ended December 31, 2000, we distributed approximately 9.2 million pieces of mail.

     Downtown Properties Tap a Unique Niche Market. We have developed a distinct niche for our downtown properties by focusing on customers from Hawaii. We believe that for more than twenty years the California, and more recently the Fremont and Main Street Station, have been the leading Las Vegas destinations for visitors from Hawaii. We own a travel agency in Hawaii that currently operates seven charter flights from Honolulu to Las Vegas each week, helping to ensure a stable supply of reasonably-priced air seats. We also have strong, informal relationships with other Hawaiian travel agencies and offer affordable, all-inclusive packages.

     Opportunistic Acquisitions. We have been opportunistic in acquiring gaming properties at attractive prices. Our acquired properties have historically generated a majority of their revenues from slot machines. Over the past five years, we have made three acquisitions of gaming properties which generated an average first year cash-on-cash return of approximately 26%. In the future, we will continue to look for growth opportunities that allow us to maintain a balanced capital structure.

     Experienced Management Team. We are an experienced gaming operator and have operated casinos in Las Vegas for over 25 years. Our senior management team is an experienced group of industry veterans with an average tenure in the gaming industry or applicable fields of expertise of more than twenty years.

                            DELTA DOWNS ACQUISITION

     On May 31, 2001, we acquired substantially all of the assets of the Delta Downs Racetrack near Vinton, Louisiana, together with an off-track betting facility in Mound, Louisiana. Delta Downs has historically conducted horse races on a seasonal basis and operated year-round simulcast facilities for customers to place bets on races held at other tracks. The operation of slot machines at Delta Downs has been approved in a local referendum. We are currently a licensed gaming operator in Louisiana and have applied for suitability to operate slot machines at Delta Downs and for the approval to operate approximately 1,700 slot machines at that property. However, we can provide no assurances that we will be found suitable to operate slot machines at Delta Downs or that we will receive approval to operate the number of slot machines applied for. We have begun a $35 million renovation project to expand the facility and equip a new casino. The property will feature a 350-seat buffet, a 200-seat fine dining restaurant, a sports bar and small food outlets, some of which will be located in the existing 82,000 square foot clubhouse. We expect the casino to begin operations as early as November 2001 and believe that our cash flow will increase as a result, however, we can provide no assurances that we will commence operations as expected. See "Risk Factors -- Our expansion, development and renovation projects may face significant risks inherent in the establishment of a new enterprise or marketing strategy, including receipt of necessary government approvals."

     There are approximately 3.7 million adults living within 150 miles of Delta Downs, including residents of Houston, Texas, which is approximately 122 miles from our property. Lake Charles, Louisiana is currently the closest gaming market to Houston. When our casino opens, it will be 25 miles closer to Houston than the gaming properties in Lake Charles. Customers traveling from Houston, Beaumont and other parts of southeastern Texas will generally have to drive past Delta Downs to reach Lake Charles, and we intend to market to those customers.

     We purchased the property for $125 million. The purchase price is subject to adjustment based on the number of slot machines we receive approval to operate and certain other performance-based criteria.

                        THE BORGATA DEVELOPMENT PROJECT

     We are constructing The Borgata in Atlantic City. The Borgata is expected to cost approximately $1.035 billion and will include a 40-story hotel tower with 2,010 guest rooms, and a 120,000 square foot casino with 3,500 slot machines and 120 table games. The property will also feature several specialty restaurants and boutiques, a European-style health spa, meeting space and several entertainment venues. We expect the property to open in the summer of 2003. When it opens, The Borgata will be the first new casino in Atlantic City in over thirteen years. Situated on approximately 28 acres, The Borgata will be served by the Brigantine Connector roadway, which will make the property one of the most convenient properties in Atlantic City to access. We will operate the property upon its completion.

     We and MGM MIRAGE each own a 50% interest in the project and have each invested $107 million as of June 30, 2001. We will each invest an additional $100 million over the next two years. The remaining $621 million is being financed by a bank credit facility that is non-recourse to both us and MGM MIRAGE. We have provided an unlimited completion guarantee for the project but have no other financial obligations to support the property. As of June 30, 2001, approximately 65% of the total construction hard costs have either been spent or are subject to fixed-price contracts. In addition, as of June 30, 2001, there was a $90 million cost contingency that has not yet been allocated. The construction is currently on time and within budget.

                                 THE EXCHANGE OFFER

The Exchange Offer............   We are offering to exchange an aggregate of
                                 $200 million principal amount of our exchange notes for $200 million of our old notes. Old notes may be exchanged in integral multiples of $1,000 principal amount. To be exchanged, an old note must be properly tendered and accepted. All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged for exchange notes issued on or promptly after the expiration date of the exchange offer. Currently, there is $200 million aggregate principal amount of old notes outstanding and no exchange notes outstanding.

                                 The form and terms of the exchange notes will be substantially identical to those of the old notes except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain transfer restrictions, registration rights and certain liquidated damage provisions applicable to the old notes prior to consummation of the exchange offer.

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time on           , 2001, unless
                                 extended, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

Withdrawal....................   You may withdraw the tender of your old notes
                                 at any time prior to the expiration date of the exchange offer. See "The Exchange
                                 Offer -- Withdrawal Rights."

Conditions to the Exchange
  Offer.......................   The exchange offer is not subject to any
                                 conditions other than that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. See "The Exchange Offer -- Conditions to the Exchange Offer."

Procedures for Tendering Old
  Notes.......................   If you are a holder of old notes who wishes to
                                 accept the exchange offer, you must:

                                 - properly complete, sign and date the
                                   accompanying letter of transmittal (including any documents required by the letter of transmittal), or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with your old notes, to the exchange agent at the address set forth under "The Exchange
                                   Offer -- Exchange Agent;" or

                                 - arrange for The Depository Trust Company to
                                   transmit certain required information,
                                   including an agent's message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, to the exchange agent in connection with a book-entry transfer.

                                 See "The Exchange Offer -- Procedures for
                                 Tendering Old Notes."

                                 By tendering your old notes in either manner, you will be representing, among other things, that:

                                 - you are acquiring the exchange notes issued
                                   to you in the exchange offer in the ordinary course of your business;

                                 - you are not engaged in, and do not intend to
                                   engage in, and have no arrangement or
                                   understanding with any person to participate in, a distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an "affiliate" of ours.

Special Procedures for
  Beneficial Owners...........   If you beneficially own old notes registered in
                                 the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your beneficially owned old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender the old notes on your behalf. See "The
                                 Exchange Offer -- Procedures for Tendering Old
                                 Notes."

Guaranteed Delivery
  Procedures..................   If you wish to tender your old notes, but:

                                 - your old notes are not immediately available;
                                   or

                                 - you cannot deliver your old notes, the letter
                                   of transmittal or any other documents
                                   required by the letter of transmittal to the exchange agent prior to the expiration date; or

                                 - the procedures for book-entry transfer of
                                   your old notes cannot be completed prior to the expiration date, you may tender your old notes pursuant to the guaranteed delivery procedures set forth in this prospectus and the letter of transmittal. See "The Exchange Offer -- Guaranteed Delivery Procedures."

Acceptance of Old Notes for
  Exchange and Delivery of
  Exchange Notes..............   Upon effectiveness of the registration
                                 statement of which this prospectus is a part and commencement of the exchange offer, we will accept any and all old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The
                                 Exchange Offer -- Acceptance of Old Notes For
                                 Exchange and Delivery of Exchange Notes."

Certain Federal Income Tax
  Considerations..............   The exchange of exchange notes for old notes in
                                 the exchange offer will not be a taxable exchange for U.S. federal income tax purposes.
                                 See "Certain Federal Income Tax
                                 Considerations."

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of exchange notes pursuant to the exchange offer.

Fees and Expenses.............   We will pay all expenses incident to the
                                 consummation of the exchange offer and
                                 compliance with the registration rights
                                 agreement. We will also pay certain transfer taxes applicable to the exchange offer. See
                                 "The Exchange Offer -- Fees and Expenses."

Termination of Certain
  Rights......................   The old notes were issued and sold in a private
                                 offering to Deutsche Banc Alex. Brown Inc.,
                                 Lehman Brothers Inc., Bear, Stearns & Co. Inc.,
                                 CIBC World Markets Corp., Dresdner Kleinwort
                                 Wasserstein-Grantchester, Inc., Scotia Capital
                                 (USA) Inc., Wells Fargo Brokerage Services,
                                 LLC, Credit Lyonnais Securities (USA) Inc.,
                                 Fleet Securities, Inc. and SG Cowen Securities
                                 Corporation as the initial purchasers, on July
                                 26, 2001. In connection with that sale, we executed and delivered a registration rights agreement for the benefit of the noteholders.

                                 Pursuant to the registration rights agreement, holders of old notes: (i) have rights to receive liquidated damages in certain instances; and (ii) have certain rights intended for the holders of unregistered securities. Holders of exchange notes will not be, and upon consummation of the exchange offer, holders of old notes will no longer be, entitled to the right to receive liquidated damages in certain instances, as well as certain other rights under the registration rights agreement for holders of unregistered securities. See "The Exchange Offer."

Resale of Exchange Notes......   We believe, based on an interpretation by the
                                 staff of the SEC contained in no-action letters issued to third parties in other transactions, that you may offer to sell, sell or otherwise transfer the exchange notes issued to you in this exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

                                 - you are acquiring the exchange notes issued
                                   to you in the exchange offer in the ordinary course of your business;

                                 - you are not engaged in, and do not intend to
                                   engage in, and have no arrangement or
                                   understanding with any person to participate in, a distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an "affiliate" of ours within the
                                   meaning of Rule 144 under the Securities Act.

                                 If you are a broker-dealer and you receive exchange notes for your own account in exchange for old notes, you must acknowledge that you will deliver a prospectus if you decide to resell your exchange notes. See "Plan of Distribution."

Consequences of Failure to
  Exchange....................   If you do not tender your old notes or if you
                                 tender your old notes improperly, you will continue to be subject to the restrictions on transfer of your old notes as contained in the legend on the old notes. In general, you may not sell or offer to sell the old notes, except pursuant to a registration statement under the Securities Act or any exemption from registration thereunder and in compliance with all applicable state securities laws. See "The
                                 Exchange Offer -- Consequences of Failure to
                                 Exchange."

Exchange Agent................   The Bank of New York is the exchange agent for
                                 the exchange offer.

                               THE EXCHANGE NOTES

     The form and terms of the exchange notes will be substantially identical to those of the old notes except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain transfer restrictions, registration rights and certain liquidated damage provisions applicable to the old notes prior to the consummation of the exchange offer.

Issuer........................   Boyd Gaming Corporation
                                 2950 Industrial Road
                                 Las Vegas, Nevada 89109
                                 (702) 792-7200

Total Amount of Exchange Notes
  Offered.....................   Up to $200 million in aggregate principal
                                 amount of 9 1/4% senior notes due 2009.

Maturity......................   August 1, 2009.

Interest......................   9 1/4% per year.

Interest Payment Dates........   Interest on the exchange notes will be payable
                                 semi-annually in arrears on February 1 and August 1, beginning on February 1, 2002.

Ranking.......................   The exchange notes will be our unsecured senior
                                 obligations and will rank senior to all of our subordinated debt and equal with all of our other senior debt except to the extent of the value of any collateral securing such other senior debt. The guarantees of the exchange notes by certain of our subsidiaries will be unsecured senior obligations of such subsidiaries and will rank senior to all subordinated debt and equal with all other senior debt of such subsidiaries except to the extent of the value of any collateral securing such other debt.

                                 As of June 30, 2001, as adjusted for the completion of the offering of the old notes and pro forma for the repayment of the Delta Downs note, we estimate that we and our subsidiaries would have had $864.0 million of senior debt, of which $464.0 million would have been secured. In addition, approximately $171.1 million would have been available to borrow under our bank credit facility, $50 million of which must remain unused until the opening of The Borgata.

Guarantees....................   Substantially all of our significant
                                 subsidiaries will guarantee the exchange notes.
                                 If we cannot make payments required by the exchange notes, our guarantor subsidiaries must make them, subject to the ranking limitations discussed above. The guarantees may be released under certain circumstances. We are generally not required to cause future subsidiaries to become guarantors. See "Description of Exchange
                                 Notes -- Subsidiary Guarantees."

Optional Redemption...........   On or after August 1, 2005, we may redeem some
                                 or all of the exchange notes at the redemption prices listed in the "Description of Exchange
                                 Notes" section under the heading "Optional
                                 Redemption," plus accrued and unpaid interest.

Optional Redemption After
  Equity Offerings............   At any time before August 1, 2004, we can
                                 choose to redeem up to 35% of the outstanding exchange notes with money that we raise in one or more public equity offerings, as long as:

                                 - we pay 109.25% of the principal amount of the
                                   exchange notes, plus accrued and unpaid
                                   interest to the date of redemption;

                                 - we redeem the exchange notes within 45 days
                                   of closing the public equity offering; and

                                 - at least 65% of the aggregate principal
                                   amount of the exchange notes issued remains outstanding afterwards (excluding notes held by Boyd Gaming and its subsidiaries).

                                 See "Description of Exchange Notes -- Optional Redemption."

Redemption Based Upon Gaming
  Laws........................   The exchange notes are subject to redemption
                                 requirements imposed by gaming laws and
                                 regulations of gaming authorities in
                                 jurisdictions in which we conduct gaming operations. See "Description of Exchange
                                 Notes -- Mandatory Disposition or Redemption
                                 Pursuant to Gaming Laws."

Change of Control Offer.......   If a change of control of our company occurs,
                                 we must give holders of the exchange notes the opportunity to sell us their exchange notes at 101% of their principal amount, plus accrued and unpaid interest.

Asset Sale Proceeds...........   If we or certain of our subsidiaries engage in
                                 asset sales, we generally must either invest the net cash proceeds from such sales in our business within a specified period of time, prepay debt or make an offer to purchase a principal amount of the exchange notes equal to the excess net cash proceeds. The purchase price of the exchange notes would be 100% of their principal amount, plus accrued and unpaid interest.

Certain Indenture
  Provisions..................   The indenture governing the exchange notes
                                 contains covenants that, among other things, limit our (and our restricted subsidiaries') ability to:

                                 - incur additional debt;

                                 - pay dividends or distributions on our capital
                                   stock or repurchase our capital stock;

                                 - make certain investments;

                                 - create liens on our assets to secure debt;

                                 - enter into transactions with affiliates;

                                 - merge or consolidate with another company;
                                   and

                                 - transfer and sell assets.

                                 These covenants are subject to a number of important limitations and exceptions. See "Description of Exchange Notes."

Risk Factors..................   See the section entitled "Risk Factors" for a
                                 description of certain of the risks you should consider before participating in the exchange offer, including factors affecting forward-looking statements.

                             SUMMARY FINANCIAL DATA

     We have derived the following summary historical financial data for each of the three years ended December 31 from our audited consolidated financial statements. We have derived the summary historical financial data for the six months ended June 30, 2001 and 2000 from our unaudited condensed consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of our results of operations for such periods. Certain amounts have been reclassified from those previously reported. See Note 17 to the consolidated financial statements included in this prospectus. The results of operations for the six months ended June 30, 2001 are not necessarily indicative of the results for the full year. The summary data below should be read in conjunction with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the notes thereto included in this prospectus, as well as those incorporated by reference in this prospectus.

                                       SIX MONTHS ENDED
                                           JUNE 30,           FISCAL YEARS ENDED DECEMBER 31,
                                     --------------------    ----------------------------------
                                       2001        2000         2000         1999        1998
                                     --------    --------    ----------    --------    --------
                                                   (IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
  Net revenues.....................  $561,702    $612,260(1) $1,131,538(1) $970,925    $960,639
  Operating income.................    63,718     142,520       179,553     136,611     123,688
  Interest expense, net............    39,407      39,368        79,303      69,230      74,162
  Net income.......................    14,466      63,722        62,765      38,301      28,600
OTHER FINANCIAL DATA:
  EBITDA(2)........................   112,756     117,548       203,939     212,218     203,020
  Capital expenditures(3)..........    28,610      61,332       139,281      96,888      70,848
  Depreciation and amortization....    48,626      43,684        90,480      74,118      73,407
  Ratio of earnings to fixed
     charges(4)....................      1.4x        3.4x          2.1x        1.9x        1.7x

---------------

(1) Includes $71.0 million of net fee revenue which we received upon the termination of the Silver Star management agreement in 2000.

(2) EBITDA consists of operating income plus depreciation, amortization, preopening expenses of $4.9 million in 2000 and $1.5 million in 1999 and a restructuring charge of $5.9 million in 1998 and minus $71.0 million of net fees received from the termination of the Silver Star management agreement in 2000. EBITDA information is presented solely as a supplemental disclosure because we believe that it is a widely used measure of operating performance in the gaming industry and for companies with a significant amount of depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles), as an indicator of our operating performance, or as an alternative to cash flow from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. We have significant uses for our cash flow, including capital expenditures and debt principal repayments that are not reflected in EBITDA. It should also be noted that not all gaming companies that report EBITDA information calculate EBITDA in the same manner as we do.

(3) Includes capital expenditures for regular maintenance of $28.6 million and $27.6 million for the six months ended June 30, 2001 and 2000, respectively, and $69.9 million, $52.0 million and $57.8 million for the fiscal years ended December 31, 2000, 1999 and 1998, respectively.

(4) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs.

                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before participating in the exchange offer. As used herein, the term "notes" means both the exchange notes and the old notes, unless otherwise indicated.

                       RISKS RELATED TO OUR INDEBTEDNESS

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL RESULTS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.

     We have now, and after the exchange offer will continue to have, a significant amount of indebtedness. As of June 30, 2001, we had approximately $1.1 billion of indebtedness and stockholders' equity of approximately $345 million.

     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to these notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund working capital, capital expenditures, expansion efforts and other general corporate purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Failure to comply with these covenants could result in an event of default which, if not cured or waived, could have a significant adverse effect on us.

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures and expansion efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     It is unlikely that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our bank credit facility, in amounts sufficient to enable us to pay our indebtedness, including these notes, as it matures and to fund our other liquidity needs. We believe that we will need to refinance all or a portion of our indebtedness, including these notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our bank credit facility and these notes, on commercially reasonable terms or at all. We could have to adopt one or more alternatives, such as reducing or delaying planned expenses and capital expenditures, selling assets, restructuring debt, or obtaining additional equity or debt financing or joint venture partners. There can be no assurance that any of these financing strategies could be effected on satisfactory terms, if at all. In addition, certain states' laws contain restrictions on the ability of companies engaged in the gaming business to undertake certain financing transactions. Some restrictions may prevent us from obtaining necessary capital.

WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture that govern these notes do not fully prohibit us or our subsidiaries from doing so. Pro forma for the offering of the old notes, including the application of the net proceeds from the offering of the old notes, and for the repayment of the Delta Downs note, our bank credit facility would permit additional borrowing of up to $171.1 million. All of those borrowings would be effectively senior to the notes and the guarantees of our subsidiary guarantors. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

                         RISKS RELATED TO THIS OFFERING

THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS AND THE SECURED INDEBTEDNESS OF OUR GUARANTOR SUBSIDIARIES.

     The old notes are, and upon exchange, the exchange notes will be, unsecured and therefore will be effectively subordinated to any secured indebtedness we, or our guarantor subsidiaries, may incur to the extent of the value of the assets securing such indebtedness. In the event of a bankruptcy, liquidation or reorganization or similar proceeding involving us, or our guarantor subsidiaries, our assets and those of our guarantor subsidiaries that serve as collateral will be available to satisfy the obligations under any secured indebtedness before any payments are made on the notes. The notes will also be effectively subordinated to the liabilities of our non-guarantor subsidiaries.

     As of June 30, 2001, assuming we had completed the exchange offer and repaid the Delta Downs note, these notes would have been effectively subordinated to $464.0 million of secured debt and approximately $171.1 million would have been available for borrowing as additional debt under our bank credit facility.

WE ARE A HOLDING COMPANY AND DEPEND ON THE BUSINESS OF OUR SUBSIDIARIES TO SATISFY OUR OBLIGATIONS UNDER THE NOTES.

     We are a holding company. Our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to pay our debts depends on our subsidiaries' cash flow and their payment of funds to us. Our non-guarantor subsidiaries, including the subsidiaries through which we own Delta Downs, are not obligated to make funds available to us for payment on the notes or otherwise. In addition, our subsidiaries' ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions. The ability of our subsidiaries to make payments to us is also governed by the gaming laws of certain jurisdictions, which place limits on the amount of funds which may be transferred to us and may require prior or subsequent approval for any payments to us. Payments to us are also subject to legal and contractual restrictions. Under the terms of The Borgata credit facility, the entity that owns The Borgata project will be prohibited from paying dividends or otherwise advancing funds to us except under certain limited circumstances.

CERTAIN OF OUR SUBSIDIARIES ARE NOT CURRENTLY GUARANTORS OF THESE NOTES.

     Certain of our subsidiaries are not guarantors of these notes, including the subsidiaries through which we own Delta Downs. However, pursuant to the indenture for these notes, we are obligated to cause any subsidiary in existence as of the date of the offering for the old notes, which subsequently contributes more than 5% of our consolidated EBITDA (as defined) in any fiscal year commencing after the date of the offering for the old notes, to become a guarantor of these notes. There can be no assurance that any subsidiary will reach such threshold and become a guarantor. We are generally not required to cause future subsidiaries to become guarantors of these notes.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions on our bank credit facility will not allow such repurchases. See "Description of Exchange Notes -- Repurchase at the Option of Holders -- Change of Control."

     Our failure to repurchase the notes would be a default under the indenture and also our bank credit facility. In addition, events constituting a change of control and certain asset sales would generally require us to offer to repurchase our 9.25% senior notes, of which an aggregate principal amount of $200 million is outstanding, and our 9.50% senior subordinated notes, of which an aggregate principal amount of $250 million is outstanding.

FRAUDULENT CONVEYANCE MATTERS -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if the guarantor at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and was insolvent or rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     The considerations described above will also apply to the guarantees. See "Description of Exchange Notes -- The Guarantees."

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, and its guarantee of our bank credit facility will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THESE NOTES.

     We are offering the exchange notes to the holders of the old notes. The old notes were sold in July 2001 to a small number of qualified institutional buyers in the United States and to investors outside of the United States under Regulation S and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes will be adversely affected. We cannot assure you that this market will provide liquidity for you if you want to sell your old notes. The liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by:

     - changes in the overall market for high yield securities;

     - changes in our financial performance or prospects;

     - the prospects for companies in our industry generally;

     - the number of holders of the notes;

     - the interest of securities dealers in making a market for the notes; and

     - prevailing interest rates.

     As a result, you cannot be sure that an active trading market will develop for the old notes or the exchange notes.

     The exchange notes are new securities for which there is currently no market. We cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The initial purchasers of the old notes have advised us that they currently intend to make a market with respect to the exchange notes. However, they are not obligated to do so, and any market making activities may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer.

YOU MAY HAVE TO DISPOSE OF THE NOTES IF YOUR OWNERSHIP OF THE NOTES IS DETERMINED HARMFUL TO US.

     If the ownership of any of the notes by any person or entity will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval, as determined by any governmental authority or our Board of Directors, the holder must dispose of the notes within a specified time. If the holder of the notes fails to dispose of them within such time, we have the right to redeem the notes at a price, without accrued interest, if any, equal to the lowest of the holder's cost, the principal amount of such notes or the average of the current market prices of such notes. See "Description of Exchange
Notes -- Mandatory Disposition or Redemption Pursuant to Gaming Laws."

RESTRICTIONS ON EXCHANGE OFFER.

     Issuance of exchange notes in exchange for old notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal, or an agent's message in lieu thereof, including all other documents required by such letter of transmittal. Therefore, holders of old notes desiring to tender such old notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We and the exchange agent are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "The Exchange Offer -- Resale of Exchange Notes" and "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE.

     Holders of old notes who do not exchange their old notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old notes as set forth in the legend on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected. See "The Exchange Offer -- Consequences of Failure to Exchange."

              RISKS RELATED TO BOYD GAMING AND THE GAMING INDUSTRY

INTENSE COMPETITION EXISTS IN THE GAMING INDUSTRY AND WE EXPECT COMPETITION TO CONTINUE TO INTENSIFY.

     The gaming industry is highly competitive. If other properties operate more successfully, if existing properties are enhanced or expanded, or if additional hotels and casinos are established in and around the locations in which we conduct business, we may lose market share. In particular, the expansion of casino gaming in or near any geographic area from which we attract or expect to attract a significant number of our customers could have a significant adverse effect on our business, financial condition and results of operations.

     We also compete with legalized gaming from casinos located on Native American tribal lands. In March 2000, California voters approved an amendment to the California Constitution permitting Native American tribes in California to operate a limited number of slot and video poker machines and house-banked card games. The Governor of California has entered into compacts with numerous tribes in California. The federal government has approved approximately 60 such compacts, and casino-style gaming is now legal on those tribal lands. A proliferation of Native American gaming in California, or a proliferation of Native American gaming in other areas located near our properties, could have an adverse effect on our operating results in those markets.

     In Michigan, the Pokagon Band of Potawatomi Indians, a federally recognized Native American tribe, has announced its intention to construct a land-based gaming operation in or near the City of New Buffalo, Michigan, which is located less than fifteen miles from our Blue Chip Casino. Although the Pokagons have several legal and regulatory issues that must be resolved prior to construction of the proposed gaming facility, if their facility is constructed and begins operations, it could have a significant adverse impact on the operations of Blue Chip.

     The casinos owned and being developed by us compete, and will in the future compete, with all forms of existing legalized gaming and with any new forms of gaming that may be legalized in the future. Additionally, we face competition from all other types of entertainment.

OUR EXPANSION, DEVELOPMENT AND RENOVATION PROJECTS MAY FACE SIGNIFICANT RISKS INHERENT IN THE ESTABLISHMENT OF A NEW ENTERPRISE OR MARKETING STRATEGY, INCLUDING RECEIPT OF NECESSARY GOVERNMENT APPROVALS.

     We regularly evaluate expansion, development and renovation opportunities and are currently involved in developing The Borgata and expanding and renovating Delta Downs. Each of these projects will be subject to the many risks inherent in the establishment of a new business enterprise or expansion or renovation of an existing enterprise, including unanticipated design, construction, regulatory, environmental and operating problems, and the significant risks commonly associated with implementing a marketing strategy in new markets. In particular, we may experience:

     - shortages of materials (including slot machines or other gaming equipment);

     - shortages of skilled labor or work stoppages;

     - unforeseen construction scheduling, engineering, environmental or geological problems;

     - weather interference, floods, fires or other casualty losses; and

     - unanticipated cost increases.

     Our anticipated costs and construction period for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by us in consultation with our architects and contractors. The cost of any project may vary significantly from initial expectations, and we may have a limited amount of capital resources to fund cost overruns on any project. If we cannot finance cost overruns on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The completion dates of any of our projects could also differ significantly from expectations for construction-related or other reasons. We cannot assure you that any project will be completed, if at all, on time or within established budgets. Significant delays or cost overruns on our projects could have a material adverse effect on our business, financial condition and results of operations.

     Many permits, licenses and approvals necessary for our current projects have not yet been obtained, including approval of the number of slot machines permitted to operate at Delta Downs and our license to operate them. Failure to obtain approval to operate slot machines, or a significant reduction in the number of slot machines that we are approved to operate at Delta Downs, would materially affect our ability to experience increased cash flow from Delta Downs and would reduce the value of the Delta Downs acquisition. The scope of the approvals required for projects of this nature is extensive, including gaming approvals, state and local land-use permits, building and zoning permits and liquor licenses. Unexpected changes or concessions required by local, state or federal regulatory authorities could involve significant additional costs and delay the scheduled openings of the facilities. We may not receive the necessary permits, licenses and approvals or obtain the necessary permits, licenses and approvals within the anticipated time frame. If we experience any of these problems, our ability to expand, develop or renovate any of our projects, including Delta Downs, could be adversely affected. For example, if we experience any of these problems, we may not be able to commence operations at Delta Downs in November 2001, or receive the applicable approvals to operate the number of slot machines at that location as currently anticipated, or at all.

     In addition, although we design our projects for existing facilities to minimize disruption of business operations, expansion and renovation projects require, from time to time, portions of the existing operations to be closed or disrupted. Any significant disruption in operations could have a significant adverse effect on our business, financial condition and results of operations.

IF WE ARE UNABLE TO FINANCE OUR EXPANSION, DEVELOPMENT AND RENOVATION PROJECTS AS WELL AS CAPITAL EXPENDITURES THROUGH CASH FLOW AND BORROWINGS UNDER OUR BANK CREDIT FACILITY, OUR EXPANSION, DEVELOPMENT AND RENOVATION EFFORTS WILL BE JEOPARDIZED.

     We intend to finance our current and future expansion, development and renovation projects primarily with cash flow from operations and borrowings under our bank credit facility. If we are unable to finance such projects in this manner, we will have to adopt one or more alternatives, such as reducing or delaying planned expansion, development and renovation projects as well as capital expenditures, selling assets, restructuring debt or obtaining additional equity financing or joint venture partners or modify our bank facility. These sources of funds may not be sufficient to finance our expansion, and other financing may not be available on acceptable terms, in a timely manner or at all. In addition, our existing indebtedness contains certain restrictions on our ability to incur additional indebtedness. If we are unable to secure additional financing, we could be forced to limit or suspend expansion, development and renovation projects, which may adversely affect our business, financial condition and results of operations.

WE MAY BE REQUIRED TO PAY OR PERFORM CERTAIN OBLIGATIONS PURSUANT TO AN UNLIMITED COMPLETION GUARANTY THAT WE ENTERED INTO IN CONNECTION WITH THE CONSTRUCTION OF THE BORGATA.

     A subsidiary of the entity that owns The Borgata entered into a $630 million credit agreement to provide financing for the development and construction of The Borgata. Pursuant to the terms of that credit agreement, we entered into an unlimited completion guaranty which requires us to guarantee the performance of certain obligations of that entity. Under the completion guarantee, if certain specified obligations are not met in connection with the construction of the project, we are required to bring the project into compliance. This may require us to provide additional funds to complete the construction. The completion guarantee is a senior unsecured obligation of Boyd Gaming. If we are required to provide additional funds to complete The Borgata, we may be required to seek consents or waivers from our existing lenders under the bank credit facility.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL GAMING REGULATION, WHICH MAY HARM OUR BUSINESS.

     We are subject to a variety of regulations in the jurisdictions in which we operate. Regulatory authorities at the federal, state and local level have broad powers with respect to the licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other actions, any one of which could have a significant adverse effect on our business, financial condition and results of operations. If additional gaming regulations are adopted in a jurisdiction in which we operate, such regulations could impose restrictions or costs that could have a significant adverse effect on us. From time to time, various proposals are introduced in the legislatures of some of the jurisdictions in which we have existing or planned operations that, if enacted, could adversely affect the tax, regulatory, operational or other aspects of the gaming industry and our company. Legislation of this type may be enacted in the future. The federal government has also previously considered a federal tax on casino revenues and may consider such a tax in the future. In addition, gaming companies are currently subject to significant state and local taxes and fees in addition to normal federal and state corporate income taxes, and such taxes and fees are subject to increase at any time. Any material increase in these taxes or fees could adversely affect us.

     Our directors, officers and key employees must also be approved by certain state regulatory authorities. If state regulatory authorities were to find a person occupying any such position unsuitable, we would be required to sever our relationship with that person. Certain public issuances of securities and certain other transactions by us also require the approval of certain state regulatory authorities.

A SUCCESSFUL CHALLENGE TO THE 1999 ILLINOIS LEGISLATION AUTHORIZING DOCKSIDE GAMING COULD REQUIRE US TO ELIMINATE DOCKSIDE GAMING OPERATIONS.

     In June 1999, Illinois passed an amendment to the Illinois Riverboat Gambling Act to permit casinos to offer continuous dockside gaming with unlimited ingress and egress. In addition to legalizing dockside gaming, the amendment authorized the non-operational license in East Dubuque to relocate to a new home dock. The licensee applied for renewal of its license and to relocate its operation to Rosemont, Illinois. A group of plaintiffs filed a lawsuit requesting the court to declare that the 1999 amendment violates the Illinois and U.S. Constitutions because the grant of the Rosemont license amounted to "special legislation." If a court invalidates the grant of the Rosemont license, all of the provisions of the 1999 amendment, including the provisions legalizing dockside gaming, would be invalidated. In such event, we would be required to resume cruising at our dockside gaming activities at our Par-A-Dice Casino until such time as the Illinois legislature passed a law reauthorizing dockside gaming. On January 25, 2001, the court dismissed the lawsuit concluding that the plaintiffs lacked standing. The plaintiffs filed a notice of appeal, but it is uncertain as to whether the plaintiffs have timely filed the record on appeal. Therefore, it is uncertain if the plaintiffs properly perfected their appellate rights. If, however, the challenge to the Illinois Act is on-going, there is no assurance that the Illinois Act will be upheld as constitutional. The loss of dockside gaming at our Par-A-Dice Casino could adversely affect our financial results.

RIVERBOATS AND DOCKSIDE FACILITIES ARE SUBJECT TO RISKS RELATING TO WEATHER OR MECHANICAL FAILURE AND MUST COMPLY WITH APPLICABLE REGULATIONS.

     Gaming operations conducted on riverboat casinos or at dockside facilities could be lost from service for a variety of reasons, including casualty, forces of nature, mechanical failure or extended or extraordinary maintenance.

     Our riverboats must comply with U.S. Coast Guard requirements as to boat design, on-board facilities, equipment, personnel and safety. Each riverboat must hold a Certificate of Inspection or must be approved by the American Bureau of Shipping for stabilization and floatation, and may also be subject to local zoning and building codes. The U.S. Coast Guard requirements establish design standards, set limits on the operation of the vessels and require individual licensing of all personnel involved with the operation of the vessels. Loss of a vessel's Certificate of Inspection or American Bureau of Shipping approval would preclude its use as a casino.

     U.S. Coast Guard regulations require a hull inspection for all riverboats at five-year intervals. Under certain circumstances, extensions may be approved. The U.S. Coast Guard may require that such hull inspections be conducted at a U.S. Coast Guard-approved dry-docking facility, and if so required, the travel to and from such docking facility, as well as the time required for inspections of the Treasure Chest, Par-A-Dice and Blue Chip riverboats, could be significant. The loss of a dockside casino or riverboat casino from service for any period of time could adversely affect our business, financial condition and results of operations.

WE DRAW A SIGNIFICANT PERCENTAGE OF OUR CUSTOMERS FROM LIMITED GEOGRAPHIC REGIONS AND BY AIR TRAVEL. CHANGES ADVERSELY IMPACTING THESE REGIONS, OR THE AIRLINE INDUSTRY, MAY ALSO IMPACT OUR BUSINESS.

     The California, Fremont and Main Street Station draw a substantial portion of their customers from the Hawaiian market. During the fiscal year ended December 31, 2000, patrons from Hawaii comprised approximately 67% of the room nights sold at the California, 57% at the Fremont and 51% at Main Street Station. An increase in fuel costs or transportation prices, a decrease in airplane seat availability or a deterioration of relations with tour and travel agents, as they affect travel between the Hawaiian market and our facilities, could adversely affect our business, financial condition and results of operations.

     Our Las Vegas properties also draw a substantial number of customers from certain other specific geographic areas, including Southern California, Arizona, Las Vegas and the Midwest. With the amendment of the California Constitution, Native American casinos may divert potential visitors away from Nevada, which could negatively affect Nevada gaming markets. Each of our other properties depends primarily on visitors from their respective surrounding regions. Adverse economic conditions in any of these regions could have a significant adverse effect on our business, financial condition and results of operations.

     In addition, to the extent that the airline industry is negatively impacted due to terrorist or similar activity, increased security restrictions or the public's general reluctance to travel, our business, financial condition and results of operation could be significantly adversely affected.

ENERGY PRICE INCREASES MAY ADVERSELY AFFECT OUR COST OF OPERATIONS AND OUR REVENUES.

     Our casino properties use significant amounts of electricity, natural gas and other forms of energy. While no shortages of energy have been experienced, the recent substantial increases in the cost of electricity and natural gas in the United States have and may continue to negatively affect our operating results. The extent of the impact is subject to the magnitude and duration of the energy price increases, but this impact could be material. In addition, energy price increases in cities that constitute a significant source of customers for our properties could result in a decline in disposable income of potential customers and a corresponding decrease in visitation and spending at our properties, which would negatively impact revenues.

THE BOYD FAMILY OWNS A CONTROLLING INTEREST IN OUR CAPITAL STOCK AND MAY SIGNIFICANTLY INFLUENCE OUR AFFAIRS.

     William S. Boyd, our Chairman and Chief Executive Officer, together with his immediate family, beneficially owned approximately 49% of our outstanding shares of common stock as of June 30, 2001. As a result, the Boyd family has the ability to significantly influence our affairs, including the election of our directors and, except as otherwise provided by law, approving or disapproving other matters submitted to a vote of our stockholders, including a merger, consolidation or sale of assets. In addition, if the Boyd family were to sell its shares to a single investor or limited group of investors, resulting in those investors' beneficial ownership of 50% or more of our voting stock, a change in control could be deemed to have occurred in connection with the notes.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange of the exchange notes for the old notes pursuant to the exchange offer.

     We used the aggregate net proceeds from the offering of the old notes, which were approximately $194 million, after deducting selling and offering expenses, to:

     - repay $125 million of revolving loans under our bank credit facility; and

     - permanently repay an aggregate of $69 million of the term loans B and C under our bank credit facility.

     In addition, when we receive our license to operate slot machines at Delta Downs we will reborrow $65 million of revolving loans under our bank credit facility to repay the note we owe to the entities that sold Delta Downs to us. Accordingly, the proceeds from the issuance of the old notes are indirectly being used to finance our acquisition of Delta Downs. See "Description of Other Indebtedness." We expect the casino to begin operations as early as November 2001, however, we can provide no assurances that we will commence operations as expected.

     Borrowings under our bank credit facility mature in June 2003 and bear interest based on the agent bank's reference rate or the eurodollar rate, at our discretion. As of June 30, 2001, the blended interest rate under the bank credit facility was 6.8% per annum. As of June 30, 2001, the interest rate on the Delta Downs note was 7.0% per annum. See "Description of Other Indebtedness."

                                 CAPITALIZATION

     The following table sets forth our cash position and our historical consolidated capitalization:

     - as of June 30, 2001;

     - as adjusted to give effect to the completion of the offering of the old notes (and the application of the net proceeds of $194 million from the offering of the old notes) as if such transaction occurred on June 30, 2001; and

     - pro forma for the repayment of the Delta Downs note, as if such transaction occurred on June 30, 2001.

                                                                     AS OF JUNE 30, 2001
                                                        ----------------------------------------------
                                                                                           PRO FORMA
                                                                     AS ADJUSTED FOR     FOR REPAYMENT
                                                                     THE OFFERING OF     OF THE DELTA
                                                         ACTUAL       THE OLD NOTES       DOWNS NOTE
                                                        --------   -------------------   -------------
                                                                        (IN MILLIONS)
Cash and cash equivalents.............................  $   83.9        $   83.9           $   83.9
                                                        ========        ========           ========
Long-term debt (including current maturities):
  Bank credit facility(1).............................  $  586.1        $  392.1           $  457.1
  Delta Downs note(2).................................      65.0            65.0                 --
  9.25% senior notes due 2003.........................     200.0           200.0              200.0
  9.25% senior notes due 2009.........................        --           200.0              200.0
  9.50% senior subordinated notes due 2007............     250.0           250.0              250.0
  Other...............................................       7.0             7.0                7.0
                                                        --------        --------           --------
     Total long-term debt.............................   1,108.1         1,114.1            1,114.1
Stockholders' equity..................................     344.7           344.7              344.7
                                                        --------        --------           --------
Total capitalization..................................  $1,452.8        $1,458.8           $1,458.8
                                                        ========        ========           ========

---------------

(1) At June 30, 2001, the outstanding borrowings under our $700 million bank credit facility consisted of $388.8 million of borrowings under our $500 million revolving credit facility and $197.3 million interim loans. As of June 30, 2001, as adjusted for the completion of the offering of the old notes and pro forma for the repayment of the Delta Downs note, approximately $171.1 million would have been available for future borrowing under our bank credit facility. Until The Borgata is open, we must maintain not less than $50 million of unused availability under our bank credit facility.

(2) We entered into this secured note on May 31, 2001 in connection with our acquisition of Delta Downs. When we receive our license to operate slot machines at Delta Downs, we will repay the Delta Downs note by borrowing $65 million from our revolving credit facility. For a description of this note, see "Description of Other Indebtedness -- Delta Downs Promissory Note."

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data presented below is derived from our audited consolidated financial statements, except for the financial data for the six month periods ended June 30 which is derived from our unaudited condensed consolidated financial statements which include all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of our results of operations for such periods. Certain amounts have been reclassified from those previously reported. See Note 17 to the consolidated financial statements included in this prospectus. The results of operations for the six months ended June 30, 2001 are not necessarily indicative of the results for the full year. The summary data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the notes thereto included in this prospectus, as well as those incorporated by reference in this prospectus.

                                                                                      SIX MONTHS
                           SIX MONTHS ENDED                                             ENDED        FISCAL YEAR ENDED
                               JUNE 30,           FISCAL YEAR ENDED DECEMBER 31,     DECEMBER 31,        JUNE 30,
                          -------------------   ----------------------------------   ------------   -------------------
                            2001       2000        2000        1999        1998          1997         1997       1996
                          --------   --------   ----------   ---------   ---------   ------------   --------   --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
Gaming revenues.........  $462,465   $441,118   $  868,983   $ 733,677   $ 722,124     $323,707     $573,782   $548,167
Food and beverage
  revenues..............    81,827     79,731      160,139     158,982     161,582       78,658      151,261    142,420
Room revenues...........    39,409     37,700       75,114      71,478      74,053       38,330       74,209     69,645
Other revenues..........    39,994     36,071       73,125      69,988      70,903       39,074       58,311     49,895
Management fees and
  joint venture.........        --      3,815        3,815      47,463      40,206       20,310       42,747     41,576
Termination fee, net....        --     70,988       70,988          --          --           --           --         --
Promotional
  allowances............   (61,993)   (57,163)    (120,626)   (110,663)   (108,229)     (50,744)     (91,396)   (84,939)
                          --------   --------   ----------   ---------   ---------     --------     --------   --------
Net revenues............   561,702    612,260    1,131,538     970,925     960,639      449,335      808,914    766,764
Total operating
  expense...............   497,984    469,740      951,985     834,314     836,951      391,189      853,340    665,978
                          --------   --------   ----------   ---------   ---------     --------     --------   --------
Operating income
  (loss)................    63,718    142,520      179,553     136,611     123,688       58,146      (44,426)   100,786
Interest income.........         2        462        1,807         253         365          261          650      1,174
Interest expense, net...   (39,407)   (39,368)     (79,303)    (69,230)    (74,162)     (37,571)     (61,672)   (52,360)
                          --------   --------   ----------   ---------   ---------     --------     --------   --------
Income (loss) before
  provision (benefit)
  for income taxes,
  cumulative effect of a
  change in accounting
  principle and
  extraordinary items...    24,313    103,614      102,057      67,634      49,891       20,836     (105,448)    49,600
Provision (benefit) for
  income taxes..........     9,847     39,892       39,292      27,595      21,291        8,736      (34,025)    20,021
                          --------   --------   ----------   ---------   ---------     --------     --------   --------
Income (loss) before
  cumulative effect of a
  change in accounting
  principle and
  extraordinary items...    14,466     63,722       62,765      40,039      28,600       12,100      (71,423)    29,579
Cumulative effect of a
  change in accounting
  for start-up
  activities, net of
  tax...................        --         --           --      (1,738)         --           --           --         --
                          --------   --------   ----------   ---------   ---------     --------     --------   --------
Income (loss) before
  extraordinary items...    14,466     63,722       62,765      38,301      28,600       12,100      (71,423)    29,579
Extraordinary items, net
  of tax................        --         --           --          --          --       (7,240)      (6,069)    (1,435)
                          --------   --------   ----------   ---------   ---------     --------     --------   --------
Net income (loss).......  $ 14,466   $ 63,722   $   62,765   $  38,301   $  28,600     $  4,860     $(77,492)  $ 28,144
                          ========   ========   ==========   =========   =========     ========     ========   ========

                                                                                      SIX MONTHS
                           SIX MONTHS ENDED                                             ENDED        FISCAL YEAR ENDED
                               JUNE 30,           FISCAL YEAR ENDED DECEMBER 31,     DECEMBER 31,        JUNE 30,
                          -------------------   ----------------------------------   ------------   -------------------
                            2001       2000        2000        1999        1998          1997         1997       1996
                          --------   --------   ----------   ---------   ---------   ------------   --------   --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
PER SHARE DATA:
Basic and diluted net
  income (loss) per
  common share:
    Income (loss) before
      cumulative effect
      of a change in
      accounting
      principle and
      extraordinary
      items.............  $   0.23   $   1.02   $     1.01   $    0.65   $    0.46     $   0.20     $  (1.19)  $   0.52
    Cumulative effect of
      a change in
      accounting for
      start-up
      activities, net of
      tax...............        --         --           --       (0.03)         --           --           --         --
    Extraordinary
      items.............        --         --           --          --          --        (0.12)       (0.10)     (0.03)
                          --------   --------   ----------   ---------   ---------     --------     --------   --------
    Net income (loss)...  $   0.23   $   1.02   $     1.01   $    0.62   $    0.46     $   0.08     $  (1.29)  $   0.49
                          ========   ========   ==========   =========   =========     ========     ========   ========
    Dividends on Common
      Stock.............        --         --           --          --          --           --           --         --
    Weighted average
      common shares:
         Basic..........    62,235     62,229       62,232      62,124      61,749       61,525       60,248     57,058
         Diluted........    62,248     62,303       62,278      62,293      61,850       61,786       60,248     57,058
OTHER FINANCIAL DATA:
  EBITDA(a).............  $112,756   $117,548   $  203,939   $ 212,218   $ 203,020     $ 93,243     $157,636   $171,416
  Cash flow from
    operating
    activities..........    72,153    150,393      213,127     159,147     121,749       57,742       82,009    103,879
  Cash flow used in
    investing
    activities..........  (100,044)   (62,821)    (246,699)   (357,120)    (57,511)    (125,226)    (250,311)  (105,734)
  Cash flow from (used
    in) financing
    activities..........    23,770   (101,695)      35,439     208,228     (66,578)      90,811      174,542    (32,334)
  Depreciation and
    amortization........    48,626     43,684       90,480      74,118      73,407       35,097       67,242     60,626
  Ratio of earnings to
    fixed charges(b)....      1.4x       3.4x         2.1x        1.9x        1.7x         1.6x           (c)      1.8x

                                                                          DECEMBER 31,                            JUNE 30,
                                            JUNE 30,    -------------------------------------------------   ---------------------
                                              2001         2000         1999         1998         1997         1997        1996
                                           ----------   ----------   ----------   ----------   ----------   ----------   --------
                                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..............  $   83,938   $   88,059   $   86,192   $   75,937   $   78,277   $   55,220   $ 48,980
  Total assets...........................   1,684,527    1,577,614    1,443,981    1,146,256    1,152,415    1,030,185    953,425
  Long-term debt.........................   1,108,063    1,019,298      983,893      776,851      844,760      741,633    594,839
  Stockholders' equity...................     344,736      329,778      266,979      227,306      197,141      191,316    233,257

---------------

(a) EBITDA consists of operating income plus depreciation, amortization, preopening expenses of $4.9 million in 2000 and $1.5 million in 1999 and a restructuring charge of $5.9 million in 1998 and minus $71.0 million of net fees received from the termination of the Silver Star management agreement in 2000. EBITDA information is presented solely as a supplemental disclosure because we believe that it is a widely used measure of operating performance in the gaming industry and for companies with a significant amount of depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles), as an indicator of our operating performance, or as an alternative to cash flow from operating activities (as determined in accordance with general accepted accounting principles) as a measure of liquidity. We have significant uses for our cash flow, including capital expenditures and debt principal repayments that are not reflected in EBITDA. It shall also be noted that not all gaming companies that report EBITDA information calculate EBITDA in the same manner as we do.

(b) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, cumulative effect of a change in accounting principle and extraordinary items plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs.

(c) Earnings were insufficient to cover fixed charges by $109 million for the fiscal year ended June 30, 1997.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     We are a multi-jurisdictional gaming company that has operated successfully for over 25 years. We currently own and operate twelve gaming facilities, one of which is expected to commence casino operations as early as November 2001, however, we can provide no assurances that we will commence operations as expected. Our facilities are located in eight distinct gaming markets in five states.

     Our business strategy is to provide our customers with a high-quality casino entertainment experience at an affordable price. We emphasize customer service and offer a comfortable environment in order to develop and maintain customer loyalty. We offer a variety of amenities to complement our guests' gaming experience, such as quality hotel rooms, varied dining choices and appealing entertainment options. We draw upon our extensive experience in the gaming industry to make each of our facilities appealing to a broad range of customers and employ a variety of marketing and promotional activities to attract these customers. We regularly invest in our facilities to maintain their quality, appeal and competitiveness. In evaluating new opportunities, we seek gaming markets with strong demographics, good locations and limited potential for new competition that will enable us to obtain a competitive advantage and strong returns on investment.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain operating data for our properties. As used herein, "Boulder Strip Properties" consist of Sam's Town Hotel and Gambling Hall, the Eldorado Casino and Jokers Wild Casino; "Downtown Properties" consist of the California Hotel and Casino, the Fremont Hotel and Casino, Main Street Station Casino, Brewery and Hotel and Vacations Hawaii, our wholly-owned travel agency which operates for the benefit of the Downtown casino properties; and "Central Region Properties" consist of Sam's Town Hotel and Gambling Hall in Tunica County, Mississippi, Par-A-Dice Hotel and Casino, Treasure Chest Casino, Blue Chip Casino, and management fee income from Silver Star Resort and Casino (through January 31, 2000). Net revenues displayed in this table and discussed in this section are net of promotional allowances; as such, references to casino, room, and food and beverage revenues do not agree with the amounts on the Consolidated Statements of Operations. For the purpose of this table, information enclosed therein excludes corporate expense, including related depreciation and amortization, preopening expense and the termination fee.

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                 2000        1999       1998
                                                              ----------   --------   --------
                                                                       (IN THOUSANDS)
Net revenues
  Stardust..................................................  $  150,048   $144,950   $159,199
  Boulder Strip Properties..................................     171,794    185,103    190,820
  Downtown Properties(a)....................................     223,819    217,189    206,120
  Central Region Properties.................................     514,889    423,683    404,500
                                                              ----------   --------   --------
          Total properties..................................  $1,060,550   $970,925   $960,639
                                                              ==========   ========   ========
Operating income
  Stardust..................................................  $    1,286   $  2,182   $ 10,326
  Boulder Strip Properties(b)...............................       8,126     20,631     24,690
  Downtown Properties.......................................      25,989     22,735     13,390
  Central Region Properties(b)(c)...........................     103,455    121,538    102,932
                                                              ----------   --------   --------
          Total properties..................................  $  138,856   $167,086   $151,338
                                                              ==========   ========   ========

---------------

(a) Includes revenues related to Vacations Hawaii, our Honolulu Travel Agency, of $42.1 million, $37.5 million and $32.3 million, respectively, for the years ended December 31, 2000, 1999 and 1998.

(b) Before preopening expense.

(c) Before restructuring charge.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

  REVENUES

     Consolidated net revenues before the termination fee increased 9.2% for the year ended December 31, 2000 compared to 1999. Company-wide casino revenues increased 18.0%, while food and beverage revenues and room revenues remained virtually unchanged. The increase in net revenues is due primarily to the acquisition of Blue Chip in November 1999. Blue Chip contributed $181 million in net revenues during 2000 compared to $23 million during 1999. Partially offsetting the increase related to Blue Chip were declines in net revenues at Sam's Town Las Vegas, Sam's Town Tunica and Treasure Chest of 8.4%, 15.4% and 14.4%, respectively. The declines in net revenues at both Sam's Town operations are primarily due to significant construction disruption as well as the competitive environment in their respective gaming markets. The decline in net revenues at Treasure Chest is due primarily to intense promotional competition from its land-based competitor. Also offsetting the increase in net revenues from Blue Chip is the January 2000 termination of the management contract for Silver Star which contributed $3.8 million in revenues during 2000 compared to $47 million during 1999.

  OPERATING INCOME

     For the year ended December 31, 2000 consolidated operating income before preopening expense and termination fee decreased 17.8% to $113 million from $138 million during 1999. The acquisition of Blue Chip contributed $62 million of operating income during 2000 and Silver Star (which terminated in January 2000) contributed $3.8 million in operating income during 2000 compared to operating income of $7.8 million from Blue Chip and $46 million from Silver Star during 1999. Offsetting the effects of Blue Chip and Silver Star were declines in operating income at Sam's Town Las Vegas, Sam's Town Tunica and Treasure Chest mainly related to their decline in revenues.

  STARDUST

     For the year ended December 31, 2000, net revenues at the Stardust increased 3.5% compared to 1999. Casino revenues increased 0.7% due primarily to an increase in slot wagering. Room revenues declined 1.4% due mainly to a 2.5% decline in available rooms as a result of the closure of the motor inn rooms in 1999. Operating income declined 41% to $1.3 million during 2000 compared to $2.2 million during 1999 due to the competitive environment on the Las Vegas Strip as well as an increase in showroom expenses. Operating results during 1999 were impacted by a renovation project that was completed at the end of 1999.

  BOULDER STRIP PROPERTIES

     For the year ended December 31, 2000, net revenues at the Boulder Strip Properties declined 7.2% compared to the year ended December 31, 1999. The decline is mainly attributable to construction disruption related to the Sam's Town Las Vegas' renovation and expansion project as well as increased competition. Sam's Town Las Vegas' renovation and expansion project was substantially complete at December 31, 2000. We are revamping and enhancing our marketing programs for Sam's Town Las Vegas to build revenues following the disruptive construction period. Casino revenues at the Boulder Strip Properties declined 3.9% due to declines in slot and table game wagering and non-gaming revenues declined 19.7% due mainly to the permanent closure of Sam's Town Las Vegas' Western Emporium. Operating income at the Boulder Strip Properties declined 61% during 2000 as compared to 1999. The decline in operating income is primarily attributable to the decline in net revenues.

  DOWNTOWN PROPERTIES

     Net revenues at the Downtown Properties increased 3.1% during the year ended December 31, 2000 compared to 1999. The increase is attributable to a 12.1% increase in net revenues at Vacations Hawaii. Hawaiian customers comprise a significant portion of the available room nights at these Downtown casino properties. Operating income at the Downtown Properties increased $3.3 million or 14.3% during 2000 compared to 1999. The increase in operating income is primarily attributable to cost consolidation efforts and more effective marketing at the Downtown casino properties.

  CENTRAL REGION

     During the year ended December 31, 2000, net revenues from the Central Region increased 22% compared to 1999. The majority of the increase is due to the November 1999 acquisition of Blue Chip, which contributed $181 million in net revenues during 2000 as compared to $23 million during 1999. Also contributing to the increase in net revenues was a 10.2% increase at Par-A-Dice due mainly to the change to dockside operations in June 1999. Sam's Town Tunica and Treasure Chest experienced declines in net revenues of 15.4% and 14.4%, respectively, due to their highly competitive environments as well as significant construction disruption at Sam's Town Tunica involving its main entry, casino and restaurant operations. The renovation project at Sam's Town Tunica was substantially complete at December 31, 2000. We are aggressively marketing all aspects of the Sam's Town Tunica property to build revenues following the disruptive construction period. Management fees from Silver Star declined $44 million as the management contract was terminated on January 31, 2000. Operating income in the Central Region declined 14.9% during 2000 as compared to 1999. The increase in operating income from the acquisition of Blue Chip as well as the increase in net revenues at Par-A-Dice did not offset the declines in operating income related to the reduction in net revenues from Treasure Chest, termination of the management contract and related fee income from Silver Star or the operating loss of $9.8 million experienced at Sam's Town Tunica.

  TERMINATION FEE

     On October 20, 1999, we agreed to terminate our management contract with the Tribe prior to the contract's expiration date in June 2001 in exchange for a one-time payment of $72 million. Pursuant to that agreement, we continued to manage Silver Star under the terms of the management contract through January 31, 2000, at which time the Tribe made the one-time termination payment and we recorded the termination fee, net of certain expenses.

  OTHER EXPENSES

     Depreciation and amortization expense increased 22% during the year ended December 31, 2000 compared to 1999, primarily as a result of depreciation and amortization expense related to the fixed assets, intangible license rights and deferred acquisition costs of Blue Chip (acquired in November 1999).

     Preopening expense increased $3.4 million during the year ended December 31, 2000 compared to 1999 due primarily to an increase in our share of preopening expense in The Borgata, our Atlantic City joint venture, as well as a result of unsuccessful efforts to assist in the development and operation of a Rhode Island Indian casino with the Narragansett Indian Tribe.

  OTHER INCOME (EXPENSE)

     Other income and expense is primarily comprised of interest expense, net of capitalized interest. Net interest expense increased by $10.1 million during the year ended December 31, 2000 compared to 1999. The increase is primarily attributable to higher average debt levels as a result of the borrowings related to the November 1999 acquisition of Blue Chip. Net interest expense was partially offset by $6.3 million in capitalized interest costs during 2000 compared to $1.8 million during 1999.

  NET INCOME

     As a result of these factors, we reported net income of $63 million and $38 million, respectively, during the years ended December 31, 2000 and 1999.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

  REVENUES

     Consolidated net revenues increased 1.1% during the year ended December 31, 1999 compared to the year ended December 31, 1998. Company-wide casino revenues increased 1.4%, food and beverage revenues declined 2.6% and room revenues declined 3.6%. Net revenues from the Nevada Region decreased 1.6% during 1999 compared to 1998 due to a 5.4% increase at the Downtown Properties, offset by declines of 8.9% at the Stardust and 3.0% at the Boulder Strip Properties. The decline in net revenues at the Stardust is attributable in part to increased competition on the Las Vegas Strip as well as construction disruption related to its year-long renovation project that was substantially completed by the end of 1999. The decline in net revenues at the Boulder Strip Properties is attributable to the competitive environment on the Boulder Strip as well as construction disruption experienced at Sam's Town Las Vegas related to its $84 million renovation and expansion project that began in August 1999. Net revenues in the Central Region increased 4.7% during the year ended December 31, 1999 compared to the year ended December 31, 1998. The increase is attributable, in part, to the acquisition of Blue Chip Casino on November 10, 1999, a 15.2% increase at Par-A-Dice due to the change to dockside operations which began on June 26, 1999, and an 18.0% increase from Silver Star due mainly to the July 1, 1999 increase in the management fee percentage from 30% to 40% of operating income. These increases in the Central Region were partially offset by a decline in net revenues due to the closure of the Sam's Town Kansas City property on July 15, 1998.

  OPERATING INCOME

     For the year ended December 31, 1999, consolidated operating income before preopening expense and impairment and restructuring charges increased by 6.5% to $138 million compared to $130 million in the prior year. Operating income in the Nevada Region declined 5.9% as the 70% gain experienced at the Downtown Properties did not overcome the declines experienced at the Stardust and the Boulder Strip due to increased competition and construction disruption at the Stardust and Sam's Town Las Vegas. In the Central Region, operating income increased 18.1% due to the acquisition of Blue Chip Casino, a 37% increase in operating income at Par-A-Dice due to the change to dockside operations which began on June 26, 1999 and an 18.5% increase at Silver Star related to the change in the management fee percentage from 30% to 40% of operating income. These increases were offset by declines in operating income at Sam's Town Tunica (24%) and Treasure Chest (18.2%) due to increased competition in their respective gaming markets.

  STARDUST

     For the year ended December 31, 1999, net revenues at the Stardust declined by 8.9% versus the prior year due to increased competition as well as construction disruption related to the year-long renovation project that was substantially completed by the end of 1999. Casino revenues declined 8.5% due primarily to a decline in slot and table game wagering. Room revenues declined 11.0% resulting from a 25% decline in the number of available rooms due to the April 1999 closure of motor inn rooms and the renovation of guest rooms in both hotel towers. Operating income declined 79% to $2.2 million during 1999 from $10.3 million in 1998. Operating income margin declined to 1.5% during 1999 from 6.3% in 1998. These declines in operating income and operating income margin are a result of the decline in revenues.

  BOULDER STRIP PROPERTIES

     Net revenues at the Boulder Strip Properties declined 3.0% during the year ended December 31, 1999 compared to the year ended December 31, 1998 due mainly to construction disruption related to the ongoing $84 million renovation and expansion project at Sam's Town Las Vegas, which began during the last half of 1999. Casino revenues remained virtually unchanged as a slight increase in slot win percentage offset a 7.5% decline in table game wagering. Non-gaming revenues declined 14.3% due primarily to the permanent closure of Sam's Town Las Vegas' Western Emporium in September 1999 as part of the property's renovation and expansion project. During 1999, operating income decreased 16.4% or $4.1 million compared to 1998. Operating income margin declined to 11.1% for 1999 compared to 12.9% for 1998. The decline in operating income and margin is attributable to the decline in revenues, an increase in marketing expense for 1999 compared to 1998 and the inventory liquidation of the Western Emporium.

  DOWNTOWN PROPERTIES

     Net revenues at the Downtown Properties increased 5.4% during 1999 compared to 1998. Casino revenues increased 3.9% due primarily to increased slot wagering at each of the Downtown casino properties. Non-gaming revenues during the year ended December 31, 1999 increased 6.3% compared to 1998 due to a 16.0% increase in revenues related to Vacations Hawaii, our Honolulu travel agency. Hawaiian customers comprise a significant portion of the available room nights at these Downtown casino properties. Operating income at the Downtown Properties increased $9.3 million or 70% during 1999 compared to 1998, and operating income margin increased to 10.4% during 1999 from 6.5% during 1998. These increases in operating income and operating income margin are attributable to the increase in net revenues coupled with cost consolidation and effective marketing at the Downtown casino properties.

  CENTRAL REGION

     Net revenues from the Central Region increased 4.7% during 1999 compared to 1998. The increase is attributable, in part, to Blue Chip Casino, which generated $23.2 million in revenues from the November 10, 1999 date of acquisition through the end of calendar 1999, as well as a 15.2% increase in revenues at Par-A-Dice and an 18.0% increase in management fees from Silver Star. The increase at Par-A-Dice is due mainly to the change to dockside operations which began in Illinois on June 26, 1999. The increase in revenues at Silver Star is due mainly to the increase in the management fee percentage from 30% to 40% of operating income on July 1, 1999 pursuant to the terms of the management agreement. Net revenues at Treasure Chest declined 1.3% and net revenues at Sam's Town Tunica declined 4.8% due to reductions in slot and table game wagering related to increased competition in both gaming markets. Operating income for the Central Region increased to $122 million during 1999 from $103 million during 1998 due primarily to the acquisition of Blue Chip Casino and the increase in net revenues at Par-A-Dice and Silver Star, partially offset by declines in operating income at Sam's Town Tunica and Treasure Chest.

  OTHER EXPENSES

     Depreciation expense remained virtually unchanged during 1999 compared to 1998 as an increase in depreciation expense related to the fixed assets of Blue Chip Casino (acquired on November 10, 1999) was offset by declines related to fully depreciated fixed assets at certain properties that have been operating for over five years. Amortization expense of intangible license rights and acquisition costs increased 10.0% during 1999 compared to 1998 due to the acquisition of Blue Chip Casino. Preopening expense during 1999 was $1.5 million and relates primarily to our share of preopening expense in The Borgata, our Atlantic City joint venture.

  OTHER INCOME (EXPENSE)

     Other income and expense is primarily comprised of interest expense. Interest expense decreased by $4.9 million during the year ended December 31, 1999 compared to the prior year. The decline is attributable to lower average debt levels during the year combined with a decline in interest rates on floating rate debt. In addition, we capitalized $1.8 million in interest costs during 1999. There were no such costs capitalized during the year ended December 31, 1998.

  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING FOR START-UP ACTIVITIES

     We reported a charge of $1.7 million, net of $0.9 million in tax benefits, as the cumulative effect of a change in accounting for start-up activities. The American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" that required us to expense certain previously capitalized costs of start-up activities as the cumulative effect of a change in accounting principle.

  NET INCOME

     As a result of these factors, we reported net income of $38.3 million and $28.6 million, respectively, during the years ended December 31, 1999 and 1998.

LIQUIDITY AND CAPITAL RESOURCES

  CASH FLOW FROM OPERATING ACTIVITIES AND WORKING CAPITAL

     During 2000, we generated operating cash flow of $213 million compared to $159 million during 1999. The increase in operating cash flow is primarily attributable to the $72 million termination payment received from Silver Star as well as the incremental earnings from Blue Chip, which was acquired in November 1999, partially offset by declines in earnings principally at Sam's Town Tunica, Treasure Chest and Sam's Town Las Vegas. As of December 31, 2000 and 1999, we had balances of cash and cash equivalents of $88 million and $86 million, respectively, and a working capital deficit of $28 million at December 31, 2000 compared to working capital of $5.7 million at December 31, 1999. We have historically operated with minimal or negative levels of working capital in order to minimize borrowings and related interest costs under the bank credit facility.

  CASH FLOW FROM INVESTING ACTIVITIES

     We are committed to continually maintaining and enhancing our existing facilities, most notably by upgrading and remodeling our casinos, hotel rooms, restaurants and other public spaces, and by providing the latest slot machines for our customers. Our capital expenditures primarily related to these purposes were approximately $59 million and $60 million, respectively, during the years ended December 31, 2000 and 1999. In addition to these capital expenditures, we expanded and/or renovated Sam's Town Las Vegas and Sam's Town Tunica. Capital expenditures for these projects were approximately $81 million in 2000. During 1999, the Company incurred approximately $19 million in capital expenditures for the renovation of the Stardust and incurred approximately $13 million in capital expenditures for the renovation and expansion of Sam's Town Las Vegas.

     On November 10, 1999, we acquired the Blue Chip Casino, a riverboat casino in Michigan City, Indiana for $261 million in net cash. Included as part of the acquisition was a partially constructed hotel and parking facility attached to the existing casino complex. The hotel opened in February 2000. We funded the acquisition and completion of the project from borrowings under our bank credit facility.

     During 2000, we invested $102 million in our unconsolidated subsidiaries, substantially all of which relates to our Atlantic City joint venture as compared to $4.7 million during 1999. See "-- Expansion and Other Projects."

  CASH FLOW FROM FINANCING ACTIVITIES

     Substantially all of the funding for our acquisitions and renovation and expansion projects comes from cash flow from existing operations as well as debt financing. Cash flow provided by financing activities totaled $35 million during 2000, substantially all of which was borrowed from our bank credit facility. During 1999, cash flow provided by financing activities totaled $208 million, substantially all of which was borrowed from our bank credit facility to partially fund the acquisition of Blue Chip and other capital expenditures.

  EXPANSION AND OTHER PROJECTS

     The Borgata. Our subsidiary, Boyd Atlantic City, Inc., or BAC, owns half of the membership interests in Marina District Development Holding Co., LLC, or the Holding Company. MAC, Corp., or MAC, a subsidiary of MGM MIRAGE, owns the other half of the membership interests. The Holding Company owns all of the membership interests of Marina District Development Company, LLC, or the Operating Company. The Operating Company is developing The Borgata, a casino resort in Atlantic City. We, through BAC, will control the development and operation of The Borgata. The Borgata will be constructed on property adjacent to and connected to MGM MIRAGE's planned wholly-owned resort. The operating agreement contemplates a total project cost of $1.035 billion for The Borgata. We expect to open The Borgata during the summer of 2003.

     The operating agreement requires us and MGM MIRAGE to make equity contributions aggregating $207 million each towards the development of The Borgata. We have invested $107 million as of June 30, 2001, while MGM MIRAGE has contributed land, personal property and intangible property valued at $90 million and cash of $17 million. We expect that we will each invest an additional $75 million between now and March 31, 2002, and post a letter of credit for the remaining $25 million.

     The remaining $621 million of total project costs will be drawn from a $630 million credit agreement that a subsidiary of the Operating Company entered into on December 13, 2000. Under the terms of this agreement, no dividends or funds may be advanced to us except for our share of taxes based on income or upon achievement of certain performance milestones. Except for an unlimited completion guaranty, pursuant to which we have agreed to guaranty performance of certain obligations of this entity, the credit agreement is non-recourse to us and MGM MIRAGE. If we contribute additional cash, there will be no proportionate increase in our ownership of The Borgata.

     Customer Information System. We have undertaken a Customer Information System, or CIS, project that will standardize our customer tracking systems. The purpose of the CIS project is to link all points of customer contact at a particular property to enable us to better monitor customer activity in order to enhance and direct marketing efforts. For the year ended December 31, 2000, we incurred $10.9 million in costs associated with the CIS project, $9.5 million of which has been capitalized. We expect to spend $10 million in 2001 on the next phases of the CIS project. We have incurred $23 million in cumulative costs related to the CIS project, $21 million of which has been capitalized. We have never undertaken a technology project of this magnitude and may experience difficulties in the integration and implementation of this project. In addition, given the inherent difficulties of a project of this magnitude and the resources required, the timing and costs involved could differ materially from those that we anticipate. There can be no assurance that the CIS project will be completed successfully, on schedule, or within budget.

     Substantial funds are required for the completion of The Borgata and the CIS project. There can be no assurances that any of the above mentioned projects will go forward on a timely basis, if at all, or ultimately become operational. The source of funds required to meet our working capital needs (including maintenance capital expenditures) is expected to be cash flow from operations and availability under our bank credit facility. The source of funds for our expansion and other projects may come from cash flow from operations and availability under our bank credit facility, incremental bank financing, additional debt or equity offerings, joint venture partners or other sources. No assurance can be given that additional financing will be available or that, if available, such financing will be obtainable on terms favorable to us or our stockholders.

     The Borgata project is subject to the many risks inherent in the development and operation of a new business enterprise, including potential unanticipated design, construction, regulatory, environmental and operating problems, increased project costs, timing delays, lack of adequate financing and the significant risks commonly associated with implementing a marketing strategy for a market in which we have not previously operated. If The Borgata project does not become operational within the time frames and budgets currently contemplated or does not compete successfully in its new markets, it could have a material adverse effect on our business, financial condition and results of operations.

  INDEBTEDNESS

     Our $700 million bank credit facility consists of a $500 million revolving credit facility and two term loan components (the term loan B and the term loan
C) each with original principal balances of $100 million. Our revolving credit facility, term loan B and term loan C all mature in June 2003. At December 31, 2000, $198.3 million of borrowings were outstanding under our term loans and $363.9 million was outstanding under our revolving credit facility. Pursuant to the terms of The Borgata credit agreement, we are required to maintain $50 million of unused availability under our revolving credit facility until The Borgata opens. Availability under the revolving credit facility will be reduced by $15.6 million on December 31, 2001 and at the end of each quarter thereafter until March 31, 2003. Term loan B repayments are in increments of $0.25 million per quarter which began on September 30, 1999 and will continue through March 31, 2003. Term loan C repayments are in increments of $0.25 million per quarter, which began on December 31, 2000 and will continue through March 31, 2003. The interest rate on the bank credit facility is based upon either the alternate base rate or the eurodollar rate, plus an applicable margin that is determined by the level of a predefined financial leverage ratio. The blended interest rate under the bank credit facility at December 31, 2000 was 8.8%. In addition, we incur a commitment fee on the unused portion of the revolving credit facility which ranges from 0.375% to 0.50% per annum. The bank credit facility is secured by substantially all of our real and personal property and that of our subsidiaries. Our obligations under the bank credit facility are guaranteed by all of our significant subsidiaries. See "Description of Indebtedness" for a description of certain covenants under our bank credit facility, as well as our 9.25% notes and our 9.50% notes.

     We believe that our bank credit facility and cash flow from operating activities will be sufficient to meet our operating and capital expenditure requirements for the next twelve months. In the longer term, or if we experience a significant decline in revenues, or in the event of unforeseen circumstances, we may require additional funds and may seek to raise such funds through public or private equity or debt financing, bank lines of credit or other sources. We can make no assurances that additional financing will be available or, if available, will be on terms favorable to us.

     Our ability to service our debt will be dependent on our future performance, which will be affected by, among other things, prevailing economic conditions and financial, business and other factors, certain of which are beyond our control.

RECENTLY ISSUED ACCOUNTING STANDARDS

     See Notes 1 and 17 to the consolidated financial statements included in this prospectus for a complete discussion of recently issued accounting standards and their expected impact on our consolidated financial statements.

MARKET RISK

     Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk is interest rate risk associated with our long-term debt. We attempt to limit our exposure to interest rate risk by managing the mix of our long-term fixed-rate borrowings and short-term borrowings under our bank credit facility. Borrowings under our bank credit facility bear interest, at our option, at the agent bank's quoted base rate or the eurodollar rate plus a specified premium in each case. However, the amount of outstanding borrowings is expected to fluctuate and may be reduced from time to time. At December 31, 2000, we did not utilize any hedging instruments.

     A subsidiary of the Operating Company entered into a credit agreement to borrow up to $630 million to be used in connection with the development of The Borgata. Except for an unlimited completion guaranty, the credit agreement is non-recourse to Boyd Gaming. The credit agreement requires the borrower to enter into interest rate protection agreements. At December 31, 2000, the subsidiary did not utilize any interest rate protection agreements.

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

                         GOVERNMENTAL GAMING REGULATION

     We are subject to extensive regulation under laws, rules and supervisory procedures primarily in the jurisdictions where our facilities are located or docked. Some jurisdictions, including Nevada, Illinois, Indiana, Louisiana, Mississippi and New Jersey, empower their regulators to investigate participation by licensees in gaming outside their jurisdiction and require access to and periodic reports respecting those gaming activities. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

     Under provisions of gaming laws in jurisdictions in which we have operations and under our organizational documents certain of our securities are subject to restrictions on ownership which may be imposed by specified governmental authorities. The restrictions may require a holder of our securities to dispose of the securities or, if the holder refuses, or is unable, to dispose of the securities, we may be required to repurchase the securities. For additional information see "Item 1 -- Investment
Considerations -- Governmental Gaming Regulation" in our Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated herein by reference.

     Each holder of a note, by accepting any note, will be deemed to have agreed to be bound by the requirements imposed on holders of our debt securities by the gaming authority of any jurisdiction in which we conduct or propose to conduct gaming activity. In addition, the indenture governing the notes provides that if a holder of a note or beneficial owner of a note is required to be licensed, qualified or found suitable under the applicable gaming laws and is not so licensed, qualified or found suitable within any time period specified by the applicable gaming authority, the holder will be required, at our request, to dispose of its notes within a time period that either we prescribe or such other time period prescribed by the applicable gaming authority, and thereafter, we shall have the right to redeem such holder's notes. See "Description of Exchange Notes -- Mandatory Disposition or Redemption Pursuant to Gaming Laws."

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

                       DESCRIPTION OF OTHER INDEBTEDNESS

     The following is a summary of the material terms of our outstanding indebtedness. For further details, you should refer to the various governing instruments. See "Where You Can Find Additional Information."

BANK CREDIT FACILITY

     On June 30, 1999, we entered into a senior secured credit facility with a syndicate of commercial lending institutions. We amended the bank credit facility as of July 26, 2000, and further amended the facility as of May 21, 2001. The $700 million bank credit facility is comprised of a $500 million reducing revolving credit facility and two term loans, each with an original balance of $100 million. The bank credit facility matures in June 2003.

     Availability under the $500 million revolving credit facility will reduce at the rate of $15.625 million per calendar quarter beginning on December 31, 2001 and will terminate on June 15, 2003. Each of the two term loans requires repayments in increments of $0.25 million per quarter, which continue through March 31, 2003. There is a 0.25% repayment fee on one of the term loans. A final payment of $124.75 million is required to repay the term loans in June 2003. Prepayments, including the $69 million term loan prepayment made upon consummation of the offering of the old notes, will reduce the amount of this final payment. The revolving credit facility contains a $60 million sublimit for the issuance of letters of credit associated with The Borgata and a $15 million sublimit for the issuance of other letters of credit. The revolving credit facility also includes a sublimit for a swingline loan facility of $15 million. Until construction of The Borgata is completed, we have agreed to maintain at least $50 million of unused availability on our revolving credit facility.

     Indebtedness outstanding under the bank credit facility has the first claim on the assets pledged to secure the indebtedness under the bank credit facility.

     Borrowings under the bank credit facility bear interest, at our option, at a margin above (a) the eurodollar rate, or (b) the "alternate base rate," defined as the higher of (1) the reference rate as announced by the administrative agent, and (2) the federal funds rate plus 0.50%. Swingline loans bear interest at the alternate base rate plus the alternate base rate margin minus 0.50%. The margin above the eurodollar rate and the alternate base rate, and the fee on the unfunded portions of the revolving facility, vary from 1.00% to 3.25%, 0.00% to 2.00%, and 0.375% and 0.50%, respectively, based on our total leverage ratio, as defined in the bank credit facility.

     The bank credit facility requires us to prepay the term loans until they have been repaid in full, and thereafter to reduce the revolving bank credit facility, in the following amounts:

     - the net cash proceeds received by us from the issuance after July 21, 1999 of (1) senior unsecured notes, and (2) subordinated unsecured notes in excess of $250 million, excluding, in each case, certain refinancing indebtedness;

     - the net cash proceeds received by us or any of our subsidiaries from significant asset dispositions;

     - all cash insurance proceeds received by us or any of our subsidiaries from any condemnation award or casualty loss, unless such proceeds are used to repair or replace the property subject to such casualty; and

     - net cash proceeds in excess of $125 million received by us in connection with the issuance of the old notes were required to be used to partially prepay the terms loans.

     Our obligations under the bank credit facility are guaranteed by all of our significant subsidiaries and must be guaranteed by future significant subsidiaries. If we cannot make payments required by the bank credit facility, these guarantor subsidiaries must make them instead.

     The obligations under the bank credit facility are secured by first deeds of trust on each of our properties and a first preferred ship mortgage on Treasure Chest, Par-A-Dice and Sam's Town Tunica. Additionally, the lenders under the credit agreement have a first security interest in substantially all of our assets and assets of the bank credit facility guarantors, excluding certain personal property with respect to which applicable contracts or law prohibit the granting of a security interest. These security interests are, in each case, subject to permitted liens.

     The bank credit facility contains certain financial and other covenants including, without limitation, various covenants (i) requiring the maintenance of a minimum net worth, (ii) requiring the maintenance of a minimum interest coverage ratio, (iii) establishing a maximum permitted total leverage ratio and senior secured leverage ratio, (iv) imposing limitations on the incurrence of additional indebtedness, (v) imposing limitations on the maximum permitted expansion capital expenditures during the term of the bank credit facility, (vi) imposing limits on the maximum permitted maintenance capital expenditures during each year of the term of the bank credit facility and (vii) imposing restrictions on investments, dividends and certain other payments. We believe that we were in compliance with the bank credit facility covenants at June 30, 2001.

9.25% SENIOR NOTES

     In October 1996, we issued $200 million of senior notes that mature on October 1, 2003 and bear interest at a rate of 9.25% per year. Certain of our subsidiaries have guaranteed payment of the 9.25% notes on a senior basis. The 9.25% notes and the guarantees thereof are senior unsecured obligations, ranking equal in right of payment with all of our existing and future senior debt and senior to all subordinated debt.

     The 9.25% notes are not subject to redemption at our option prior to maturity. If the 9.25% notes are not rated "investment grade," then upon a change of control, or if the 9.25% notes have been rated "investment grade," upon a change in control and a ratings decline, each holder of 9.25% notes has the option to require us to repurchase its 9.25% notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any.

     Our 9.25% notes contain limitations on, among other things, (a) the incurrence of liens, (b) transactions with affiliates, (c) payment restrictions affecting restricted subsidiaries and (d) certain consolidations, mergers and transfers of assets.

     During any period of time that the 9.25% notes have investment grade status, and no default or event of default has occurred and is continuing under the 9.25% indenture, we and our restricted subsidiaries will not be subject to certain limitations of the 9.25% indenture, including limitations on (a) our ability and the ability of our restricted subsidiaries (as defined in the 9.25% indenture) to incur additional indebtedness, (b) the payment of dividends and other distributions with respect to our capital stock and the capital stock of our restricted subsidiaries and the purchase, redemption or retirement of our capital stock and the capital stock of our restricted subsidiaries, (c) the making of certain investments and (d) asset sales. In the event that we and our restricted subsidiaries are not subject to such covenants with respect to the 9.25% notes for any period of time as a result of the preceding sentence and, subsequently, at least two of three specified rating agencies withdraw their ratings or assign the 9.25% notes a rating below the required ratings, then we and our restricted subsidiaries will thereafter again be subject to such covenants for the benefit of the holders of 9.25% notes.

     We believe that we and our subsidiaries were in compliance with the covenants related to the 9.25% notes at June 30, 2001.

9.50% SENIOR SUBORDINATED NOTES

     In July 1997, we issued $250 million of senior subordinated notes that mature on July 15, 2007 and bear interest at a rate of 9.50% per year. The 9.50% notes are our unsecured senior subordinated obligations, are subordinated in right of payment to all of our existing and future senior debt, rank equal to any future senior subordinated debt and senior to any of our junior subordinated debt. The 9.50% notes are effectively subordinated to all of our subsidiaries' existing and future debt and other liabilities, including trade payables and preferred stock, if any.

     The 9.50% notes are redeemable, at our option, in whole or in part, at any time on or after July 15, 2002 at the redemption prices set forth in the indenture governing the notes, plus accrued and unpaid interest, if any, to the date of redemption. If the 9.50% notes are not rated "investment grade," then upon a change of control, or if the 9.50% notes are rated "investment grade," upon a change of control and a ratings decline, each holder of notes has the option to require us to repurchase such holder's notes, at a cash purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any.

     Our 9.50% notes contain limitations on, among other things, (a) the payment of dividends and other distributions with respect to our capital stock and the capital stock of our restricted subsidiaries and the purchase, redemption or retirement of our capital stock and the capital stock of our restricted subsidiaries, (b) the making of certain investments, (c) the incurrence of liens, (d) transactions with affiliates, (e) payment restrictions affecting restricted subsidiaries and (f) certain consolidations, mergers and transfers of assets.

     During any period of time that the 9.50% notes have investment grade status and no default or event of default has occurred and is continuing under the 9.50% indenture, we and our restricted subsidiaries will not be subject to certain limitations of the 9.50% indenture including limitations on (a) our ability and the ability of our restricted subsidiaries (as defined in the 9.50% indenture) to incur additional indebtedness and (b) asset sales. In the event that we are not subject to the covenants with respect to the 9.50% notes for any period of time as a result of the preceding sentence and, subsequently, at least two of three specified rating agencies withdraw their ratings or assign the 9.50% notes a rating below the required ratings, then we will thereafter again be subject to such covenants for the benefit of the holders of 9.50% notes.

     We believe that we and our subsidiaries were in compliance with the covenants related to the 9.50% notes at June 30, 2001.

DELTA DOWNS PROMISSORY NOTE

     On May 31, 2001, in connection with the purchase of substantially all of the assets of Delta Downs, we entered into a promissory note with the sellers. Pursuant to the terms of the Delta Downs note, we are obligated to pay the sellers, subject to certain conditions, $65 million, together with simple interest assessed at a rate per annum pursuant to the following schedule:

     - 7% from May 31, 2001 through July 31, 2001;

     - 10% from August 1, 2001 through March 31, 2002; and

     - 12% from April 1, 2002 until the Delta Downs note is paid.

     The Delta Downs note is secured by a mortgage on the property and security interests in all movable property. The Delta Downs mortgage is subject and subordinate to $60 million of the mortgage under our bank credit facility. In addition, the principal amount due under the Delta Downs note may be reduced pursuant to offsets in certain instances and may be prepaid in full or in part.

     Pursuant to the terms of the Delta Downs note, we are required to pay the sellers accrued interest monthly, beginning on June 30, 2001. In addition, we are required to pay the sellers a principal payment of $15 million on December 31, 2001 if the Delta Downs note is still outstanding as of that date. The entire unpaid balance of the Delta Downs note, including any additional amounts due to the sellers pursuant to the Delta Downs note, are due and payable in full upon the earlier of:

     - five business days after the State of Louisiana issues all required permits under the applicable laws for the operation of slot machines at Delta Downs;

     - the closing of any sale of the Delta Downs business we acquired; or

     - June 30, 2003.

     The occurrence of any of the following events would constitute an event of default under the Delta Downs note, which would entitle the sellers to accelerate the maturity date of the amounts due and to foreclose on the property encumbered by the Delta Downs mortgage:

     - acceleration or maturity of our bank loans; and

     - our failure to pay the Delta Downs note in full on the date it is due.

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

                               THE EXCHANGE OFFER

     The following summary of certain provisions of the registration rights agreement does not purport to be complete and reference is made to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

PURPOSE OF THE EXCHANGE OFFER

     The old notes were issued and sold in a private offering to Deutsche Banc Alex. Brown Inc., Lehman Brothers Inc., Bear, Stearns & Co. Inc., CIBC World Markets Corp., Dresdner Kleinwort Wasserstein-Grantchester, Inc., Scotia Capital
(USA) Inc., Wells Fargo Brokerage Services, LLC, Credit Lyonnais Securities
(USA) Inc., Fleet Securities, Inc. and SG Cowen Securities Corporation as the initial purchasers pursuant to a purchase agreement, on July 26, 2001. The initial purchasers subsequently sold the old notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the old notes, we entered into a registration rights agreement with the initial purchasers on July 26, 2001. Pursuant to the registration rights agreement, we and the guarantors agreed that we would:

          1) cause to be filed, on or prior to September 24, 2001, an exchange offer registration statement with the SEC under the Securities Act concerning the exchange offer;

          2) use commercially reasonable efforts to:

             a) cause such registration statement to be declared effective by the SEC on or prior to December 23, 2001;

             b) keep the registration statement effective until the exchange offer is consummated;

             c) consummate the exchange offer on or prior to 30 business days after the registration statement is declared effective by the SEC; and

             d) keep the registration statement effective for a period of 180 days after the expiration of the exchange offer.

     We are making the exchange offer to satisfy certain of our obligations under the registration rights agreement. Other than pursuant to the registration rights agreement, we are not required to file any registration statement to register any outstanding old notes. Holders of old notes who do not tender their old notes or whose old notes are tendered but not accepted in the exchange offer must rely on an exemption from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their old notes.

RESALE OF EXCHANGE NOTES

     We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter and we can provide no assurance that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to third parties. Based on these interpretations by the staff, we believe that the exchange notes issued in the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by a holder other than any holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     - holders are acquiring the exchange notes issued in the exchange offer in the ordinary course of their business;

     - holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes issued in the exchange offer; and

     - holders are not an "affiliate" of ours within the meaning of Rule 144 under the Securities Act.

     If you are a broker-dealer, an "affiliate" of ours, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes issued in the exchange offer, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives exchange notes for its own account in exchange for old notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, may be deemed an "underwriter" with in the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. Each such broker-dealer that receives exchange notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of such exchange notes. For more detailed information, see "Plan of Distribution."

     In addition, to comply with the securities laws of various jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations therein, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions as any holder of the exchange notes reasonably requests.

TERMS OF THE EXCHANGE

     We are offering to exchange, subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus, an aggregate of $200 million principal amount of our exchange notes for $200 million of our old notes. Old notes may be exchanged in integral multiples of $1,000 principal amount. To be exchanged, an old note must be properly tendered and accepted. All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged for exchange notes issued on or promptly after the expiration date of the exchange offer. Currently, there is $200 million principal amount of old notes outstanding and no exchange notes outstanding.

     We will accept for exchange any and all old notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the expiration date. Tenders of the old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of the old notes being tendered for exchange. However, the exchange offer is subject to the terms and provisions of the registration rights agreement. See "-- Conditions to the Exchange Offer."

     The exchange notes will evidence the same indebtedness as the old notes and will be entitled to the benefits of the indenture. The form and terms of the exchange notes will be substantially identical to those of the old notes except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain transfer restrictions, registration rights and certain liquidated damage provisions applicable to the old notes. See "Description of Exchange Notes."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The exchange offer will expire at 5:00 p.m. New York City time, on
          , 2001, unless we, in our sole discretion, extend the exchange offer. The time and date, as it may be extended, is referred to herein as the "expiration date."

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

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

     We expressly reserve the right at our sole discretion:

     - to delay accepting the old notes;

     - to extend the exchange offer;

     - to terminate the exchange offer and not accept the old notes not previously accepted if any of the conditions listed under "-- Conditions to the Exchange Offer" are not satisfied or waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

     - to amend the terms of the exchange offer in any manner.

     We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the exchange agent. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders of the old notes. We may also extend the exchange offer for a period of at least five business days, depending upon the significance of the amendment and the manner of disclosure.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any old notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if, in our sole judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

     If we determine in our sole discretion that any of these conditions are not satisfied, we may:

     - refuse to accept any old notes and return all tendered old notes to you;

     - extend the exchange offer and retain all old notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the old notes;

     - waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn; or

     - amend the terms of the exchange offer in any manner.

     If the waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose the waiver or amendment by means of a prospectus supplement that we will distribute to the registered holders of the old notes, and may extend the exchange offer for a period of at least five business days, depending on the significance of the waiver and the manner of disclosure to the registered holders of the old notes.

     The exchange offer is not conditioned upon any minimal principal amount of notes being tendered.

ACCRUED INTEREST

     Interest on the exchange notes will accrue at the rate of 9.25% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2002. Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the old notes accepted for exchange, which interest accrued at the rate of 9.25% per annum, will cease to accrue on the day prior to the issuance of the exchange notes.

PROCEDURES FOR TENDERING OLD NOTES

     Our acceptance of old notes tendered by a holder will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus.

     A holder of old notes may tender the old notes by:

     - properly completing and signing the letter of transmittal;

     - properly completing any required signature guarantees;

     - properly completing any other documents required by the letter of transmittal; and

     - delivering all of the above, together with the certificate or certificates representing the old notes being tendered, to the exchange agent at its address set forth under "-- Exchange Agent" on or prior to the expiration date; or

     - complying with all the procedures for book-entry transfer described below; or

     - complying with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF THE DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. HOLDERS SHOULD NOT SEND OLD NOTES OR LETTERS OF TRANSMITTAL TO US.

     The signature on the letter of transmittal need not be guaranteed if:

     - tendered old notes are registered in the name of the signer of the letter of transmittal; and

     - the exchange notes to be issued in exchange for the old notes are to be issued in the name of the holder; and

     - any untendered old notes are to be reissued in the name of the holder.

     In any other case:

     - the certificates representing the tendered old notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder or appropriate powers of attorney, in form satisfactory to us;

     - the tendered old notes must be duly executed by the holder; and

     - signatures on the endorsement, bond power or powers of attorney must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an "eligible institution" that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

     If the exchange notes and/or old notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note registrar for the old notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

     If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, such persons must submit proper evidence satisfactory to us of their authority to so act.

     The exchange agent will make a request within two business days after the date of receipt of this prospectus to establish accounts with respect to the old notes at The Depository Trust Company, the "book-entry transfer facility," for the purpose of facilitating the exchange offer. We refer to The Depository Trust Company in this prospectus as "DTC." Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent's account with respect to the old notes in accordance with the book-entry transfer facility's procedures for the transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal with any required signature guarantee and all other required documents, or an agent's message, must in each case be properly transmitted to and received or confirmed by the exchange agent at its address set forth below prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. We refer to the Automated Tender Offer Program in this prospectus as "ATOP." Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message.

     The term "agent's message" means a message which:

     - is transmitted by DTC;

     - received by the exchange agent and forming part of the book-entry transfer;

     - states that DTC has received an express acknowledgment from a participant in DTC that is tendering old notes which are the subject of the book-entry transfer;

     - states that the participant has received and agrees to be bound by all of the terms of the letter of transmittal; and

     - states that we may enforce the agreement against the participant.

     Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For additional information, see "Plan of Distribution."

     If you beneficially own the old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your beneficially owned old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender the old notes on your behalf. The beneficial owner may also obtain and include with the letter of transmittal the old notes properly endorsed for transfer by the registered holder or accompanied by a properly completed bond power from the registered holder, with signatures on the endorsement or bond power guaranteed by an eligible institution. If the beneficial owner wishes to tender directly, the beneficial owner must, prior to completing and executing the letter of transmittal and tendering the old notes, make appropriate arrangements to register ownership of the old notes in the beneficial owner's name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder of old notes will represent to us that, among other things:

     - the exchange notes to be acquired in connection with the exchange offer by the holder and each beneficial owner of the old notes are being acquired by the holder and each beneficial owner in the ordinary course of business of the holder and each beneficial owner;

     - the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;

     - the holder and each beneficial owner acknowledge and agree that any person participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in no-action letters that are discussed herein under "-- Resales of Exchange Notes";

     - that if the holder is a broker-dealer that acquired old notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of exchange notes acquired in the exchange offer;

     - the holder and each beneficial owner understand that a secondary resale transaction described above should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission;

     - neither the holder nor any beneficial owner is an "affiliate," as defined under Rule 144 of the Securities Act, of ours; and

     - in connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

     All questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tenders of any old notes not properly tendered or not to accept any old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

     The interpretation of the terms and conditions of the exchange offer including the letter of transmittal and the instructions contained in the letter of transmittal by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any of us incur any liability for failure to give such notification.

GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your old notes, but:

     - your old notes are not immediately available; or

     - you cannot deliver your old notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date; or

     - the procedures for book-entry transfer of your old notes cannot be completed prior to the expiration date,

you may effect a tender according to the guaranteed delivery procedures set forth in the letter of transmittal.

     Pursuant to such procedures:

     - your tender of old notes must be made by or through an eligible institution and you must properly complete and duly execute a notice of guaranteed delivery (as defined in the letter of transmittal);

     - on or prior to the expiration date, the exchange agent must have received from you and the eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered old notes, and the principal amount of tendered old notes, stating that the tender is being made thereby and guaranteeing that, within three (3) business days after the date of delivery of the notice of guaranteed delivery, the tendered old notes, a duly executed letter of transmittal and any other required documents will be deposited by the eligible institution with the exchange agent; and

     - such properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer (or confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC) must be received by the exchange agent within three (3) business days after the expiration date.

     Any holder who wishes to tender their old notes pursuant to the guaranteed delivery procedures described above must ensure that the exchange agent receives the notice of guaranteed delivery relating to such old notes prior to 5:00 p.m., New York City time, on the expiration date.

     Unless old notes being tendered by the above-described method are deposited with the exchange agent, a tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed letter of transmittal, or a properly transmitted agent's message, accompanied by the old notes or a confirmation of book-entry transfer of the old notes into the exchange agent's account at the book-entry transfer facility is received by the exchange agent.

     Issuances of exchange notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery will be made only against deposit of the letter of transmittal and any other required documents and the tendered old notes or a confirmation of book-entry and an agent's message.

WITHDRAWAL RIGHTS

     Tenders of old notes may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission, with receipt confirmed by telephone, or letter must be received by the exchange agent at the address set forth in this prospectus prior to the expiration date. Any notice of withdrawal must:

     - specify the name of the person having tendered the old notes to be withdrawn;

     - identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes;

     - specify the principal amount of old notes to be withdrawn;

     - include a statement that the holder is withdrawing his election to have the old notes exchanged;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the old notes into the name of the person withdrawing the tender; and

     - specify the name in which any such old notes are to be registered, if different from that of the person who tendered the old notes.

     The exchange agent will return the properly withdrawn old notes promptly following receipt of the notice of withdrawal. If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us in our sole discretion and our determination will be final and binding on all parties.

     Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account with the book-entry transfer facility specified by the holder. In either case, the old notes will be returned as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time prior to the expiration date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE AND DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes, when, as, and if we have given oral or written notice thereof to the exchange agent.

     In all cases, issuances of exchange notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of such old notes, a properly completed and duly executed letter of transmittal and all other required documents (or of confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC); provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If any tendered old notes are not accepted for any reason, such unaccepted old notes will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

EXCHANGE AGENT

     The Bank of New York, has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below:

                              THE BANK OF NEW YORK

     BY REGISTERED OR CERTIFIED MAIL, OVERNIGHT DELIVERY, OR HAND DELIVERY:
                              The Bank of New York
                               101 Barclay Street
                              Bond Redemption Unit
                                  Lobby Level
                               New York, NY 10286
                        Attention: Santino Ginocchietti

                           BY FACSIMILE TRANSMISSION:
                                 (212) 815-6339

                             CONFIRM BY TELEPHONE:
                                 (212) 815-6331

                          FOR ADDITIONAL INFORMATION:
                              Santino Ginocchietti
                            101 Barclay Street, 21W
                               New York, NY 10286
                                 (212) 815-6331

     You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number set forth in the letter of transmittal.

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     Pursuant to the registration rights agreement, we are required to pay all expenses incident to the consummation of the exchange offer, including our compliance, as well as the guarantors' compliance, with the registration rights agreement, regardless of whether a registration statement becomes effective, including without limitation:

     - all registration and filing fees and expenses;

     - all fees and expenses of compliance with federal securities and state blue sky or securities laws;

     - all expenses of printing (including printing certificates for the exchange notes to be issued in the exchange offer and printing of prospectuses), messenger and delivery services and telephone;

     - all fees and disbursements of our counsel;

     - all application and filing fees in connection with listing the exchange notes on a national securities exchange or automated quotation system pursuant to the requirements of the registration rights agreement; and

     - all fees and disbursements of our independent certified public accountants (including the expenses of any special audit and comfort letters required by or incident to such performance).

     We will pay all transfer taxes, if any, applicable to the exchange of the old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the old notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize a gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of old notes who do not exchange their old notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the old notes as described in the legend on the old notes. Old notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act.

     Participation in the exchange offer is voluntary, and holders of old notes should carefully consider whether to participate. Holders of old notes are urged to consult their financial and tax advisors in making their own decision on what action to take. As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of old notes who do not tender their old notes in the exchange offer will continue to hold the old notes and will be entitled to all the rights and limitations applicable to the old notes under the indenture, except for any rights under the registration rights agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered old notes could be adversely affected.

SHELF REGISTRATION STATEMENT

     If, pursuant to the terms of the registration rights agreement:

          1) the exchange offer is not permitted by applicable law or policy of the SEC; or

          2) any holder of the old notes notifies us within 20 days following the date we are required to consummate the exchange offer that:

             a) such holder was prohibited by law or policy of the SEC from participating in the exchange offer; or

             b) such holder cannot resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder; or

             c) such holder is a broker-dealer and holds old notes acquired directly from us or any of our affiliates,

then we and the guarantors shall use commercially reasonable efforts to file a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the exchange offer registration statement), subject to the terms set forth in the registration rights agreement, and cause such shelf registration statement to become effective on or prior to 90 days after such registration statement was required to be filed.

     In addition, pursuant to the registration rights agreement, we are required, to the extent necessary to ensure that the shelf registration statement is available for sales of old notes by certain holders of old notes, to use commercially reasonable efforts to keep any shelf registration statement so required continuously effective, supplemented, amended and current as required by and subject to the provisions of the registration rights agreement, for a period ranging from at least two years to less than one, depending on the circumstances, all as set forth in the registration rights agreement.

LIQUIDATED DAMAGES

     If, pursuant to the terms of the registration rights agreement, one of the following occurs, each a "registration default":

     - we and the guarantors do not file any of the registration statements required by the registration rights agreement with the SEC on or prior to the applicable filing deadline; or

     - such registration statement has not been declared effective by the SEC on or prior to the applicable effectiveness deadline; or

     - we and the guarantors fail to consummate the exchange offer on or prior to 30 business days after the registration statement is declared effective by the SEC; or

     - any registration statement required by the registration rights agreement is filed and declared effective but shall thereafter cease to be effective for the applicable period or fail to be useable for its intended purpose without being succeeded immediately by a post-effective amendment or another registration statement that cures such failure and that is itself declared effective immediately, then we and the guarantors jointly and severally agree to pay to each holder of old notes affected thereby liquidated damages in an amount equal to $.05 per $1,000 in principal amount of old notes held by such holder for each week that the registration default described above continues for the first 90-day period immediately following the occurrence of such registration default.

     The amount of the liquidated damages increase by an additional $.05 per week per $1,000 in principal amount of notes with respect to each subsequent 90-day period until all registration defaults described above have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of old notes; provided that we and the guarantors shall in no event be required to pay liquidated damages for more than one registration default at any given time.

                         DESCRIPTION OF EXCHANGE NOTES

     You can find the definitions of certain terms used in this description under the subheading "-- Certain Definitions." In this description, the word "Boyd Gaming" refers only to Boyd Gaming Corporation and not to any of its subsidiaries.

     Boyd Gaming will issue the exchange notes under an indenture among itself, the Guarantors and The Bank of New York, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The following description is a summary of the material provisions of the indenture. It does not restate this agreement in its entirety. We urge you to read the indenture because the indenture, and not this description, define your rights as holders of the exchange notes. Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the indenture. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

     Except as otherwise indicated below, the following summary applies to both the exchange notes and the old notes. As used herein, the term "notes" means both the exchange notes and the old notes, unless otherwise indicated.

     The form and term of the exchange notes will be identical in all material respects to the form and terms of the old notes, except that the exchange notes will be registered under the Securities Act, and therefore the exchange notes will not be subject to certain transfer restrictions, registration rights and certain liquidated damage provisions applicable to the old notes prior to the consummation of the exchange offer. See "The Exchange Offer."

     The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  THE NOTES

     - are general unsecured obligations of Boyd Gaming;

     - are equal in right of payment with all existing and future unsecured senior Indebtedness of Boyd Gaming, including its 9.25% senior notes due 2003;

     - are senior in right of payment to all existing and future subordinated Indebtedness of Boyd Gaming, including its 9.50% Senior Subordinated Notes due 2007; and

     - are unconditionally guaranteed by the Guarantors.

     However, the notes are effectively subordinated to all borrowings under our bank credit facility, which is secured by substantially all of the assets of Boyd Gaming and the Guarantors. See "Risk Factors -- We are a holding company and depend on the business of our subsidiaries to satisfy our obligations under the notes" and "Risk Factors -- The notes will be effectively subordinated to our secured indebtedness and the secured indebtedness of our guarantor subsidiaries."

  THE GUARANTEES

     The notes are guaranteed by all of Boyd Gaming's current significant subsidiaries (other than the subsidiaries owning Delta Downs). The Guarantors will include all of the significant subsidiaries which are guarantors of our 9.25% senior notes, plus certain additional subsidiaries.

     Each guarantee of the notes:

     - is a general unsecured obligation of the Guarantor; and

     - is equal in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor.

     The operations of Boyd Gaming are conducted through its subsidiaries and, therefore, Boyd Gaming depends on the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. As indicated above, not all of our subsidiaries will guarantee the notes. The guarantor subsidiaries generated substantially all of our consolidated revenues in the twelve month period ended June 30, 2001 and held substantially all of our consolidated assets as of June 30, 2001. The subsidiaries which directly or indirectly acquired the assets of Delta Downs subsequent to March 31, 2001 will not initially guarantee the notes.

     In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, such non-guarantor subsidiary must pay the Holders of its debt and its trade creditors before it will be able to distribute any of its assets to us. The notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Boyd Gaming's non-guarantor subsidiaries. Thus, any right of Boyd Gaming to receive assets of any of its non-guarantor subsidiaries upon the subsidiary's liquidation or reorganization (and the consequent right of the Holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that Boyd Gaming is itself recognized as a creditor of the subsidiary, in which case the claims of Boyd Gaming would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by Boyd Gaming. See "Risk Factors -- We are a holding company and depend on the business of our subsidiaries to satisfy our obligations under the notes."

     As of the date of the indenture, all of our subsidiaries will be "Restricted Subsidiaries." Under the circumstances described below under the subheading "Certain Definitions -- Unrestricted Subsidiary," we will, in the future, be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture and will not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

     Boyd Gaming will exchange the old notes, which have an aggregate principal amount of $200 million, for the exchange notes. Boyd Gaming will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on August 1, 2009.

     Boyd Gaming may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenants described below under the caption "Certain Covenants -- Limitation on Indebtedness." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

     Interest on the notes will accrue at the rate of 9.25% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2002. Boyd Gaming will make each interest payment to the Holders of record existing on the immediately preceding January 15 and July 15.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     All payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Boyd Gaming elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. Principal and interest shall be considered paid on the date due if on such date the trustee or paying agent holds money sufficient to pay all principal and interest then due.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee will initially act as paying agent and registrar. Boyd Gaming may change the paying agent or registrar without prior notice to the Holders of the notes, and Boyd Gaming or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Boyd Gaming is not required to transfer or exchange any note selected for redemption. Also, Boyd Gaming is not required to transfer or exchange any note for a period of fifteen days before a selection of notes to be redeemed.

  SUBSIDIARY GUARANTEES

     The notes will be guaranteed by each of Boyd Gaming's current significant subsidiaries, other than Boyd Louisiana Racing, Inc. and Boyd Racing, L.L.C. (the "Delta Downs Subsidiaries"). Boyd Gaming has also agreed to cause any non-guarantor Restricted Subsidiary which is a Restricted Subsidiary on the Issue Date and which contributes more than 5% of Boyd Gaming's Consolidated EBITDA in any fiscal year commencing after the Issue Date to become a Guarantor under the indenture within 120 days after the end of the fiscal year in which such obligation arises. The notes will also be guaranteed by any future subsidiaries to which any Guarantor transfers assets unless:

          (1) with respect to each such transfer the transfer is at least as favorable to such Guarantor as could be obtained in a similar transaction in arm's-length dealings with a Person who is not an Affiliate of such Guarantor, and with respect to each transfer (a) involving aggregate payments in excess of $5 million, Boyd Gaming delivers to the trustee an Officers' Certificate certifying that such transfer was approved by a majority of the disinterested members of the Board of Directors of Boyd Gaming as complying with the foregoing standard and (b) involving aggregate payments in excess of $10 million, Boyd Gaming delivers to the trustee an opinion letter from an Independent Advisor to the effect that such transfer is fair, from a financial point of view, to the Guarantor; and

          (2) each such transfer is for Property other than securities of the transferee and its Affiliates.

     Any Person required by the preceding sentence to become a Guarantor because of a transfer of assets must be or become a Restricted Subsidiary at the time of such transfer.

     These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk
Factors -- Fraudulent conveyance matters."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Boyd Gaming or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

             (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

     The Subsidiary Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Boyd Gaming, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture; or

          (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Boyd Gaming, if the sale complies with the "Asset Sale" provisions of the indenture.

     See "-- Repurchase at the Option of Holders -- Asset Sales; Event of Loss."

OPTIONAL REDEMPTION

     At any time prior to August 1, 2004, Boyd Gaming may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture at a redemption price of 109.25% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Boyd Gaming and its Subsidiaries); and

          (2) the redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

     Except pursuant to the preceding paragraph, the notes will not be redeemable at Boyd Gaming's option prior to August 1, 2005.

     On or after August 1, 2005, Boyd Gaming may redeem all or a portion of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................   104.625%
2006........................................................   102.313%
2007 and thereafter.........................................   100.000%

MANDATORY REDEMPTION

     Boyd Gaming is not required to make mandatory redemption or sinking fund payments with respect to the notes.

MANDATORY DISPOSITION OR REDEMPTION PURSUANT TO GAMING LAWS

     If a Holder or beneficial owner of a note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder shall be obliged, at the request of Boyd Gaming, to dispose of such Holder's notes within a time period prescribed by Boyd Gaming or such other time period prescribed by such Gaming Authority (in which event Boyd Gaming's obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws), and thereafter, Boyd Gaming shall have the right to redeem, on the date fixed by Boyd Gaming for the redemption of such notes, such Holder's notes at a redemption price equal to the lesser of (1) the lowest closing sale price of the notes on any trading day during the 120-day period ending on the date upon which Boyd Gaming shall have received notice from a Gaming Authority of such Holder's disqualification or (2) the price at which such Holder or beneficial owner acquired the notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price. Boyd Gaming is not required to pay or reimburse any Holder or beneficial owner of a note for the costs of licensure or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such qualification or application therefor.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     If a Change of Control occurs, each Holder of notes will have the right to require Boyd Gaming to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Boyd Gaming will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, Boyd Gaming will mail a notice to each Holder stating, among other things:

          (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders -- Change of Control" and that all notes (or portions thereof) timely tendered will be accepted for payment;

          (2) the purchase price and the Change of Control Payment Date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice;

          (3) that any note (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (4) that any notes (or portions thereof) not tendered will continue to accrue interest;

          (5) a description of the transaction or transactions constituting the Change of Control; and

          (6) the procedures that Holders must follow in order to tender their notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

     Boyd Gaming will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Boyd Gaming will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, Boyd Gaming will, to the extent lawful:

          (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Boyd Gaming.

     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     The provisions described above that require Boyd Gaming to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Boyd Gaming repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     In the event the notes have Investment Grade Status at the earlier of the public announcement of (x) the occurrence of a Change of Control or (y) (if applicable) the intention of Boyd Gaming to effect a Change of Control, the foregoing Change of Control provisions shall not apply unless both a Change of Control with respect to Boyd Gaming and a Rating Decline shall occur. If the notes have Investment Grade Status at the earlier of the public announcement of
(x) the occurrence of a Change of Control or (y) (if applicable) the intention of Boyd Gaming to effect a Change of Control, and Boyd Gaming effects defeasance of the notes under the indenture prior to the date of a Rating Decline, Boyd Gaming will not be obligated to make a repurchase offer as a result of such Change of Control and Rating Decline. While Boyd Gaming has no present intention to defease the notes, Boyd Gaming could elect to defease the notes in the event that a proposed corporate action could not be undertaken in compliance with the restrictive covenants in the notes and the terms of the notes did not then permit Boyd Gaming to effect a redemption. The effect of the preceding provision is that in the event that the two designated ratings agencies rated the notes "investment grade" prior to such Change of Control, Boyd Gaming would only be required to make a Change of Control Offer if, within 90 days of the announcement of such Change of Control, at least one of the two designated ratings agencies have rated the notes "non-investment grade" and Boyd Gaming does not elect to defease the notes prior to the announcement of such "non-investment grade" ratings.

     There can be no assurance that Boyd Gaming will be able to fund any repurchase of the notes pursuant to a Change of Control Offer. Boyd Gaming's existing bank credit facility contains, and any future credit facilities or other agreements relating to indebtedness of Boyd Gaming may contain, prohibitions or restrictions on Boyd Gaming's ability to effect such a repurchase. In the event a Change of Control Offer is mandated at a time when such prohibitions or restrictions are in effect, Boyd Gaming could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Boyd Gaming does not obtain such a consent or repay such borrowings, Boyd Gaming will be effectively prohibited from purchasing notes. In such case, Boyd Gaming's failure to purchase tendered notes would constitute an Event of Default under the indenture. See "Risk Factors -- Financing a Change of Control Offer."

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Boyd Gaming and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Boyd Gaming to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Boyd Gaming and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES; EVENT OF LOSS

     Other than upon an Event of Loss, Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date, where the Property subject to such Asset Sale has an aggregate Fair Market Value equal to or in excess of $10 million, unless:

          (1) Boyd Gaming or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (2) at least 75% of such consideration consists of cash or Temporary Cash Investments; provided, however, that for purposes of this clause (2),

             (A) the assumption of Indebtedness of Boyd Gaming or a Restricted Subsidiary which is not subordinated to the notes or any Guarantee shall be deemed to be Temporary Cash Investments if Boyd Gaming, such Restricted Subsidiary, and all other Restricted Subsidiaries of Boyd Gaming, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the Holder thereof in connection with such Asset Sale,

             (B) any securities or notes received by Boyd Gaming or such Restricted Subsidiary from such transferee that are converted by Boyd Gaming or such Restricted Subsidiary into cash or Temporary Cash Investments within ten business days of the date of such Asset Sale shall be deemed to be Temporary Cash Investments, and

             (C) Boyd Gaming and its Restricted Subsidiaries may receive consideration in the form of securities exceeding 25% of the consideration for one or more Asset Sales so long as Boyd Gaming and its Restricted Subsidiaries do not hold such securities having an aggregate Fair Market Value in excess of $50 million at any time outstanding;

          (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale; and

          (4) the Board of Directors of Boyd Gaming determines in good faith that such Asset Sale complies with clauses (1) and (2).

     Upon an Event of Loss incurred by Boyd Gaming or any of its Restricted Subsidiaries, the Net Proceeds received from such Event of Loss shall be applied in the same manner as proceeds from Asset Sales described above and pursuant to the procedures set forth below.

     Within 270 days after the receipt of the Net Proceeds of an Asset Sale or Event of Loss, an amount equal to 100% of the Net Proceeds from such Asset Sale or Event of Loss may be applied by Boyd Gaming or a Restricted Subsidiary:

          (1) to permanently repay, redeem or repurchase Indebtedness of Boyd Gaming or Indebtedness of any Restricted Subsidiary or

          (2) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by Boyd Gaming or another Restricted Subsidiary);

provided, however, that if Boyd Gaming or any Restricted Subsidiary contractually commits within such 270-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with the above clauses (1) or (2), and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this paragraph shall be considered satisfied.

     Any Net Proceeds from an Asset Sale or Event of Loss that are not used in accordance with the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20 million (taking into account income earned on such Excess Proceeds), Boyd Gaming shall make an offer to purchase (prepayment offer), on a pro rata basis, from all Holders of the notes, and, at the election of Boyd Gaming, the Holders of any other outstanding Indebtedness equal in ranking to the notes having comparable rights, an aggregate principal amount of notes and, if applicable, such other Indebtedness equal to the Excess Proceeds, at a price in cash at least equal to 100% of the principal amount thereof, plus accrued and unpaid interest and, if applicable, Liquidated Damages, in accordance with the procedures summarized herein and set forth in the indenture. To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender the notes for repurchase in accordance with the indenture, Boyd Gaming or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds shall be reset to zero. Pending application of Net Proceeds pursuant to clause (1) and
(2) above, such Net Proceeds will be invested in Temporary Cash Investments.

     Within ten Business Days after the amount of Excess Proceeds exceeds $20 million, Boyd Gaming shall send a prepayment offer notice, by first-class mail, to the Holders, accompanied by such information regarding Boyd Gaming and its Subsidiaries as Boyd Gaming in good faith believes will enable such Holders to make an informed decision with respect to the prepayment offer. The prepayment offer notice will state, among other things:

          (1) that Boyd Gaming is offering to purchase notes pursuant to the provisions of the indenture described herein;

          (2) that any note (or any portion thereof) accepted for payment (and for which payment has been duly provided on the purchase date) pursuant to the prepayment offer shall cease to accrue interest after the purchase date;

          (3) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days from the date the prepayment offer Notice is mailed;

          (4) the aggregate principal amount of notes (or portions thereof) to be purchased; and

          (5) a description of the procedure which Holders must follow in order to tender their notes (or portions thereof) and the procedures that Holders must follow in order to withdraw an election to tender their notes (or portions thereof) for payment.

     Boyd Gaming will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes as a result of a prepayment offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the prepayment offer, Boyd Gaming will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture described above by virtue of such conflict.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note (so long as such amount is in a denomination of $1,000 or integral multiples thereof) will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

     Set forth below are certain covenants contained in the indenture. During any period of time that:

          (1) the notes have Investment Grade Status, and

          (2) no Default or Event of Default has occurred and is continuing under the indenture with respect to the notes,

Boyd Gaming and its Restricted Subsidiaries will not be subject to the provisions of the indenture with respect to the notes described above under "Repurchase at Option of Holders -- Assets Sales; Event of Loss" and below under "-- Limitation on Indebtedness" and "-- Limitation on Restricted Payments" (collectively, the suspended covenants).

     In the event that Boyd Gaming and its Restricted Subsidiaries are not subject to the suspended covenants with respect to the notes for any period of time as a result of the preceding sentence and, subsequently, at least one of the two designated Rating Agencies withdraws its rating or assigns the notes a rating below the required Investment Grade Ratings, then Boyd Gaming and its Restricted Subsidiaries will thereafter again be subject to the suspended covenants for the benefit of the notes and compliance with the Suspended Covenant with respect to Restricted Payments made after the time of such withdrawal or assignment will be calculated in accordance with the terms of the covenant described below under "-- Limitation on Restricted Payments" as if such covenant had been in effect during the entire period of time from the Issue Date with respect to the notes.

  LIMITATION ON INDEBTEDNESS

     Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness; provided, however, that Boyd Gaming or any Restricted Subsidiary may incur Indebtedness if no Event of Default has occurred and is continuing and Boyd Gaming's Consolidated Fixed Charge Coverage Ratio would exceed 2.0 to 1.0, after giving effect to:

          (1) the Incurrence of such Indebtedness as if such Indebtedness was Incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period;

          (2) the Incurrence and retirement of any other Indebtedness since the first day of the Reference Period as if such Indebtedness was Incurred or retired at the beginning of the Reference Period; and

          (3) the acquisition or disposition of any company or business by Boyd Gaming or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period.

     Notwithstanding the foregoing limitation, Boyd Gaming or any Restricted Subsidiary, as specified below, may Incur the following Indebtedness:

          (1) Indebtedness of Boyd Gaming evidenced by the notes and Indebtedness of any Restricted Subsidiary evidenced by a Guarantee of the notes;

          (2) Indebtedness of Boyd Gaming or any Restricted Subsidiary outstanding on the Issue Date;

          (3) Indebtedness of Boyd Gaming under the Credit Facility in an aggregate amount outstanding at any time (including any Permitted Refinancing Indebtedness with respect thereto) not to exceed $500 million, as such amount may be permanently reduced by the lenders under the Credit Facility as a result of repayments of Indebtedness thereunder with Net Proceeds of Asset Sales pursuant to the covenant described above under "Repurchase at the Option of Holders -- Asset Sales; Event of Loss," and the Guarantee by any Restricted Subsidiary of such Indebtedness of Boyd Gaming;

          (4) Indebtedness of Boyd Gaming or a Restricted Subsidiary owing to and held by a Restricted Subsidiary or Boyd Gaming; provided, however, that any subsequent issuance or transfer of any Capital

     Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to Boyd Gaming or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (5) Indebtedness of Boyd Gaming or a Restricted Subsidiary under Interest Rate Agreements, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant;

          (6) Indebtedness of Boyd Gaming or a Restricted Subsidiary under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into for the purpose of limiting exchange rate risks in connection with transactions entered into in the ordinary course of business;

          (7) Indebtedness of Boyd Gaming or any Restricted Subsidiary in connection with one or more standby letters of credit, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (8) Indebtedness of Boyd Gaming or any Restricted Subsidiary outstanding under Permitted FF&E Financings which are either:

             (A) Non-Recourse Indebtedness of Boyd Gaming and its Restricted Subsidiaries; or

             (B) limited in amount (including any Permitted Refinancing Indebtedness with respect thereto) for each Gaming Facility owned or leased by Boyd Gaming or any of its Restricted Subsidiaries to the lesser of:

                (1) the amount of FF&E used in such Gaming Facility and financed by such Permitted FF&E Financing, or

                (2) $10 million;

          (9) So long as no Event of Default has occurred and is continuing, Indebtedness of Boyd Gaming not otherwise permitted to be Incurred pursuant to the provisions of the immediately preceding paragraph or this paragraph in an aggregate amount Incurred not to exceed $25 million; or

          (10) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness of Boyd Gaming or any Restricted Subsidiary outstanding pursuant to the provisions of the immediately preceding paragraph or clauses (1), (2), (3), (8) and this clause (10) of this paragraph.

     For purposes of determining compliance with the "Limitation on Indebtedness" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through
(10) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Boyd Gaming will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Indebtedness outstanding under the revolving facility under Boyd Gaming's Credit Facility on the Issue Date, after giving effect to the application of the proceeds from the issuance of the notes, will be deemed to have been incurred under clause (3) of the second paragraph above.

  LIMITATION ON RESTRICTED PAYMENTS

     Boyd Gaming shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

          (1) a Default or an Event of Default shall have occurred and be continuing;

          (2) Boyd Gaming could not Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-- Limitation on Indebtedness;" or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments made from and after July 22, 1997 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal, without duplication, to the sum of:

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 1997 to the end of the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

             (B) the aggregate Net Cash Proceeds received by Boyd Gaming from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1997 (other than an issuance or sale to a Subsidiary of Boyd Gaming or an employee stock ownership plan or other trust established by Boyd Gaming or any of its Subsidiaries or pursuant to clauses (3) or (4) in the following paragraph);

             (C) the amount by which Indebtedness of Boyd Gaming or any Guarantor is reduced on Boyd Gaming's balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of Boyd Gaming or an employee stock ownership plan or other trust established by Boyd Gaming or any of its Subsidiaries) subsequent to March 31, 1997, of any Indebtedness of Boyd Gaming or any Guarantor convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Boyd Gaming (less the amount of any cash or other property distributed by Boyd Gaming or any Restricted Subsidiary upon such conversion or exchange);

             (D) the amount equal to the net reduction in Investments subsequent to March 31, 1997 resulting from:

                (1) payments of dividends, repayments of loans or advances or other transfers of assets to Boyd Gaming or any Guarantor or the satisfaction or reduction (other than by means of payments by Boyd Gaming or any Restricted Subsidiary) of obligations of other Persons which have been Guaranteed by Boyd Gaming or any Guarantor; or

                (2) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries which execute Guaranties, in each case such net reduction in Investments being:

                    (x) valued as provided in the Definition of "Investment";

                    (y) in an amount not to exceed the aggregate amount of
               Investments previously made by Boyd Gaming or any Guarantor which were treated as a Restricted Payment; and

                    (z) included in this clause (D) only to the extent not
               included in Consolidated Net Income;

             (E) payments of dividends, repayments of loans or advances or other transfers of assets to Boyd Gaming or any Guarantor from The Borgata Joint Venture to the extent such dividends, repayments, advances or other transfers exceed $100 million; but only to the extent that any such payments are excluded from the computation of Consolidated Net Income; and

             (F) $75 million.

     The provisions of the preceding paragraph shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with such provisions; provided that at the time of payment of such dividend no Default under any provision of the indenture other than this covenant shall have occurred and be continuing (or would result therefrom);

          (2) the redemption or repurchase of any Capital Stock or Indebtedness of Boyd Gaming (other than any Capital Stock or Indebtedness which is held or beneficially owned by, or issued by, any member of the Boyd Family, Boyd Gaming or any Affiliate of Boyd Gaming),

             (A) if the Holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify; or

             (B) if necessary in the reasonable, good faith judgment of the Board of Directors, as evidenced by a Board Resolution, to prevent the loss or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of Boyd Gaming and its Subsidiaries, taken as a whole, or would restrict the ability of Boyd Gaming or any of its Subsidiaries to conduct business in any gaming jurisdiction;

          (3) any purchase, redemption or other acquisition or retirement of Capital Stock of Boyd Gaming made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of Boyd Gaming;

          (4) any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of Boyd Gaming;

          (5) any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness from the proceeds of Permitted Refinancing Indebtedness;

          (6) Investments not to exceed $100 million in The Borgata Joint Venture made subsequent to March 31, 1997;

          (7) Investment Guarantees to the extent permitted by the provisions described under the caption, "-- Limitation on Indebtedness" above that constitute Permitted Joint Venture Investments and Guarantee (with full rights of subrogation) Indebtedness Incurred by a Permitted Joint Venture to acquire or construct Gaming Facilities; provided that such Indebtedness:

             (A) is not expressly subordinated in right of payment or otherwise to any other Indebtedness of such Permitted Joint Venture; and

             (B) is secured by first priority security interests in such Gaming Facilities;

          (8) payments pursuant to Investment Guarantees which were entered into in compliance with clause (7) of this paragraph; and

          (9) any Permitted Stardust Contribution.

     The full amount of any Restricted Payments made subsequent to March 31, 1997 pursuant to clauses (1) and (2) of the preceding paragraph (but not pursuant to clauses (3), (4), (5), (6) and (9) of the preceding paragraph) shall be included in the calculation of the aggregate amount of the Restricted Payments referred to in the next preceding paragraph.

     With respect to any Investment Guarantee:

          (1) if at any time Boyd Gaming or any Restricted Subsidiary ceases to control the day-to-day operations of the Permitted Joint Venture the Indebtedness of which is Guaranteed by the Investment Guarantee, the full amount of such Investment Guarantee shall thereafter be included in the calculation of the aggregate amount of Restricted Payments referred to in the first paragraph under this section; and

          (2) if Boyd Gaming or a Restricted Subsidiary retains such control, any amount actually paid pursuant to such Investment Guarantee shall be included in the calculation of the aggregate amount of Restricted Payments referred to in first paragraph under this section.

  LIMITATION ON LIENS

     Boyd Gaming shall not, and shall not permit any existing or future Guarantor or any Restricted Subsidiary existing on the Issue Date (such Guarantors and Restricted Subsidiaries being referred to as "Specified Subsidiaries") to, directly or indirectly, incur or suffer to exist, any Lien upon any of its Property, whether now owned or hereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the notes will be secured by such Lien equally and ratably with (or prior to) all other Indebtedness of Boyd Gaming or any such Specified Subsidiary secured by such Lien except for:

          (1) Permitted Liens;

          (2) Liens on assets financed through Permitted FF&E Financings securing Indebtedness permitted under clause (8) in the second paragraph of "-- Limitation on Indebtedness";

          (3) Liens on the Property of Boyd Gaming or any Specified Subsidiary existing on the date of the indenture;

          (4) Liens securing Indebtedness Incurred pursuant to the Credit Facility;

          (5) Liens in favor of Boyd Gaming or a Specified Subsidiary;

          (6) Liens on the Property of a Person at the time such Person becomes a Specified Subsidiary; provided, however, that:

             (A) any such Lien may not extend to any other Property of Boyd Gaming or any Specified Subsidiary; and

             (B) any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Specified Subsidiary; or

          (7) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole or in part of any Indebtedness secured by any Lien referred to in the foregoing clauses (2), (3), (6) and (7); provided, however, that:

             (A) such new Lien shall be limited to all or part of the same Property subject to the original Lien (plus improvements on such Property); and

             (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

                (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (2), (3), (6) or
           (7); and

                (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

  LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

     Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions to Boyd Gaming or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

          (2) pay any indebtedness owed to Boyd Gaming or any other Restricted Subsidiary;

          (3) make loans or advances to Boyd Gaming or any other Restricted Subsidiary; or

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

          (4) transfer any of its Property to Boyd Gaming or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

             (A) agreements in effect on the Issue Date;

             (B) applicable law;

             (C) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

             (D) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; or

             (E) agreements in existence with respect to a Restricted Subsidiary at the time it is so designated; provided, however, that such agreements are not entered into in anticipation or contemplation of such designation.

     Nothing contained in this covenant shall prevent Boyd Gaming or any Restricted Subsidiary from granting any Lien permitted by the "-- Limitation on Liens" covenant.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the making of any Investment, the giving of any Guarantee or the rendering or receiving of any service) with, from or for the benefit of any Affiliate, any Related Person or any officer or director of any Affiliate or a Related Person (an affiliate transaction) unless:

          (1) the terms of such affiliate transaction are in writing, in the best interest of Boyd Gaming or such Restricted Subsidiary, as the case may be, and at least as favorable to Boyd Gaming or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such affiliate transaction in a similar transaction in arm's-length dealings with a Person who is not such an Affiliate, Related Person or officer or director of an Affiliate or Related Person;

          (2) with respect to each affiliate transaction involving aggregate payments to either party in excess of $5 million, Boyd Gaming delivers to the trustee an Officers' Certificate certifying that such affiliate transaction was approved by a majority of the disinterested members of the Board of Directors and that such affiliate transaction complies with clause
     (1); and

          (3) with respect to each affiliate transaction involving aggregate payments in excess of $10 million, Boyd Gaming delivers to the trustee an opinion letter from an Independent Advisor to effect that such affiliate transaction is fair, from a financial point of view.

     Notwithstanding the foregoing limitation, Boyd Gaming may enter into or suffer to exist the following:

          (1) any transaction pursuant to any contract in existence on the Issue Date;

          (2) any Restricted Payment permitted to be made pursuant to "-- Limitation on Restricted Payments";

          (3) any transaction or series of transactions between Boyd Gaming and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries; and

          (4) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of Boyd Gaming or any of its Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor.

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

  MAINTENANCE OF PROPERTIES AND OTHER MATTERS

     Boyd Gaming shall, and shall cause each of its Subsidiaries to, maintain its Properties in good working order and condition and make all necessary repairs, renewals and replacements; provided, however, that nothing in this provision shall prevent Boyd Gaming or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Properties, if such discontinuance is, in the judgment of Boyd Gaming, both desirable in the conduct of the business of Boyd Gaming and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders.

     Boyd Gaming shall, and shall cause each of its Subsidiaries to, insure and keep insured, with financially sound and reputable insurers, so much of their respective Properties and in such amounts as is usually and customarily insured by Persons engaged in a similar business with respect to Properties of a similar character against loss by fire and the extended coverage perils. None of Boyd Gaming or any of its Subsidiaries shall maintain a system of self-insurance in lieu of or in combination with the foregoing insurance with respect to its Properties; provided that deductibles under the insurance policy or policies of Boyd Gaming and its Subsidiaries shall not be considered to be self-insurance as long as such deductibles accord with financially sound and approved practices of Persons owning or operating Properties of a similar character and maintaining similar insurance coverage.

     Boyd Gaming shall, and shall cause each of its Subsidiaries to, keep proper books and records of accounts in which full and correct entries will be made of all its business transactions in accordance with GAAP. Boyd Gaming shall cause the books and records of accounts of Boyd Gaming and its Subsidiaries to be examined, either on a consolidated or on an individual basis, by one or more firms of independent public accountants not less frequently than annually. Boyd Gaming shall, and shall cause each of its Subsidiaries to, prepare its financial statements in accordance with GAAP.

     Boyd Gaming shall, and shall cause each of its Subsidiaries to, comply with all Legal Requirements and to obtain any licenses, permits, franchises or other authorizations, including Gaming Licenses, from Governmental Authorities necessary to the ownership or operation of its Properties or to the conduct of its business.

     Notwithstanding the foregoing provisions in this covenant, failure by Boyd Gaming or any of its Subsidiaries to comply with such provisions shall not be deemed to be a breach of such provisions to the extent that such failure would not have a material adverse effect on Boyd Gaming and its Subsidiaries, taken as a whole.

  LIMITATION ON ACTIVITIES OF BOYD GAMING

     Boyd Gaming shall not, and shall not permit any of its Restricted Subsidiaries to, engage in (through acquisition or otherwise) any business other than a Related Business.

  LIMITATION ON STATUS AS AN INVESTMENT COMPANY

     Boyd Gaming shall not, and shall not permit any of its Subsidiaries to, become an "investment company" (as that term is defined in the Investment Company Act of 1940), to the extent such status would subject Boyd Gaming or any such Subsidiary to regulation under the Investment Company Act, except for Subsidiaries established for the purpose of financing the operating businesses of Boyd Gaming and its Subsidiaries.

  PAYMENT FOR CONSENT

     Boyd Gaming will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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

  MERGER, CONSOLIDATION AND SALE OF ASSETS

     Neither Boyd Gaming nor any Guarantor shall merge or consolidate with or into any other entity (other than a merger or consolidation of a Guarantor with or into Boyd Gaming or another Guarantor, and other than a merger or consolidation of a Guarantor where the surviving entity is not Boyd Gaming or a Subsidiary of Boyd Gaming) or in one transaction or a series of related transactions sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its Property unless:

          (1) the entity formed by or surviving any such consolidation or merger (if Boyd Gaming or such Guarantor is not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the "Successor"):

             (A) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation, the due and punctual payment of the principal, premium, if any, and interest on all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by Boyd Gaming or such Guarantor, as the case may be; and

             (B) the Successor shall have all Gaming Licenses required to operate all Gaming Facilities to be owned by such Successor;

          (2) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of Boyd Gaming's Property or of such Guarantor's Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (3) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

          (4) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), Boyd Gaming or the Successor, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-- Limitation of Indebtedness"; and

          (5) immediately after giving effect to such transaction or series of transactions on a pro forma basis including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), Boyd Gaming or the Successor shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Boyd Gaming immediately prior to the transaction or series of transactions.

REPORTS

     Whether or not required by the Commission, so long as any notes are outstanding, Boyd Gaming will furnish to the Holders of notes, within 15 days after the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Boyd Gaming were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Boyd Gaming's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if Boyd Gaming were required to file such reports.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, Boyd Gaming will file a copy of all of the information

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

and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing). In addition, Boyd Gaming and the Subsidiary Guarantors have agreed that, until the consummation of the exchange offer and, in the event that, at any time thereafter, Boyd Gaming is no longer subject to the reporting requirements under the Exchange Act for so long as any notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default with respect to payment of interest on any of the notes when it becomes due and payable, and the continuance of such default for a period of 30 days;

          (2) default with respect to payment of principal or premium, if any, on any of the notes when due at maturity, upon acceleration, required purchase or otherwise;

          (3) failure by Boyd Gaming or any Guarantor to observe, perform or comply with the covenants and agreements described in "-- Merger, Consolidation and Sale of Assets" herein;

          (4) failure by Boyd Gaming or the Guarantors to observe, perform or comply with any of the other covenants and agreements in the indenture and such failure to observe, perform or comply continues for a period of 30 days after receipt by Boyd Gaming of a written notice from the trustee or Holders of not less than 25% in aggregate principal amount of the notes then outstanding;

          (5) Indebtedness of Boyd Gaming or any Restricted Subsidiary is not paid when due within any applicable grace period or is accelerated by the Holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $10 million;

          (6) the entry by a court of competent jurisdiction of one or more judgments or orders against Boyd Gaming or any Restricted Subsidiary in an uninsured aggregate amount in excess of $10 million and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days;

          (7) certain events of bankruptcy, insolvency or reorganization affecting Boyd Gaming or any Restricted Subsidiary;

          (8) any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 90 consecutive days of the business of any Gaming Facility owned, leased or operated directly or indirectly by Boyd Gaming or any of its Subsidiaries (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors, evidenced by a Board Resolution, both desirable in the conduct of the business of Boyd Gaming and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders); and

          (9) any Guaranty ceases to be in full force and effect (other than pursuant to the terms of the indenture) or is declared null and void or any Guarantor denies that it has any further liability under its Guaranty or gives notice to such effect.

     A Default under clauses (5), (6) or (8) above is not an Event of Default until the trustee or Holders of not less than 25% in aggregate principal amount of the notes notify Boyd Gaming of the Default.

     Boyd Gaming shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default, its status and what action Boyd Gaming is taking or proposes to take with respect thereto.

     The indenture provides that the trustee, within 90 days after the occurrence of any continuing Default or Event of Default that is known to the trustee, will give notice to the Holders; provided, however, that, except

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

in the case of a default in payment of principal of or interest on the notes, the trustee may withhold such notice as long as it in good faith determines that such withholding is in the interest of the Holders.

     The indenture provides that if an Event of Default with respect to the notes (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Boyd Gaming or a Restricted Subsidiary) shall have occurred and be continuing, the trustee or the registered Holders of not less than 25% in aggregate principal amount of the notes then outstanding may accelerate the maturity of all the notes in which event the notes shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the trustee, the registered Holders of a majority in aggregate principal amount of the notes then outstanding, may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Boyd Gaming or a Restricted Subsidiary shall occur, the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the Holders.

     The Holders of a majority in principal amount of the notes then outstanding shall have the right to waive any existing Default with respect to the notes or compliance with any provision of the indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

     No Holder will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless:

          (1) such Holder shall have previously given to the trustee written notice of a continuing Event of Default;

          (2) Holders of at least 25% in aggregate principal amount of the notes then outstanding shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as a trustee; and

          (3) the trustee shall not have received from the Holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

     However, such limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of and premium, if any, or interest on such Holder's note on or after the respective due dates expressed in such note.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Boyd Gaming or any Guarantor, as such, will have any liability for any obligations of Boyd Gaming or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Boyd Gaming may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

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

          (2) Boyd Gaming's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and Boyd Gaming's and the Guarantor's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, Boyd Gaming may, at its option and at any time, elect to have the obligations of Boyd Gaming and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events with respect to Boyd Gaming) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) Boyd Gaming must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Boyd Gaming must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, Boyd Gaming has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

             (a) Boyd Gaming has received from, or there has been published by, the Internal Revenue Service a ruling or

             (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

        in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, Boyd Gaming has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Boyd Gaming is a party or by which Boyd Gaming is bound;

          (6) Boyd Gaming must deliver to the trustee an officers' certificate stating that the deposit was not made by Boyd Gaming with the intent of preferring the Holders of notes over the other creditors of Boyd

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

     Gaming with the intent of defeating, hindering, delaying or defrauding creditors of Boyd Gaming or others; and

          (7) Boyd Gaming must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture, the notes and the guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes or the guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder of an outstanding note, an amendment or waiver may not, among other things:

          (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or extend the time for payment of interest on any note;

          (3) reduce the principal of or extend the stated maturity of any note, reduce the premium payable upon the redemption of any note or change the time at which note may be redeemed (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (4) impair the right of any Holder to receive payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes;

          (5) make any note payable in money other than that stated in the notes;

          (6) subordinate in right of payment, or otherwise subordinate the notes to any other obligation of Boyd Gaming or any Guarantor;

          (7) release any security interest in favor of the notes or guarantees; or

          (8) make any change in any guarantee that would adversely affect the Holders.

     Notwithstanding the preceding, without the consent of any Holder of notes, Boyd Gaming, the Guarantors and the trustee may amend or supplement the indenture, among other things:

          (1) to cure any ambiguity, defect, omission or inconsistency;

          (2) to provide for the assumption by a successor corporation of Boyd Gaming's or any Guarantor's obligations under the indenture;

          (3) to provide for uncertificated notes in addition to or in place of certificated notes; provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated notes are described in
     Section 163(f)(2)(B) of the Internal Revenue Code;

          (4) to add additional guarantees with respect to the notes or to secure the notes;

          (5) to add to the covenants of Boyd Gaming or any Guarantor for the benefit of the Holders of the notes or to surrender any right or power conferred upon Boyd Gaming or any Guarantor;

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

          (6) to release a Guarantor which has been sold, or whose assets have been sold, in accordance with the provisions of the indenture;

          (7) to make any change that does not adversely affect the rights of any Holder of notes;

          (8) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

          (9) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture on the Issue Date.

     The consent of the Holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment of the indenture becomes effective, Boyd Gaming is required to mail to the Holders of notes a notice brief describing such amendment. However, the failure to give such notice to all Holders of notes, or any defect therein, will not impair or affect the validity of the amendment.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1) either:

             (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Boyd Gaming, have been delivered to the trustee for cancellation; or

             (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Boyd Gaming or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) Boyd Gaming or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture;

          (3) other than with respect to a discharge when the notes have become due and payable, no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Boyd Gaming is a party or by which Boyd Gaming is bound; and

          (4) Boyd Gaming has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Boyd Gaming must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of Boyd Gaming or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it

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acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The exchange notes will be issued in the form of one or more global notes. The global notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee, who will be the global notes Holder. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Investors may hold their beneficial interests in the global notes directly through DTC if they are participating organizations or "participants" in such system or indirectly through organizations that are participants in such system. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below.

     So long as the global note Holder is the registered owner of any notes, the global note Holder will be considered the sole Holder under the indenture of any notes evidenced by the global notes. Beneficial owners of notes evidenced by the global notes will not be considered the owners or Holders of the notes under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither Boyd Gaming nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Boyd Gaming takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised Boyd Gaming that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the participants) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the indirect participants). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

     DTC has also advised Boyd Gaming that, pursuant to procedures established by it:

          (1) upon deposit of the global notes, DTC will credit the accounts of participants designated by the exchange agent with portions of the principal amount of the global notes; and

          (2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the

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

     participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the global notes).

     Except as described below, owners of interest in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, Boyd Gaming and the trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Boyd Gaming, the Guarantors, the trustee nor any agent of Boyd Gaming, the Guarantors or the trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC has advised Boyd Gaming that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or Boyd Gaming. Neither Boyd Gaming nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and Boyd Gaming and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A global note is exchangeable for definitive notes in registered certificated form (certificated notes) if:

          (1) DTC (a) notifies Boyd Gaming that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, Boyd Gaming fails to appoint a successor depositary;

          (2) Boyd Gaming, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated notes; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legends, unless that legend is not required by applicable law.

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

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

SAME DAY SETTLEMENT AND PAYMENT

     We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the global note Holder. Boyd Gaming will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to certificated notes, by mailing a check to each such Holder's registered address.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Additional Assets" means:

          (1) any Property (other than cash, cash equivalents or securities) to be owned by Boyd Gaming or a Restricted Subsidiary and used in a Related Business;

          (2) the costs of improving, restoring, replacing or developing any Property owned by Boyd Gaming or a Restricted Subsidiary which is used in a Related Business; or

          (3) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the procedure for designation of Restricted Subsidiaries set forth below in the Definition of "Restricted Subsidiary."

     "Affiliate" means, with respect to any Person, a Person

          (1) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person,

          (2) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation), or

          (3) of which 10% or more of any class of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such Person.

     The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Sale" means the sale, conveyance, transfer, lease or other disposition, whether in a single transaction or a series of related transactions (including, without limitation, dispositions pursuant to Sale/ Leaseback Transactions or pursuant to the merger of Boyd Gaming or any of its Restricted Subsidiaries with or into any person other than Boyd Gaming or one of its Restricted Subsidiaries), by Boyd Gaming or one of its Restricted Subsidiaries to any Person other than Boyd Gaming or one of its Restricted Subsidiaries of:

          (1) any of the Capital Stock or other ownership interests of any Subsidiary of Boyd Gaming; or

          (2) any other Property of Boyd Gaming or any Property of its Restricted Subsidiaries,

     in each case not in the ordinary course of business of Boyd Gaming or such Restricted Subsidiary.

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

     Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

          (A) any issuance or other such disposition of Capital Stock or other ownership interests of any Restricted Subsidiary to Boyd Gaming or another Restricted Subsidiary;

          (B) any such disposition of Property between or among Boyd Gaming and its Restricted Subsidiaries;

          (C) the sale or other disposition of cash or Temporary Cash
     Investments;

          (D) any exchange of like Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business; and

          (E) a Restricted Payment that is Permitted by the covenant described above under the caption "-- Certain Covenants -- Limitation on Restricted Payments."

     "Attributable Indebtedness" means Indebtedness deemed to be Incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Board of Directors" means the Board of Directors of Boyd Gaming or any committee thereof duly authorized to act on behalf of such Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Boyd Gaming to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the trustee.

     "Borgata Facility" means the casino facility in Atlantic City, New Jersey developed pursuant to The Borgata Joint Venture.

     "Borgata Joint Venture" means the joint venture pursuant to that certain Joint Venture Agreement dated as of May 29, 1996, by and between MAC, CORP., a wholly-owned subsidiary of Mirage Resorts, Incorporated, a Nevada corporation, and Grand K, Inc., a wholly-owned subsidiary of Boyd Gaming, which subsequently assigned its interest to Boyd Atlantic City, Inc., as such agreement is amended from time to time.

     "Boyd Family" means William S. Boyd, any direct descendant or spouse of such person, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries, in Capital Stock of Boyd Gaming is one of the foregoing persons.

     "Capital Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of "-- Certain Covenants # Limitation on Liens," Capital Lease Obligations shall be deemed secured by a Lien on the Property being leased.

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

     A "Change of Control" shall be deemed to occur if:

          (1) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and other than a Restricted Subsidiary, becomes

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

     the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of all classes of the Voting Stock of Boyd Gaming and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis; provided that for purposes of this clause (1), the members of the Boyd Family shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as the members of the Boyd Family beneficially own (as so defined), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of the parent corporation;

          (2) the sale, lease, conveyance or other transfer of all or substantially all of the Property of Boyd Gaming (other than to any Restricted Subsidiary) shall have occurred;

          (3) the stockholders of Boyd Gaming shall have approved any plan of liquidation or dissolution of Boyd Gaming;

          (4) Boyd Gaming consolidates with or merges into another Person or any Person consolidates with or merges into Boyd Gaming in any such event pursuant to a transaction in which the outstanding Voting Stock of Boyd Gaming is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

             (A) the outstanding Voting Stock of Boyd Gaming is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock; and

             (B) the Holders of the Voting Stock of Boyd Gaming immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction; or

          (5) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of Boyd Gaming was approved by a vote of either:

             (A) 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved; or

             (B) members of the Boyd Family who beneficially own (as defined for purposes of clause (1) above), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of Boyd Gaming), cease for any reason to constitute a majority of the Board of Directors then in office.

     "Consolidated EBITDA" means, for any period, without duplication, the sum of:

          (1) Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby:
     (a) Consolidated Fixed Charges; (b) provisions for taxes based on income;
     (c) consolidated depreciation expense; (d) consolidated amortization expense; (e) all preopening expenses paid or accrued; and (f) other noncash items reducing Consolidated Net Income,

     minus other noncash items increasing Consolidated Net Income;

all as determined on a consolidated basis for Boyd Gaming and its Restricted Subsidiaries in conformity with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means the ratio of Consolidated EBITDA during the Reference Period to the aggregate amount of Consolidated Fixed Charges during the Reference Period.

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

     "Consolidated Fixed Charges" means, for any period, the total interest expense of Boyd Gaming and its consolidated Subsidiaries (other than Unrestricted Subsidiaries), including:

          (1) the interest component of Capital Lease Obligations;

          (2) one-third of the rental expense attributable to operating leases;

          (3) amortization of Indebtedness discount and commissions, discounts and other similar fees and charges owed with respect to Indebtedness;

          (4) noncash interest payments;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6) net costs pursuant to Interest Rate Agreements;

          (7) dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than Boyd Gaming or a Restricted Subsidiary;

          (8) interest attributable to the Indebtedness of any other Person for which Boyd Gaming or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise (including Indebtedness Guaranteed pursuant to Investment Guarantees) and

          (9) any dividend or distribution, whether in cash, property or securities, on Disqualified Stock of Boyd Gaming.

     "Consolidated Net Income" means for any period, the net income (loss) of Boyd Gaming and its Subsidiaries determined in accordance with GAAP; provided, however, that the following items shall be excluded from the computation of Consolidated Net Income:

          (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that, subject to the limitations contained in
     (4) below,

             (A) the net income (or, if applicable, Boyd Gaming's equity in the net income) of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Boyd Gaming or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below), and

             (B) Boyd Gaming's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

          (2) any net income (loss) of any Person acquired by Boyd Gaming or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Boyd Gaming, except that:

             (A) subject to the limitations contained in (4) below, Boyd Gaming's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Boyd Gaming or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause), and

             (B) Boyd Gaming's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain or loss realized upon the sale or other disposition of any Property of Boyd Gaming or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold

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

     or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) items classified as extraordinary or any non-cash item classified as nonrecurring; and

          (6) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Boyd Gaming and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as

          (1) the par or stated value of all outstanding Capital Stock plus,

          (2) paid-in capital or capital surplus relating to such Capital Stock plus,

          (3) any retained earnings or earned surplus, less

             (A) any accumulated deficit, and

             (B) any amounts attributable to Disqualified Stock.

     "Credit Facility" means the senior secured credit facility outstanding on the Issue Date, as amended from time to time, among Boyd Gaming, certain Subsidiaries and a syndicate of banks, and any extensions, revisions, refinancings or replacements thereof by an institutional lender or syndicate of institutional lenders.

     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" of a Person means any Capital Stock of such Person:

          (1) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise:

             (A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

             (B) is or may become redeemable or repurchaseable at the option of the Holder thereof, in whole or in part; or

             (C) is convertible or exchangeable or exercisable for Indebtedness; and

          (2) as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the Holder thereof occurs, or may occur, in the case of each of clauses (1) or (2) on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that such Capital Stock of Boyd Gaming or any of its Subsidiaries shall not constitute Disqualified Stock if it is redeemable prior to the first anniversary of the Stated Maturity of the notes only if:

             (A) the Holder or a beneficial owner of such Capital Stock is required to qualify under the Gaming Laws and does not so qualify; or

             (B) the Board of Directors determines in its reasonable, good faith judgment, as evidenced by a Board Resolution, that as a result of a Holder or beneficial owner owning such Capital Stock, Boyd Gaming or any of its Subsidiaries has lost or may lose any Gaming License, which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of Boyd Gaming and its Subsidiaries, taken as a whole, or would restrict the ability of Boyd Gaming or any of its Subsidiaries to conduct business in any gaming jurisdiction.

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

     "Event of Loss" means, with respect to any Property, any loss, destruction or damage of such Property, or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided:

          (1) if such Property has a Fair Market Value of less than $5 million, by any Officer of Boyd Gaming; or

          (2) if such Property has a Fair Market Value in excess of $5 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the trustee.

     "GAAP" means accounting principles generally accepted in the United States of America in effect on the date of the indenture.

     "Gaming Authority" means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Louisiana Gaming Control Board, the Mississippi Gaming Commission, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Illinois Gaming Board, the Indiana Gaming Commission and any other agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe's reservation) which has, or may at any time after the date of the indenture have, jurisdiction over the gaming activities of Boyd Gaming or any of its Subsidiaries or any successor to such authority.

     "Gaming Facility" means any gaming or parimutuel wagering establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment or 100% of the equity interest of a Person the primary business of which is ownership and operation of any of the foregoing.

     "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which Boyd Gaming or any of its Subsidiaries is, or may at any time after the date of the indenture be, subject.

     "Gaming License" means any license, permit, franchise or other authorization from any governmental authority required on the date of the indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of Boyd Gaming and its Subsidiaries, including all licenses granted under Gaming Laws and other Legal Requirements.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business; or (ii) any obligation in the nature of a completion guaranty which is limited solely to an obligation to complete the development, construction or opening of any new Gaming Facility entered into on behalf of any Permitted Joint Venture. The term "Guarantee" used as a verb has a corresponding meaning.

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

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the consolidated balance sheet of such Person including by merger or operation of law (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing). The accretion of principal of a noninterest bearing or other discount security shall not be deemed the Incurrence of Indebtedness so long the amount thereof is included in the computation of "Consolidated Fixed Charges" for all purposes under the indenture.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), or the principal amount of such indebtedness evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

          (1) any Capital Lease Obligations;

          (2) Indebtedness of other Persons secured by a Lien to which the Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such Property or the amount of the Indebtedness so secured);

          (3) Guarantees of Indebtedness of other Persons;

          (4) any Disqualified Stock;

          (5) any Attributable Indebtedness;

          (6) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions issued for the account of such Person (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

          (7) in the case of Boyd Gaming, Preferred Stock of its Restricted Subsidiaries; and

          (8) obligations pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

     Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture; provided, however, that if such Disqualified Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock or Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (1) through (8) above in respect thereof at such date.

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

     "Independent Advisor" means, an investment banking firm of national standing with non-investment grade debt underwriting experience or any third party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of Boyd Gaming.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others), in connection with the performance of obligations under any completion guaranty or otherwise, to, or Incurrence of an Investment Guarantee or a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including the designation by the Board of Directors of a Person to be an Unrestricted Subsidiary. In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's (or any successor to the rating agency business thereof) and BBB- (or the equivalent) by S&P (or any successor to the rating agency business thereof).

     "Investment Grade Status" means any time at which the ratings of the notes by each of Moody's (or any successor to the rating agency business thereof) and S&P (or any successor to the rating agency business thereof) are Investment Grade Ratings.

     "Investment Guarantee" means any Guarantee by Boyd Gaming or a Restricted Subsidiary of Indebtedness of a Permitted Joint Venture; provided, such Guarantee complies with the requirements of clause (8) of the second paragraph of "-- Limitation on Restricted Payments"; provided, further, that only such Indebtedness of such Permitted Joint Venture Guaranteed by Boyd Gaming or a Restricted Subsidiary that matures by its terms prior to the time (if any) that the ability of Boyd Gaming or a Restricted Subsidiary to control the day-to-day operations of such Permitted Joint Venture (pursuant to a management contract or otherwise) is scheduled to expire may constitute Indebtedness subject to an Investment Guarantee.

     "Issue Date" means the date on which the notes are initially issued.

     "Legal Requirements" means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all governmental authorities, that are now or may hereafter be in existence, and that may be applicable to Boyd Gaming or any Subsidiary or Affiliate thereof or the trustee (including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable.

     "Lien" means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Any Sale/Leaseback Transaction shall be deemed to constitute a Lien on the Property which is the subject of such Sale/Leaseback Transaction securing the Attributable Indebtedness represented thereby.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

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

     "Net Proceeds" from any Asset Sale or Event of Loss by any Person or its Restricted Subsidiaries means cash and cash equivalents received in respect of the Property sold or with respect to which an Event of Loss occurred, net of:

          (1) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary Incurred in connection with an Asset Sale of such type, including, without limitation, all legal, title and recording tax expenses, commissions and fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all Federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale or Event of Loss that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries;

          (2) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale or Event of Loss; and

          (3) all contractually required distributions and other payments made to minority interest Holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset Sale or Event of Loss; provided, however, that, in the event that any consideration for an Asset Sale (which would otherwise constitute Net Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided further, however, that any noncash consideration received in connection with an Asset Sale or Event of Loss which is subsequently converted to cash shall be deemed to be Net Proceeds at and from the time of such conversion.

     "Non-Recourse Indebtedness" means Indebtedness of a Person to the extent that under the terms thereof or pursuant to applicable law:

          (1) no personal recourse shall be had against such Person for the payment of the principal of or interest or premium, if any, on such Indebtedness; and

          (2) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property purchased with the proceeds of the Incurrence of such Indebtedness and as to which neither Boyd Gaming nor any of its Restricted Subsidiaries provides any credit support or is liable.

     "Officer" means the Chief Executive Officer, President, Treasurer, any Executive Vice President, Senior Vice President or any Vice President of Boyd Gaming.

     "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of Boyd Gaming.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the trustee. The counsel may be an employee of or counsel to Boyd Gaming or the trustee.

     "Permitted FF&E Financing" means Indebtedness of Boyd Gaming or any of its Restricted Subsidiaries that is Incurred to finance the acquisition or lease after the date of the indenture of newly acquired or leased furniture, fixtures or equipment (FF&E) used directly in the operation of a Gaming Facility owned or leased by Boyd Gaming or its Restricted Subsidiaries and secured by a Lien on such FF&E in an amount not to exceed 100% of the cost of the FF&E so purchased or leased.

     "Permitted Holders" means the Boyd Family and any group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) comprised solely of members of the Boyd Family.

     "Permitted Investment" means an Investment by Boyd Gaming or any Restricted Subsidiary in:

          (1) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Boyd Gaming or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3) Temporary Cash Investments;

          (4) receivables owing to Boyd Gaming or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Boyd Gaming or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business consistent with past practices of Boyd Gaming or such Restricted Subsidiary, as the case may be;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Boyd Gaming or any Restricted Subsidiary or in satisfaction of judgments; and

          (8) securities received pursuant to clause (2) of the first paragraph under "-- Redemption at the Option of Holders -- Asset Sales; Events of Loss."

     "Permitted Joint Venture" means a Person in which a Permitted Joint Venture Investment has been made by Boyd Gaming or any Restricted Subsidiary.

     "Permitted Joint Venture Investment" means any Investment in a Person primarily engaged or preparing to engage in a Related Business if (1) other than with respect to any Person which is a Native American tribe or an agency or instrumentality thereof, immediately after giving effect to such Investment, Boyd Gaming or a Restricted Subsidiary will own at least 35% of the shares of Capital Stock (including at least 35% of the total voting power thereof) of such Person, and will control the day-to-day operations of such Person pursuant to a management contract or otherwise; or (2) with respect to any Person which is a Native American tribe or an agency or instrumentality thereof, there is in effect a written agreement which has been approved by all required Gaming Authorities, pursuant to which Boyd Gaming or one of its Restricted Subsidiaries will manage such tribe's gaming activities at the facility or facilities for which the Investment is being made in exchange for customary fees and reimbursements.

     "Permitted Liens" means:

          (1) Liens for taxes, assessments or governmental charges or levies on the Property of Boyd Gaming or any Specified Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

          (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens on the Property of Boyd Gaming or any Specified Subsidiary which secure payment of obligations arising in the ordinary course of business;

          (3) Liens on the Property of Boyd Gaming or any Specified Subsidiary in favor of issuers of performance bonds and surety bonds obtained in the ordinary course of business;

          (4) other Liens on the Property of Boyd Gaming or any Specified Subsidiary incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses;

          (5) pledges or deposits by Boyd Gaming or any Specified Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Boyd Gaming or

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

     any Specified Subsidiary is a party, or deposits to secure public or statutory obligations of Boyd Gaming or any Specified Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (6) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and do not materially detract from the value of such Property; and

          (7) Liens securing obligations to the trustee pursuant to the compensation and indemnity provisions of the indenture.

     "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements (and including refinancings by Boyd Gaming of Indebtedness of a Restricted Subsidiary) so long as:

          (1) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement;

          (2) the average life and Stated Maturity is not shortened; and

          (3) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced; provided, however, that Permitted Refinancing Indebtedness shall not include:

             (a) Indebtedness of a Subsidiary that refinances Indebtedness of Boyd Gaming or another Subsidiary; or

             (b) Indebtedness of Boyd Gaming that refinances the Indebtedness of an Unrestricted Subsidiary.

     "Permitted Stardust Contribution" shall mean the contribution by Mare-Bear, Inc. (or any other Guarantor which owns the Stardust Casino facility on the Las Vegas Strip) of the Stardust real estate (and improvements thereon) to a Permitted Joint Venture which is not a Subsidiary of Boyd Gaming, which contribution shall be permitted if (i) it occurs subsequent to the opening of The Borgata Facility; (ii) pro forma for such contribution the Consolidated Fixed Charge Coverage Ratio of Boyd Gaming and its Restricted Subsidiaries is
2.5 to 1 or greater; (iii) at the time Boyd Gaming enters into a binding agreement to make any such contribution the notes have ratings from S&P and Moody's which are not less than the ratings assigned by such rating agencies to the notes on the Issue Date, respectively (and there is no announced review pending for a possible downgrade of such ratings); (iv) the terms of any such contribution comply with the requirements of the provision described above under "-- Certain Covenants -- Limitation on Transactions with Affiliates," without regard to the exception set forth in clause (2) of the second paragraph thereof; and (v) Boyd Gaming shall have delivered to the trustee under the indenture for payment to the Holders of the notes, an amount equal to the greater of (a) $7.50 per each $1,000 principal amount of notes then outstanding; or (b) an amount per $1,000 principal amount of notes then outstanding equal to the amount, if any, paid (per $1,000 principal amount) to the Holders of Boyd Gaming 9.50% Senior Subordinated Notes due 2007 as consideration for their consent to such contribution of the Stardust property to a permitted joint venture.

     "Person" means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the Holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the Holders of other Capital Stock issued by such Person.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first Person).

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

     "Public Equity Offering" means an underwritten public offering of Capital Stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Qualified Non-Recourse Debt" means Indebtedness:

          (1) as to which neither Boyd Gaming nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; provided, however, that the provision by Boyd Gaming of a completion guaranty or the making of payments with respect thereto, in each case, to the extent permitted under the covenant described above under "-- Certain Covenants -- Limitation on Restricted Payments," shall not prevent any Indebtedness from constituting Qualified Non-Recourse Debt;

          (2) no default with respect to which (including any rights that the Holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any Holder of any Indebtedness of Boyd Gaming or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Boyd Gaming or any of its Restricted Subsidiaries.

     "Rating Agencies" means S&P and Moody's or any successor to the respective rating agency businesses thereof.

     "Rating Decline" shall have occurred if at any date within 90 calendar days after the date of public disclosure of the occurrence of a Change of Control (which period will be extended for so long as Boyd Gaming's debt ratings are under publicly announced review for possible downgrading (or without an indication of the direction of a possible ratings change) by either Moody's or S&P or their respective successors) the notes no longer have Investment Grade Status.

     "Reference Period" means the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of a proposed Incurrence, Restricted Payment or other transaction.

     "Related Business" means the business conducted (or proposed to be conducted) by Boyd Gaming and its Subsidiaries in connection with any Gaming Facility and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary to or in preparation for, such business including, without limitation, the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of casino), owned, or to be owned, leased or managed by Boyd Gaming or one of its Subsidiaries.

     "Related Person" means any legal or beneficial owner of 5% or more of any class of Capital Stock of Boyd Gaming or any of its Subsidiaries.

     "Restricted Payment" means:

          (1) any dividend or distribution (whether made in cash, property or securities) declared or paid on or with respect to any shares of Capital Stock of Boyd Gaming or to Boyd Gaming's stockholders except for such dividends or distributions payable solely in Capital Stock of Boyd Gaming (other than Disqualified Stock of Boyd Gaming);

          (2) a payment made by Boyd Gaming or any Restricted Subsidiary (other than to Boyd Gaming or a Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of Boyd Gaming or Capital Stock of any Affiliate of Boyd Gaming or any warrants, rights or options, to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock;

          (3) a payment made by Boyd Gaming or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Indebtedness subordinate in right of payment to the notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), Indebtedness of Boyd Gaming or any Guarantor which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the notes or the Guarantees; or

          (4) any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of Boyd Gaming that:

          (a) has not been designated by the Board of Directors of Boyd Gaming as an Unrestricted Subsidiary; or

          (b) was an Unrestricted Subsidiary, but has been redesignated by the Board of Directors of Boyd Gaming as a Restricted Subsidiary,

in each case as provided under the definition of Unrestricted Subsidiary; provided, however, that no Subsidiary shall become a Restricted Subsidiary unless, immediately after giving pro forma effect to such designation, Boyd Gaming would be able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "Certain Covenants -- Limitation on Indebtedness."

     "Sale/Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "S&P" means Standard &Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which a payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following:

          (1) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof;

          (2) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or higher, "A--" or higher or "A--" or higher according to Moody's, S&P or Fitch Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), respectively;

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

          (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above; and

          (4) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than Boyd Gaming or an Affiliate of Boyd Gaming) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's "A-1" (or higher) according to S&P or "A-1" (or higher) according to Fitch Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

          (5) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through
     (4) above.

     "Unrestricted Subsidiary" means (1) any Subsidiary of Boyd Gaming which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors) and (2) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary of Boyd Gaming (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary (unless such Subsidiary owns any Capital Stock of or owns or holds any Lien on any Property of Boyd Gaming or any other Subsidiary of Boyd Gaming which is not a Subsidiary of the Subsidiary to be so designated); provided,that such Subsidiary has no Indebtedness other than Qualified Non-Recourse Debt and:

          (A) the Subsidiary to be so designated has total assets of $1,000 or less; or

          (B) such designation is effective immediately upon such entity becoming a Subsidiary of Boyd Gaming.

     Subject to clause (2) above, the Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving pro forma effect to such redesignation, Boyd Gaming would be able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "Certain Covenants -- Limitation on Indebtedness."

     If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirement with respect to Qualified Non-Recourse Debt, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Boyd Gaming as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption "Limitation on Indebtedness," Boyd Gaming shall be in Default of such covenant).

     Any such designation by the Board of Directors will be evidenced to the trustee by filing with the trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying:

          (1) that such designation complies with the foregoing provisions; and

          (2) giving the effective date of such designation,

such filing with the trustee to occur within 75 days after the end of the fiscal quarter of Boyd Gaming in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the fiscal year, within 120 days after the end of such fiscal year).

     "U.S. Government Obligations" means direct obligations (or Certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" means securities of any class or classes of a Person, the Holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     In this section we summarize some of the tax considerations relevant to the exchange of your old notes for exchange notes in the exchange offer and the ownership and disposition of the exchange notes by holders who acquire the exchange notes pursuant to the exchange offer and who or which hold the exchange notes as capital assets for purposes of the U.S. Internal Revenue Code. This summary does not purport to be a complete analysis of all potential tax considerations relating to the exchange notes. The U.S. Internal Revenue Code contains rules relating to securities held by special categories of holders, including financial institutions, certain insurance companies, broker-dealers, tax-exempt organizations, traders in securities that elect to mark-to-market, investors liable for the alternative minimum tax, investors that hold shares as part of a straddle or a hedging or conversion transaction, and investors whose functional currency is not the U.S. dollar. We do not discuss these rules and holders who are in special categories should consult their own tax advisors.

     This discussion is based on the current provisions of:

     - the U.S. Internal Revenue Code and current and proposed regulations under the U.S. Internal Revenue Code;

     - the administrative policies published by the U.S. Internal Revenue Service or "IRS"; and

     - judicial decisions;

all of which are subject to change either prospectively or retroactively.

     We intend this summary to be a general description of the U.S. federal income tax considerations material to the exchange of your old notes for exchange notes in the exchange offer and the ownership and disposition of the exchange notes by holders who acquire the exchange notes pursuant to the exchange offer. We do not discuss U.S., state, local, foreign or other tax laws, including gift and estate tax laws, that may apply.

     YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

     We have not sought and will not seek any rulings from the IRS on the matters discussed in this section. The IRS may take a different position on the tax consequences of the exchange of your old notes for exchange notes in the exchange offer and the ownership and disposition of the exchange notes by holders who acquire the exchange notes pursuant to the exchange offer and that position may be sustained.

     We refer to you as a "U.S. Holder" if you are an individual or entity who or that is:

     - for purposes of the U.S. Internal Revenue Code, a citizen or resident in the U.S.;

     - a corporation or other entity created or organized under the laws of the U.S. or any political subdivision of the U.S.;

     - an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

     - a trust which either (1) is subject to supervision of a court within the U.S. and the control of one or more U.S. persons, or (2) has elected to be treated as a U.S. person; or

     - otherwise subject to U.S. federal income tax on a net income basis on the exchange notes.

     We refer to persons who or that are not "U.S. holders" as "non-U.S.
holders."

U.S. HOLDERS

     Interest. If you are a U.S. holder, the stated interest on the exchange notes generally will be taxable to you as ordinary income at the time that it is paid or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

     Sale, Exchange or Other Taxable Disposition of an Exchange Note. As a U.S. holder, you will recognize gain or loss on the sale, retirement, redemption or other taxable disposition of an exchange note in an amount equal to the difference between (1) the amount of cash and the fair market value of other property received in exchange for the exchange note, other than amounts for accrued but unpaid stated interest, and (2) your adjusted tax basis in the exchange note. Any gain or loss recognized will generally be capital gain or loss. The capital gain or loss will generally be long-term capital gain or loss your holding period for the exchange note is more than one year. Otherwise, the capital gain or loss will be a short-term capital gain or loss.

     Market Discount. U.S. holders should be aware that the resale of the exchange notes may be affected by the "market discount" rules of the U.S. Internal Revenue Code under which a purchaser of an exchange note acquiring the exchange note at a market discount generally would be required to include as ordinary income a portion of the gain realized upon the disposition or retirement of such exchange note, to the extent of the market discount that has accrued but not been included in income while the debt instrument was held by such purchaser.

     Exchange Offer. As a U.S. holder, you will not recognize taxable gain or loss from exchanging notes for exchange notes in the registered exchange offer. The holding period of the exchange notes will include the holding period of the old notes that are exchanged for the exchange notes. The adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the old notes exchanged for the exchange notes immediately before the exchange.

     Consent Payments. The indenture requires the Company to make a consent payment to holders in the event of certain transfers of the Stardust property. Any such payment, if made, will be taxable to you as ordinary income when received or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

     Effectively Connected Income. Holders whose income on the exchange notes is subject to U.S. federal income tax on a net income basis because such income is effectively connected with the conduct of a trade or business within the United States should consult their own tax advisors concerning the U.S. tax consequences of the exchange notes.

     Backup Withholding and Information Reporting. As a U.S. holder, you may be subject to information reporting and possible backup withholding. If applicable, backup withholding would apply at a maximum rate of 31% on interest on, or the proceeds of a sale, exchange, redemption, retirement, or other disposition of, an exchange note, unless you (1) are a corporation or come within other exempt categories and, when required, demonstrate this fact, or (2) provide us or our agent with your taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the backup withholding rules.

NON-U.S. HOLDERS

  INTEREST

     If you are a non-U.S. holder, interest paid to you on the exchange notes will not be subject to U.S. withholding tax if:

     - you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

     - you are not a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us through stock ownership;

     - you are not a bank that received the interest on an extension of credit made under a loan agreement entered into in the ordinary course of your trade or business; and

     - either (1) you, as the beneficial owner of the exchange note, provide us or our agent with a statement, on U.S. Treasury Form W-8 BEN or a suitable substitute form, signed under penalties of perjury that includes your name and address and certifies that you are not a U.S. person, or
       (2) an exemption is otherwise established. If you hold your exchange notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable U.S. Treasury Regulations.

     If these requirements are not met, you will be subject to U.S. withholding tax at a rate of 30%, or lower treaty rate, if applicable, on interest payments.

     Sale, Exchange or Other Taxable Disposition of an Exchange Note. As a non-U.S. holder, gain realized by you on the sale, exchange or redemption of an exchange note generally will not be subject to U.S. withholding tax. However, gain will be subject to U.S. tax if (1) you are an individual who is present in the U.S. for a total of 183 days or more during the taxable year in which the gain is realized and other conditions are satisfied, or (2) you are subject to tax under U.S. tax laws that apply to certain U.S. expatriates.

  BACKUP WITHHOLDING AND INFORMATION REPORTING.

     The amount of any interest paid to, and the tax withheld with respect to, a non-U.S. holder must generally be reported annually to the IRS and to such non-U.S. holder regardless of whether any tax was actually withheld.

     Payments on the exchange notes made by us or our paying agent to noncorporate non-U.S. holders may be subject to information reporting and possibly to "backup withholding" at a maximum rate of 31%. Information reporting and backup withholding generally do not apply, however, to payments made by us or our paying agent on an exchange note if we (1) have received from you the U.S. Treasury Form W-8 BEN or a suitable substitute form as described above under "Non-U.S. Holders -- Interest," or otherwise establish an exemption and
(2) do not have actual knowledge that you are a U.S. holder.

     Payment of proceeds from a sale of an exchange note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you certify as to your non-U.S. status or otherwise establish an exemption from information reporting and backup withholding and the broker does not have actual knowledge that you are a U.S. holder. Payment outside the United States of the proceeds of the sale of an exchange note to or through a foreign office of a "broker," as defined in the applicable U.S. Treasury Regulations, should not be subject to information reporting or backup withholding. However, U.S. information reporting, but not backup withholding, generally will apply to a payment made outside the U.S. of the proceeds of a sale an exchange note through an office outside the U.S. of a broker if the broker:

     - is a U.S. person;

     - is a foreign person who derives 50% or more of its gross income from the conduct of a U.S. trade or business;

     - is a "controlled foreign corporation" for U.S. federal income tax purposes; or

     - is a foreign partnership, if at any time during its taxable year, one or more of its partners are U.S. persons, as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, the foreign partnership is engaged in a U.S. trade or business.

     However, information reporting will not apply if (1) you certify as to your non-U.S. status or the broker has documentary evidence in its records that you are a non-U.S. holder, and certain other conditions are met or (2) an exemption is otherwise established.

     Any amounts withheld under the backup withholding regulations from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided that you follow the requisite procedures.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for old notes where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities. We have agreed that, starting at the expiration date and ending 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions:

     - in the over-the-counter market;

     - in negotiated transactions;

     - through the writing of options on the exchange notes; or

     - through a combination of the above methods of resale,

at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay certain expenses incident to the exchange offer (including the expenses of one counsel for the holders of old notes), other than commissions and concessions of any broker-dealer. We also will provide indemnification against specified liabilities, including liabilities that may arise under the Securities Act, to holders of old notes in the exchange offer for exchange notes. By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which:

     - makes any statement in the prospectus untrue in any material respect; or

     - requires the making of any changes in the prospectus to make the statements in the prospectus not misleading,

which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

                                 LEGAL MATTERS

     The validity of the exchange notes and the guarantees will be passed upon for Boyd Gaming Corporation and its guarantor subsidiaries by Morrison & Foerster LLP, Irvine, California.

                                    EXPERTS

     The consolidated financial statements of Boyd Gaming Corporation and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................   F-2
Consolidated Balance Sheets
  As of December 31, 2000 and 1999..........................   F-3
Consolidated Statements of Operations
  For the years ended December 31, 2000, 1999 and 1998......   F-4
Consolidated Statements of Changes in Stockholders' Equity
  For the years ended December 31, 2000, 1999 and 1998......   F-5
Consolidated Statements of Cash Flows
  For the years ended December 31, 2000, 1999 and 1998......   F-6
Notes to Consolidated Financial Statements..................   F-7
Selected Quarterly Financial Information (unaudited)........  F-30

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Boyd Gaming Corporation and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of Boyd Gaming Corporation and Subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Boyd Gaming Corporation and Subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
February 14, 2001 (except for Note 17 as to which the date is July 11, 2001)

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                       ASSETS
Current assets
  Cash and cash equivalents.................................  $   88,059   $   86,192
  Accounts receivable, net..................................      14,260       17,585
  Inventories...............................................       6,200        6,181
  Prepaid expenses and other................................      11,837       14,718
  Income taxes receivable...................................          66        1,108
  Deferred income taxes.....................................       8,149       16,835
                                                              ----------   ----------
       Total current assets.................................     128,571      142,619
Property and equipment, net.................................     959,966      901,014
Investment in unconsolidated subsidiaries, net..............     105,560        5,708
Other assets and deferred charges, net......................      38,213       39,981
Intangible assets, net......................................     345,304      354,659
                                                              ----------   ----------
       Total assets.........................................  $1,577,614   $1,443,981
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt......................  $    2,485   $    1,744
  Accounts payable..........................................      38,540       36,531
  Construction payables.....................................       9,816        8,609
  Accrued liabilities
     Payroll and related....................................      36,115       31,184
     Interest and other.....................................      70,061       58,862
                                                              ----------   ----------
       Total current liabilities............................     157,017      136,930
Long-term debt, net of current maturities...................   1,016,813      982,149
Deferred income taxes and other liabilities.................      74,006       57,923
Commitments and contingencies
Stockholders' equity
  Preferred stock, $.01 par value; 5,000,000 shares
     authorized.............................................          --           --
  Common stock, $.01 par value; 200,000,000 shares
     authorized; 62,234,954 and 62,227,753 shares
     outstanding............................................         622          622
  Additional paid-in capital................................     142,020      141,986
  Retained earnings.........................................     187,136      124,371
                                                              ----------   ----------
       Total stockholders' equity...........................     329,778      266,979
                                                              ----------   ----------
       Total liabilities and stockholders' equity...........  $1,577,614   $1,443,981
                                                              ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              2000         1999         1998
                                                           ----------   ----------   ----------
Revenues
  Casino.................................................  $  868,983   $  733,677   $  722,124
  Food and beverage......................................     160,139      158,982      161,582
  Room...................................................      75,114       71,478       74,053
  Other..................................................      73,125       69,988       70,903
  Management fees and joint venture......................       3,815       47,463       40,206
  Termination fee, net...................................      70,988           --           --
                                                           ----------   ----------   ----------
Gross revenues...........................................   1,252,164    1,081,588    1,068,868
Less promotional allowances..............................     120,626      110,663      108,229
                                                           ----------   ----------   ----------
     Net revenues........................................   1,131,538      970,925      960,639
                                                           ----------   ----------   ----------
Costs and expenses
  Casino.................................................     423,017      355,284      352,289
  Food and beverage......................................     103,056      103,439      106,195
  Room...................................................      22,292       22,532       24,724
  Other..................................................      70,256       63,825       65,626
  Selling, general and administrative....................     167,678      145,788      147,647
  Maintenance and utilities..............................      49,053       41,972       41,144
  Depreciation...........................................      80,678       67,793       67,656
  Amortization of intangible license rights and
     acquisition costs...................................       9,802        6,325        5,751
  Corporate expense......................................      21,259       25,867       19,994
  Preopening expense.....................................       4,894        1,489           --
  Restructuring charge...................................          --           --        5,925
                                                           ----------   ----------   ----------
     Total...............................................     951,985      834,314      836,951
                                                           ----------   ----------   ----------
Operating income.........................................     179,553      136,611      123,688
                                                           ----------   ----------   ----------
Other income (expense)
  Interest income........................................       1,807          253          365
  Interest expense, net of amounts capitalized...........     (79,303)     (69,230)     (74,162)
                                                           ----------   ----------   ----------
     Total...............................................     (77,496)     (68,977)     (73,797)
                                                           ----------   ----------   ----------
Income before provision for income taxes and cumulative
  effect.................................................     102,057       67,634       49,891
Provision for income taxes...............................      39,292       27,595       21,291
                                                           ----------   ----------   ----------
Income before cumulative effect..........................      62,765       40,039       28,600
Cumulative effect of a change in accounting for start-up
  activities, net of tax benefit of $936.................          --       (1,738)          --
                                                           ----------   ----------   ----------
Net income...............................................  $   62,765   $   38,301   $   28,600
                                                           ==========   ==========   ==========
Basic and diluted net income per common share:
  Income before cumulative effect........................  $     1.01   $     0.65   $     0.46
  Cumulative effect, net of tax..........................          --        (0.03)          --
                                                           ----------   ----------   ----------
     Net income..........................................  $     1.01   $     0.62   $     0.46
                                                           ==========   ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2000
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                            COMMON STOCK       ADDITIONAL                  TOTAL
                                         -------------------    PAID-IN     RETAINED   STOCKHOLDERS'
                                           SHARES     AMOUNT    CAPITAL     EARNINGS      EQUITY
                                         ----------   ------   ----------   --------   -------------
Balances, January 1, 1998..............  61,669,628    $617     $139,054    $ 57,470     $197,141
Net income.............................          --      --           --      28,600       28,600
Stock issued in connection with
  employee stock purchase plan.........     357,886       3        1,562          --        1,565
                                         ----------    ----     --------    --------     --------
Balances, December 31, 1998............  62,027,514     620      140,616      86,070      227,306
Net income.............................          --      --           --      38,301       38,301
Stock issued in connection with
  employee stock purchase plan.........     179,801       2        1,256          --        1,258
Stock options exercised................      20,438      --          114          --          114
                                         ----------    ----     --------    --------     --------
Balances, December 31, 1999............  62,227,753     622      141,986     124,371      266,979
Net income.............................          --      --           --      62,765       62,765
Stock options exercised................       7,201      --           34          --           34
                                         ----------    ----     --------    --------     --------
Balances, December 31, 2000............  62,234,954    $622     $142,020    $187,136     $329,778
                                         ==========    ====     ========    ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2000        1999        1998
                                                              ---------   ---------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $  62,765   $  38,301   $ 28,600
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Depreciation and amortization...........................     90,480      74,118     73,407
    Cumulative effect of a change in accounting principle...         --       2,674         --
    Deferred income taxes...................................     24,023      20,010     26,259
    Preopening expense......................................      4,894       1,489         --
    Restructuring charge....................................         --          --      5,925
    Equity loss in unconsolidated subsidiaries..............      1,942       1,356         --
  Changes in assets and liabilities:
    Accounts receivable, net................................      3,491       3,055       (616)
    Inventories.............................................        (19)      3,569        339
    Prepaid expenses and other..............................      2,881         366       (574)
    Other assets............................................        972      (4,906)      (814)
    Other current liabilities...............................     19,910       8,632     (3,350)
    Other liabilities.......................................        746         526        851
    Income taxes receivable.................................      1,042       9,957     (8,278)
                                                              ---------   ---------   --------
      Net cash provided by operating activities.............    213,127     159,147    121,749
                                                              ---------   ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Net cash paid for acquisition of Blue Chip Casino.........         --    (261,195)        --
  Investments in and advances to unconsolidated
    subsidiaries............................................   (101,960)     (4,717)        --
  Proceeds from sale of Sam's Town Kansas City's assets.....         --       2,000     10,500
  Acquisition of property, equipment and other assets.......   (139,845)    (91,719)   (68,011)
  Preopening expense........................................     (4,894)     (1,489)        --
                                                              ---------   ---------   --------
      Net cash used in investing activities.................   (246,699)   (357,120)   (57,511)
                                                              ---------   ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of long-term debt..................         --          --      8,000
  Payments on long-term debt................................       (745)     (1,958)    (2,909)
  Net borrowings (payments) under credit agreements.........     36,150     209,000    (73,000)
  Proceeds from issuance of common stock....................         34       1,186      1,331
                                                              ---------   ---------   --------
      Net cash provided by (used in) financing activities...     35,439     208,228    (66,578)
                                                              ---------   ---------   --------
Net increase (decrease) in cash and cash equivalents........      1,867      10,255     (2,340)
Cash and cash equivalents, beginning of year................     86,192      75,937     78,277
                                                              ---------   ---------   --------
Cash and cash equivalents, end of year......................  $  88,059   $  86,192   $ 75,937
                                                              =========   =========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest, net of amounts capitalized........  $  72,934   $  67,329   $ 74,080
  Cash paid for income taxes, net of refunds................     14,226       7,882      5,992
                                                              =========   =========   ========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES
  Property additions acquired on construction and trade
    payables which were accrued, but not yet paid...........  $  10,045   $  10,609   $  5,440
  Receivable from sale of Sam's Town Kansas City's assets...         --          --      2,000
  Acquisition of Blue Chip Casino
    Fair value of non-cash assets acquired..................  $      --   $ 267,074   $     --
    Net cash paid to seller.................................         --     261,195         --
                                                              ---------   ---------   --------
    Liabilities assumed.....................................  $      --   $   5,879   $     --
                                                              =========   =========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Boyd Gaming Corporation and its wholly-owned subsidiaries, collectively referred to herein as the "Company." The Company owns and operates eleven casino entertainment facilities located in Las Vegas, Nevada, Tunica, Mississippi, East Peoria, Illinois, Kenner, Louisiana, and Michigan City, Indiana as well as a travel agency located in Honolulu, Hawaii. In addition, the Company managed a casino entertainment facility in Philadelphia, Mississippi for which it had a management contract that terminated on January 31, 2000 (see Note 3). All material intercompany accounts and transactions have been eliminated.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include highly liquid investments with an original maturity of three months or less. These investments are stated at cost which approximates fair value.

  INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out and retail inventory methods.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on disposal of assets are recognized as incurred.

  CAPITALIZED INTEREST

     Interest costs associated with major construction projects are capitalized. When no debt is incurred specifically for a project, interest is capitalized on amounts expended for the project using the Company's weighted average cost of borrowing. Capitalization of interest ceases when the project or discernible portions of the project are substantially complete. Capitalized interest during the years ended December 31, 2000 and 1999 was $6.3 million and $1.8 million, respectively. There were no such interest costs capitalized during the year ended December 31, 1998.

  INTANGIBLE ASSETS

     The excess of total acquisition costs over the fair market value of net assets acquired is amortized using the straight-line method over forty years. Management periodically assesses the recoverability of intangible assets by comparing its carrying value to the undiscounted cash flows expected to be generated by the acquired operation during the anticipated period of benefit.

  DEBT ISSUANCE COSTS

     Debt issuance costs incurred in connection with the issuance of long-term debt are capitalized and amortized to interest expense over the terms of the related debt agreements.

  REVENUE AND PROMOTIONAL ALLOWANCES

     Casino revenue represents the net win from gaming activities, which is the difference between gaming wins and losses. Revenues include the estimated retail value of rooms, food and beverage, and other goods and

                    BOYD GAMING CORPORATION AND SUBSIDIARIES services provided to customers on a complimentary basis. Such amounts are then deducted as promotional allowances. The estimated cost of providing these promotional allowances is charged to the casino department in the following amounts:

                                                            YEAR ENDED DECEMBER 31,
                                                          ---------------------------
                                                           2000      1999      1998
                                                          -------   -------   -------
                                                                (IN THOUSANDS)
Room....................................................  $12,672   $11,101   $12,190
Food and beverage.......................................   73,284    70,822    71,663
Other...................................................    7,430     7,217     5,123
                                                          -------   -------   -------
  Total.................................................  $93,386   $89,140   $88,976
                                                          =======   =======   =======

  PREOPENING EXPENSES

     In accordance with Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," the Company expenses certain costs of start-up activities as incurred. During the year ended December 31, 2000, the Company expensed $4.9 million in preopening costs, including $1.5 million relating to the Company's share of preopening expenses in The Borgata, the Company's Atlantic City joint venture (see Note 7) and $1.5 million relating to the Company's unsuccessful efforts to assist in the development and operation of a Rhode Island Indian casino with the Narragansett Indian Tribe. During the year ended December 31, 1999, the Company expensed $1.5 million in preopening costs that related primarily to the Company's share of preopening expense in The Borgata. The initial application of this statement in January 1999 required the Company to expense certain previously capitalized items as a cumulative effect of a change in accounting principle. As such, the Company reported a charge of $1.7 million, net of tax, to the consolidated statement of operations during the three month period ended March 31, 1999 as the cumulative effect of the change in accounting principle.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used by the Company include the estimated useful lives for depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, the estimated valuation allowance for deferred tax assets, and estimated cash flows in assessing the recoverability of long-lived assets. Actual results could differ from those estimates.

  RECLASSIFICATIONS

     Certain prior period amounts in the consolidated financial statements have been reclassified to conform to the December 31, 2000 presentation. These reclassifications had no effect on the Company's net income.

  RECENTLY ISSUED ACCOUNTING STANDARDS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities (an amendment of SFAS 133)." These statements establish accounting and reporting standards for derivative instruments for fiscal years beginning after June 15, 2000. At December 31, 2000, the Company did not have any significant

                    BOYD GAMING CORPORATION AND SUBSIDIARIES derivative instruments or hedging activities, and therefore, management believes that the initial application of these statements will not have a material impact on the Company's consolidated financial statements.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 clarifies existing accounting principles related to revenue recognition in financial statements. The Company adopted SAB 101 during the fourth quarter of 2000 and the adoption did not affect the Company's consolidated financial statements for the year ended December 31, 2000.

NOTE 2.  ACQUISITIONS

     On November 10, 1999, the Company acquired Blue Chip Casino, L.L.C. ("Blue Chip") for approximately $261 million in net cash, including $10.3 million for a hotel and parking facility that was under construction and attached to the existing casino complex. Intangible license rights, representing the excess of the purchase price over the fair value of the net assets acquired, was approximately $158 million. The purchase price excludes a contingent purchase price payment of $5.0 million. The contingent purchase price payment will be made to the former owners of Blue Chip Casino, Inc. in the event that, over a period of 36 months, Blue Chip's aggregated earnings before interest, taxes, depreciation and amortization and certain other qualified expenses exceeds a specified amount. Blue Chip Casino opened in August 1997. The Company's pro forma consolidated results of operations, as if the acquisition had occurred on January 1, 1998, are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
Pro forma (in thousands, except per share data):
  Net revenues..............................................  $1,131,781   $1,122,853
  Income before cumulative effect...........................  $   60,656   $   42,994
  Net income................................................  $   55,635   $   42,994
Basic and diluted net income per common share:
  Income before cumulative effect...........................  $     0.98   $     0.70
  Net income................................................  $     0.90   $     0.70

NOTE 3.  TERMINATION OF MANAGEMENT CONTRACT

     On October 20, 1999, the Company signed an agreement with the Mississippi Band of Choctaw Indians (the "Tribe") to terminate the Company's management of the Silver Star Resort and Casino in Philadelphia Mississippi. Under the agreement, the Company continued to manage Silver Star under the terms of the management contract through January 31, 2000, at which time the Tribe made and the Company recorded a one-time payment of $72 million. The agreement with the Tribe terminated the Company's original management contract 17 months prior to the contract's scheduled maturity date. The one-time payment accelerated the utilization of the Company's tax credits and net operating losses carried forward from prior years.

NOTE 4.  RESTRUCTURING CHARGE

     On June 30, 1998, the Company recorded a $5.9 million restructuring charge in connection with its announcement to cease operations at Sam's Town Kansas City. Termination benefits of approximately $3 million for substantially all of the property's 646 employees were paid and included as part of the restructuring charge. Other costs to exit the Kansas City gaming market of approximately $3 million were included in the restructuring charge and principally represent the recognition of liabilities for various long-term commitments which the Company intends to honor. The Company paid approximately $0.1 million related to the long-term commitments during each of the years ended December 31, 2000 and 1999. At

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

December 31, 2000, the $0.1 million current portion and the $0.3 million non-current portion of the remaining restructuring charge liabilities are included in "Interest and other" and "Deferred income taxes and other liabilities," respectively, on the accompanying consolidated balance sheet.

     During July 1998, the Company closed Sam's Town Kansas City and sold substantially all of its tangible assets for $12.5 million, which approximated net book value for those assets. In connection with the sale, the Company generated a tax loss of approximately $100 million. At December 31, 2000, the federal income tax benefit associated with this loss has been realized.

NOTE 5.  ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
                                                               (IN THOUSANDS)
Casino......................................................  $12,883   $11,186
Hotel.......................................................    2,935     2,594
Other.......................................................    4,733     8,444
                                                              -------   -------
Total.......................................................   20,551    22,224
Less allowance for doubtful accounts........................    6,291     4,639
                                                              -------   -------
Accounts receivable, net....................................  $14,260   $17,585
                                                              =======   =======

NOTE 6.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                     ESTIMATED        DECEMBER 31,
                                                       LIFE      -----------------------
                                                      (YEARS)       2000         1999
                                                     ---------   ----------   ----------
                                                                     (IN THOUSANDS)
Land...............................................        --    $  162,664   $  161,443
Buildings and leasehold improvements...............    3 - 40       778,745      691,165
Furniture and equipment............................    3 - 10       428,387      383,094
Riverboats and barges..............................   12 - 40       100,818      101,211
Construction in progress...........................        --        37,500       46,838
                                                                 ----------   ----------
Total..............................................               1,508,114    1,383,751
Less accumulated depreciation and amortization.....                 548,148      482,737
                                                                 ----------   ----------
Property and equipment, net........................              $  959,966   $  901,014
                                                                 ==========   ==========

NOTE 7.  INVESTMENT IN JOINT VENTURE AND OTHER UNCONSOLIDATED SUBSIDIARIES

     The Company, through Boyd Atlantic City, Inc. ("BAC") and Mirage Resorts Incorporated, through its subsidiary's MAC, Corp. ("MAC"), entered into a certain joint venture agreement ("The Joint Venture Agreement") and formed a joint venture (the "Joint Venture") for the purpose of developing and owning a casino hotel entertainment facility in the Marina District of Atlantic City, New Jersey. The Joint Venture originated on May 29, 1996. In May 2000, Mirage was acquired by MGM Grand, Inc. which subsequently changed its name to MGM MIRAGE ("MGM").

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

     On December 13, 2000, (a) MAC contributed certain real property as well as certain tangible and intangible personal property to the Joint Venture, and (b) BAC contributed $90 million in cash to the Joint Venture. BAC and MAC each received a credit to its capital account in the amount of $90 million upon making the foregoing contributions.

     Following the foregoing contributions, on December 13, 2000, the Joint Venture was merged with and into Marina District Development Company, LLC ("MDDC, LLC"). MDDC, LLC is the surviving entity of such merger. The sole member of MDDC, LLC is Marina District Development Holding Co., LLC ("Holding Co."). BAC and MAC each have a 50% interest in Holding Co. Pursuant to terms of a certain Contribution and Adoption Agreement made effective December 13, 2000, the members adopted the Joint Venture Agreement as the Operating Agreement of Holding Co. (the "Operating Agreement").

     The Operating Agreement provides for the development and ownership of a casino/hotel complex to be comprised of at least 2,000 rooms, a casino and related amenities to be known as The Borgata (the "Project"). The Project will be constructed on property adjacent to and connected to MGM's planned wholly-owned resort. The Operating Agreement contemplates a total cost of $1.035 billion for the Project. Certain project costs exceeding the $1.035 billion budget would be funded by the Company without any proportionate increase in the ownership of the Project by the Company. The Company, through BAC, will control the development and operation of the Project. The Operating Agreement provides for BAC and MAC to make equity contributions aggregating $207 million each and further contemplates $621 million in non-recourse financing for the Project. On December 13, 2000, MDDC, LLC entered into a $630 million credit agreement. Except for a completion guaranty, by which the Company has agreed to guaranty performance of certain obligations to MDDC, LLC, the credit agreement is non-recourse to the Company and MGM. Pursuant to the terms of the Operating Agreement, certain project costs exceeding $1.035 billion are permitted to be added to the amount of Project financing. At December 31, 2000 and 1999, the Company's net equity method investment in and advances to The Borgata was $104 million and $4.2 million, respectively.

     The Company has a one-third investment in Tunica Golf Course, L.L.C. (d.b.a. River Bend Links) located in Tunica, Mississippi which had its grand opening in April 1999. The Company accounts for its share of the golf course's net income or loss under the equity method of accounting. At December 31, 2000 and 1999, the Company's net investment in and advances to the golf course was $1.7 million and $2.3 million, respectively.

NOTE 8.  INTANGIBLE ASSETS

     Intangible assets consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Par-A-Dice license rights...................................  $115,999   $115,999
Treasure Chest license rights...............................    84,858     84,858
Blue Chip license rights....................................   158,019    158,019
Other.......................................................    15,209     15,209
                                                              --------   --------
Total intangible assets.....................................   374,085    374,085
Less accumulated amortization...............................    28,781     19,426
                                                              --------   --------
  Intangible assets, net....................................  $345,304   $354,659
                                                              ========   ========

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

NOTE 9.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                 2000        1999
                                                              ----------   --------
                                                                 (IN THOUSANDS)
Bank Credit Facility........................................  $  562,150   $526,000
9.25% Senior Notes..........................................     200,000    200,000
9.50% Senior Subordinated Notes.............................     250,000    250,000
Other.......................................................       7,148      7,893
                                                              ----------   --------
Total long-term debt........................................   1,019,298    983,893
Less current maturities.....................................       2,485      1,744
                                                              ----------   --------
  Total.....................................................  $1,016,813   $982,149
                                                              ==========   ========

     Effective July 28, 2000, the Company amended its bank credit facility ("Bank Credit Facility") primarily to allow for an increase in its investment in The Borgata for an aggregate investment of $225 million and to reduce and modify the Company's capital raising requirement for The Borgata. At December 31, 2000, the Bank Credit Facility consisted of a $500 million revolver component (the "Revolver") and two term loan components with original principal balances of $100 million each ("Term Loan B" and "Term Loan C"). The Revolver, Term Loan B and Term Loan C all mature in June 2003. Availability under the Revolver will be reduced by $15.6 million on December 31, 2001 and at the end of each quarter thereafter until March 31, 2003. Term Loan B will be repaid in increments of $0.25 million per quarter which began on September 30, 1999 and will continue through March 31, 2003. Term Loan C will be repaid in increments of $0.25 million per quarter which began on December 31, 2000 and will continue through March 31, 2003. As of December 31, 2000, the Company had unused availability of $136.1 million under the Bank Credit Facility. Pursuant to the terms of The Borgata credit agreement, the Company must maintain $50 million of unused availability under the Bank Credit Facility until construction of The Borgata is complete. The interest rate on the Bank Credit Facility is based upon either the alternate base rate or the eurodollar rate, plus an applicable margin that is determined by the level of a predefined financial leverage ratio. The blended interest rate under the Bank Credit Facility at December 31, 2000 was 8.8%. In addition, the Company incurs a commitment fee on the unused portion of the Revolver which ranges from 0.375% to 0.50% per annum. The Bank Credit Facility is secured by substantially all of the real and personal property of the Company and its subsidiaries, including eleven casino properties. The obligations of the Company under the Bank Credit Facility are guaranteed by the significant subsidiaries of the Company.

     The Bank Credit Facility contains certain financial and other covenants including, without limitation, various covenants (i) requiring the maintenance of a minimum net worth, (ii) requiring the maintenance of a minimum interest coverage ratio, (iii) establishing a maximum permitted total leverage ratio and senior secured leverage ratio, (iv) imposing limitations on the incurrence of additional indebtedness, (v) imposing limitations on the maximum permitted expansion capital expenditures during the term of the Bank Credit Facility, (vi) imposing limits on the maximum permitted maintenance capital expenditures during each year of the term of the Bank Credit Facility, and (vii) imposing restrictions on investments, dividends and certain other payments. Management believes the Company and its subsidiaries are in compliance with the Bank Credit Facility covenants.

     On October 4, 1996, the Company issued $200 million of 9.25% Senior Notes (the "9.25% Notes") due October 1, 2003. The 9.25% Notes require semi-annual interest payments in April and October of each year through October 2003, at which time the entire principal balance becomes due and payable. The 9.25% Notes contain certain restrictive covenants regarding, among other things, incurrence of debt, sales of assets, mergers

                    BOYD GAMING CORPORATION AND SUBSIDIARIES and consolidations and limitations on restricted payments (as defined in the indenture relating to the 9.25% Notes). In addition, the 9.25% Notes are guaranteed by a majority of the Company's significant subsidiaries that existed at the time the 9.25% Notes were issued. The guaranties are full, unconditional, and joint and several. (See Note 16 for a presentation of separate condensed financial statement information on a combined basis for the parent only, as well as the Company's guarantor subsidiaries and non-guarantor subsidiaries).

     On July 22, 1997, the Company issued $250 million principal amount of 9.50% Senior Subordinated Notes (the "9.50% Notes") due July 2007. The 9.50% Notes require semi-annual interest payments in January and July of each year through July 2007, at which time the entire principal balance becomes due and payable. The 9.50% Notes contain certain restrictive covenants regarding, among other things, incurrence of debt, sales of assets, mergers and consolidations and limitations on restricted payments (as defined in the indenture relating to the 9.50% Notes). The 9.50% Notes may be redeemed at the Company's option anytime after July 15, 2002 at redemption prices ranging from 104.75% in 2002 to 100% in 2005 and thereafter.

     The estimated fair value of the Company's long-term debt at December 31, 2000 was approximately $983 million, versus its book value of $1.0 billion. At December 31, 1999, the estimated fair value of the Company's long-term debt was approximately $976 million, versus its book value of $984 million. The estimated fair value amounts were based on quoted market prices on or about December 31, 2000 and 1999 for the Company's debt securities that are traded. For the debt securities that are not traded, fair value was based on estimated discounted cash flows using current rates offered to the Company for debt securities having the same remaining maturities.

     Interest rates on the Company's other long-term debt are approximately 7.0%. Management believes the Company is in compliance with all covenants contained in its long-term debt agreements at December 31, 2000.

     The scheduled maturities of long-term debt for the years ending December 31 are as follows:

                                                              (IN THOUSANDS)
2001........................................................    $    2,485
2002........................................................         2,455
2003........................................................       758,637
2004........................................................           522
2005........................................................           560
Thereafter..................................................       254,639
                                                                ----------
  Total.....................................................    $1,019,298
                                                                ==========

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

NOTE 10.  COMMITMENTS AND CONTINGENCIES

     Future minimum lease payments required under noncancelable operating leases (principally for land) as of December 31, 2000 are as follows:

                                                              (IN THOUSANDS)
2001........................................................     $ 5,865
2002........................................................       3,748
2003........................................................       2,296
2004........................................................       1,890
2005........................................................       1,889
Thereafter..................................................      68,026
                                                                 -------
  Total.....................................................     $83,714
                                                                 =======

     Rent expense for the years ended December 31, 2000, 1999 and 1998 was $5.3 million, $4.4 million and $3.2 million, respectively, and is included in selling, general and administrative expenses on the consolidated statements of operations.

     The Company is required to pay, to the City of Kenner, Louisiana, a boarding fee of $2.50 for each passenger boarding the Company's Treasure Chest riverboat casino during the year. The future minimum payment due in 2001 to the City of Kenner, based upon a portion of actual passenger counts from the prior year, is approximately $4.0 million.

     The Company is subject to various claims and litigation in the normal course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance or, if not insured, will not have a material adverse impact on the Company's consolidated financial statements.

NOTE 11.  EMPLOYEE BENEFIT PLANS

     The Company contributes to multi-employer pension plans under various union agreements. Contributions, based on wages paid to covered employees, totaled approximately $2.0 million, $2.3 million and $2.4 million for the years ended December 31, 2000, 1999 and 1998, respectively. The Company's share of the unfunded liability related to multi-employer plans, if any, is not determinable.

     The Company has retirement savings plans under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plans allow employees to defer up to the lesser of the Internal Revenue Code prescribed maximum amount or 15% of their income on a pre-tax basis through contributions to the plans. The Company expensed voluntary contributions of $4.4 million, $2.8 million and $2.8 million for the years ended December 31, 2000, 1999 and 1998, respectively, to the Company's 401(k) profit-sharing plans and trusts.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

NOTE 12.  INCOME TAXES

     A summary of the provision for income taxes is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                          ---------------------------
                                                           2000      1999      1998
                                                          -------   -------   -------
                                                                (IN THOUSANDS)
Current
  Federal...............................................  $13,579   $ 5,845   $(7,021)
  State.................................................    2,053     1,740     1,465
                                                          -------   -------   -------
                                                           15,632     7,585    (5,556)
                                                          -------   -------   -------
Deferred
  Federal...............................................   20,820    18,697    25,532
  State.................................................    2,840     1,313     1,315
                                                          -------   -------   -------
                                                           23,660    20,010    26,847
                                                          -------   -------   -------
     Total..............................................  $39,292   $27,595   $21,291
                                                          =======   =======   =======

     The following table provides a reconciliation between the federal statutory rate and the effective income tax rate from continuing operations where both are expressed as a percentage of income.

                                                                 DECEMBER 31,
                                                              ------------------
                                                              2000   1999   1998
                                                              ----   ----   ----
Tax provision at statutory rate.............................  35.0%  35.0%  35.0%
Increase resulting from:
  State income tax, net of federal benefit..................   3.1    2.9    3.6
  Company provided benefits.................................   0.2    0.3    1.9
  Other, net................................................   0.2    2.6    2.2
                                                              ----   ----   ----
     Total..................................................  38.5%  40.8%  42.7%
                                                              ====   ====   ====

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

     The tax items comprising the Company's net deferred tax liability are as follows:

                                                                 DECEMBER 31,
                                                               -----------------
                                                                2000      1999
                                                               -------   -------
                                                                (IN THOUSANDS)
Deferred tax liabilities:
  Difference between book and tax basis of property.........   $60,068   $44,645
  Difference between book and tax basis of amortizable
     assets.................................................    13,821    10,855
  State tax liability.......................................     4,170     3,574
  Other.....................................................     2,152       895
                                                               -------   -------
  Gross deferred liability..................................    80,211    59,969
                                                               -------   -------
Deferred tax assets:
  Tax credit carryforward...................................     7,324    12,600
  Reserve for employee benefits.............................     3,209     1,249
  Net operating loss carryforward...........................        --     2,774
  Provision for doubtful accounts...........................     1,994     1,516
  Reserve differential for gaming activities................     1,950       982
  Preopening expense amortized for tax purposes.............       914       666
  Other.....................................................     1,085       471
                                                               -------   -------
  Gross deferred tax asset..................................    16,476    20,258
                                                               -------   -------
     Net deferred tax liability.............................   $63,735   $39,711
                                                               =======   =======

     At December 31, 1999, the Company had approximately $8.0 million of federal tax net operating loss carryforwards which were fully utilized during the year ended December 31, 2000. Additionally, the Company has tax credit carryforwards that can be utilized to offset its future regular federal income tax liability. At December 31, 2000 and 1999, the Company had approximately $7.2 million and $9.4 million, respectively, of federal alternative minimum tax credit carryforwards which may be carried forward indefinitely. At December 31, 1999, the Company had approximately $3.2 million of general business credit carryforwards that were fully utilized during the year ended December 31, 2000.

     The Internal Revenue Service has completed examinations of the Company's federal consolidated income tax returns through the fiscal year ended June 30, 1992. The Company is currently under examination for fiscal years ended June 30, 1993 and 1994. The Internal Revenue Service has proposed adjustments in connection with the examination of the 1993 and 1994 returns but no final determinations have been made. The Mississippi State Tax Commission is examining the Mississippi income tax returns for the years ended December 31, 1997 through 1999. In the opinion of management, any tax liability arising from these examinations will not have a material adverse impact on the Company's consolidated financial statements.

NOTE 13.  STOCKHOLDERS' EQUITY AND STOCK INCENTIVE PLANS

  EMPLOYEE STOCK PURCHASE PLAN

     Under the terms of the Company's Employee Stock Purchase Plan (the "Plan"), eligible employees had been able to purchase the Company's common stock, semi-annually, through payroll deductions, at 85% of the market price either on the purchase date or the offering date, whichever price is lower. The Company canceled the Plan on July 1, 1999.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

  STOCK OPTIONS

     As of December 31, 2000, the Company had in effect various stock option plans. Stock options awarded under these plans are granted primarily to employees and directors of the Company. The maximum number of shares of common stock available for issuance under these plans is approximately 9.6 million shares.

     Options granted under the plans generally become exercisable ratably over a three or four year period from the date of grant. Options granted under the plans have an exercise price equal to the market price of the Company's common stock on the date of grant and expire no later than ten years after the date of grant.

     Summarized information for the stock options plans is as follows:

                                                              OPTIONS    OPTION PRICES
                                                             ---------   --------------
Options outstanding at January 1, 1998.....................  4,702,010   $5.50 - $17.00
Options granted............................................  1,112,600    4.56 -   7.50
Options canceled...........................................   (115,400)   4.56 -  13.63
                                                             ---------   --------------
Options outstanding at December 31, 1998...................  5,699,210   $4.56 - $17.00
Options granted............................................  1,079,000    5.56 -   6.56
Options canceled...........................................   (317,909)   4.56 -  17.00
Options exercised..........................................    (20,438)   4.56 -   5.75
                                                             ---------   --------------
Options outstanding at December 31, 1999...................  6,439,863   $4.56 - $17.00
Options granted............................................  1,490,000    4.50 -   4.69
Options canceled...........................................   (276,653)   4.56 -  17.00
Options exercised..........................................     (7,201)   4.56 -   4.56
                                                             ---------   --------------
Options outstanding at December 31, 2000...................  7,646,009   $4.50 - $17.00
                                                             =========   ==============
Exercisable options at December 31, 2000...................  5,166,328
                                                             =========
Options available for grant at December 31, 2000...........  1,924,018
                                                             =========

     The following table summarizes the information about stock options outstanding at December 31, 2000:

                                OPTIONS OUTSTANDING
                  -----------------------------------------------       OPTIONS EXERCISABLE
                                WEIGHTED AVERAGE                    ----------------------------
                                   REMAINING          WEIGHTED                       WEIGHTED
   RANGE OF         NUMBER        CONTRACTUAL         AVERAGE         NUMBER         AVERAGE
EXERCISE PRICES   OUTSTANDING     LIFE (YEARS)     EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
---------------   -----------   ----------------   --------------   -----------   --------------
$ 4.50 - $ 5.56    3,446,509          8.85             $ 4.83          977,911        $ 4.91
  5.75 -   8.37    2,896,000          5.19               6.80        2,884,917          6.80
 11.50 -  17.00    1,303,500          3.25              16.06        1,303,500         16.06
                   ---------          ----             ------        ---------        ------
                   7,646,009          6.51             $ 7.49        5,166,328        $ 8.78
                   =========          ====             ======        =========        ======

     The Company accounts for employee stock options in accordance with Accounting Principle Board Opinion No. 25. The following table discloses the Company's pro forma net income and net income per share assuming compensation cost for employee stock options had been recognized under SFAS No. 123, "Accounting for Stock-Based Compensation." In addition, the table includes the excess of the compensation cost under SFAS No. 123 over the cost recognized related to the Employee Stock Purchase Plan. The table also discloses the weighted-average assumptions used in estimating the fair value of each option grant on the date of grant using the Black-Scholes option pricing model and the estimated weighted-average fair value of

                    BOYD GAMING CORPORATION AND SUBSIDIARIES the options granted. The model assumes no expected future dividend payments on the Company's common stock for the options granted since July 1, 1995.

                                                               YEAR ENDED DECEMBER 31,
                                                        --------------------------------------
                                                           2000          1999          1998
                                                        ----------    ----------    ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Income before cumulative effect
  As reported.........................................   $62,765       $40,039       $28,600
  Pro forma...........................................    61,321        38,768        26,694

Net income
  As reported.........................................   $62,765       $38,301       $28,600
  Pro forma...........................................    61,321        37,030        26,694

Basic and diluted income per share before cumulative
  effect
  As reported.........................................   $  1.01       $  0.65       $  0.46
  Pro forma -- basic..................................      0.99          0.62          0.43
  Pro forma -- diluted................................      0.98          0.62          0.43

Basic and diluted net income per share
  As reported.........................................   $  1.01       $  0.62       $  0.46
  Pro forma -- basic..................................      0.99          0.60          0.43
  Pro forma -- diluted................................      0.98          0.59          0.43

Weighted-average assumptions
  Expected stock price volatility.....................     57.58%        64.56%        57.16%
  Risk-free interest rate.............................      5.39%         6.65%         5.02%
  Expected option lives (years).......................      3.90          2.82          3.39
  Estimated fair value of options granted.............   $  2.18       $  2.55       $  1.83

     Because the accounting method prescribed by SFAS No. 123 is not applicable to options granted prior to July 1, 1995, the compensation cost reflected in the pro forma amounts shown above may not be representative of that to be expected in future years.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

NOTE 14.  SEGMENT INFORMATION

     The Company's management reviews the results of operations, certain assets, and additions to property and equipment based on distinct geographic gaming market segments: the Stardust Resort and Casino on the Las Vegas Strip; Sam's Town Hotel and Gambling Hall, the Eldorado Casino and Jokers Wild Casino on the Boulder Strip; the Downtown Properties; Sam's Town Hotel and Gambling Hall in Tunica, Mississippi; Par-A-Dice Hotel and Casino in East Peoria, Illinois; Treasure Chest Casino in Kenner, Louisiana; Blue Chip Casino in Michigan City, Indiana (acquired November 10, 1999); and management fee income from Silver Star Resort and Casino located near Philadelphia, Mississippi (through January 31,
2000). As used herein, "Downtown Properties" consist of the California Hotel and Casino, the Fremont Hotel and Casino, Main Street Station Casino, Brewery and Hotel and Vacations Hawaii.

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Casino Revenue
  Stardust..................................................  $ 99,798   $ 98,926   $107,857
  Sam's Town Las Vegas......................................   112,477    117,673    117,954
  Eldorado and Jokers Wild..................................    29,617     30,182     29,150
  Downtown Properties.......................................   134,634    133,138    127,948
  Sam's Town Tunica.........................................    85,682     98,644    103,556
  Sam's Town Kansas City....................................        --         --     17,666
  Par-A-Dice................................................   127,951    113,945     97,650
  Treasure Chest............................................   102,168    118,688    120,343
  Blue Chip.................................................   176,656     22,481         --
                                                              --------   --------   --------
     Total casino revenue...................................  $868,983   $733,677   $722,124
                                                              ========   ========   ========
EBITDA(1)
  Stardust..................................................  $ 16,325   $ 14,403   $ 22,114
  Sam's Town Las Vegas......................................    18,446     26,891     31,366
  Eldorado and Jokers Wild..................................     6,008      7,626      8,134
  Downtown Properties.......................................    42,392     38,649     28,314
  Sam's Town Tunica.........................................        35     22,818     27,802
  Sam's Town Kansas City....................................        --         --     (2,534)
  Par-A-Dice................................................    47,050     41,965     33,229
  Treasure Chest............................................    16,007     30,597     36,087
  Silver Star...............................................    74,803     45,626     38,502
  Blue Chip.................................................    75,120      9,510         --
                                                              --------   --------   --------
     Property EBITDA........................................   296,186    238,085    223,014
                                                              --------   --------   --------
Other Costs and Expenses
  Corporate expense.........................................    21,259     25,867     19,994
  Depreciation and amortization.............................    90,480     74,118     73,407
  Restructuring charge......................................        --         --      5,925
  Preopening expense........................................     4,894      1,489         --
  Other expense, net........................................    77,496     68,977     73,797
                                                              --------   --------   --------
     Total other costs and expenses.........................   194,129    170,451    173,123
                                                              --------   --------   --------
Income before provision for income taxes and other items....   102,057     67,634     49,891
Provision for taxes.........................................    39,292     27,595     21,291
                                                              --------   --------   --------
Income before cumulative effect.............................    62,765     40,039     28,600
Cumulative effect, net of tax...............................        --     (1,738)        --
                                                              --------   --------   --------
Net income..................................................  $ 62,765   $ 38,301   $ 28,600
                                                              ========   ========   ========

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

                                                                    DECEMBER 31,
                                                             ---------------------------
                                                                  2000           1999
                                                             --------------   ----------
                                                                   (IN THOUSANDS)
Assets(2)
  Stardust.................................................    $  162,096     $  173,727
  Sam's Town Las Vegas.....................................       220,594        159,152
  Eldorado and Jokers Wild.................................        17,201         18,249
  Downtown Properties......................................       154,026        162,007
  Sam's Town Tunica........................................       161,060        146,221
  Par-A-Dice...............................................       153,701        158,410
  Treasure Chest...........................................       111,806        113,799
  Blue Chip................................................       263,881        268,617
                                                               ----------     ----------
     Total properties' assets..............................     1,244,365      1,200,182
  Corporate Entities.......................................        60,905         55,491
                                                               ----------     ----------
     Total property, equipment and intangible assets,
       net.................................................    $1,305,270     $1,255,673
                                                               ==========     ==========

                                                           YEAR ENDED DECEMBER 31,
                                                         ----------------------------
                                                           2000      1999      1998
                                                         --------   -------   -------
                                                                (IN THOUSANDS)
Additions to Property and Equipment
  Stardust.............................................  $  3,566   $25,960   $14,705
  Sam's Town Las Vegas.................................    75,191    27,740    14,331
  Eldorado and Jokers Wild.............................     1,190     2,461     1,745
  Downtown Properties..................................     8,317    11,917     7,683
  Sam's Town Tunica....................................    24,673     7,578     5,903
  Sam's Town Kansas City...............................        --        --        53
  Par-A-Dice...........................................     2,840     2,346     4,686
  Treasure Chest.......................................     5,307     3,090     1,016
  Blue Chip............................................     8,762     4,820        --
                                                         --------   -------   -------
     Total properties' additions.......................   129,846    85,912    50,122
  Corporate Entities...................................     9,435    10,976    20,726
                                                         --------   -------   -------
     Total additions to property and equipment.........  $139,281   $96,888   $70,848
                                                         ========   =======   =======

---------------

(1) EBITDA is earnings before interest, taxes, depreciation, amortization, preopening expense and restructuring charge. The Company believes that EBITDA is a useful financial measurement for assessing the operating performances of its properties. EBITDA does not represent net income or cash flows from operating, investing or financing activities as defined by accounting principles generally accepted in the United States of America.

(2) Assets represent property and equipment and intangible assets, net of accumulated depreciation and amortization.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

NOTE 15. EARNINGS PER SHARE

     A reconciliation of income and shares outstanding for basic and diluted earnings per share is as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                        --------------------------------------
                                                           2000          1999          1998
                                                        ----------    ----------    ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Income before cumulative effect.......................   $62,765       $40,039       $28,600
                                                         =======       =======       =======
Weighted average common stock outstanding.............    62,232        62,124        61,749
Dilutive effect of stock options outstanding..........        46           169           101
                                                         -------       -------       -------
Weighted average common and potential shares
  outstanding.........................................    62,278        62,293        61,850
                                                         =======       =======       =======
Basic and diluted earnings per share..................   $  1.01       $  0.65       $  0.46
                                                         =======       =======       =======

     Options to purchase approximately 5.3 million, 4.8 million and 5.7 million, shares of common stock, respectively, at December 31, 2000, 1999 and 1998 at prices of $5.56 - $17.00, $5.56 - $17.00 and $5.56 - $17.00, respectively, were outstanding during the period but not included in the computation of diluted earnings per share because their exercise price was in excess of the average market price of the common stock for the period presented.

NOTE 16.  GUARANTOR INFORMATION

     The Company's 9.25% Notes (see Note 9) are guaranteed by a majority of the Company's wholly-owned existing significant subsidiaries. These guaranties are full, unconditional, and joint and several. The following consolidating schedules present separate condensed financial statement information on a combined basis for the parent only, as well as the Company's guarantor subsidiaries and non-guarantor subsidiaries, as of and for the years ended December 31, 2000 and 1999 and for the year ended December 31, 1998.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

               CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION
                            AS OF DECEMBER 31, 2000

                                                             COMBINED
                                                COMBINED       NON-      ELIMINATION
                                    PARENT     GUARANTORS   GUARANTORS     ENTRIES            CONSOLIDATED
                                  ----------   ----------   ----------   -----------          ------------
                                                               (IN THOUSANDS)
ASSETS
Current assets..................  $    1,354   $  96,701     $ 30,285    $       231(1)        $  128,571
Property and equipment, net.....      44,493     766,603      148,870             --              959,966
Investment in unconsolidated
  subsidiaries, net.............          --       1,700      103,860             --              105,560
Other assets and deferred
  charges, net..................   1,285,373    (459,081)     462,906     (1,250,985)(1)(2)        38,213
Intangible assets, net..........          --     112,849      232,455             --              345,304
                                  ----------   ---------     --------    -----------           ----------
     Total assets...............  $1,331,220   $ 518,772     $978,376    $(1,250,754)          $1,577,614
                                  ==========   =========     ========    ===========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities.............  $   30,304   $  86,993     $ 39,516    $       204(1)        $  157,017
Long-term debt, net of current
  maturities....................     959,150      57,663           --             --            1,016,813
Deferred income taxes and other
  liabilities...................      11,988      55,321        6,697             --               74,006
Stockholders' equity............     329,778     318,795      932,163     (1,250,958)(2)          329,778
                                  ----------   ---------     --------    -----------           ----------
     Total liabilities and
       stockholders' equity.....  $1,331,220   $ 518,772     $978,376    $(1,250,754)          $1,577,614
                                  ==========   =========     ========    ===========           ==========

---------------

Elimination Entries

(1) To eliminate intercompany payables and receivables.

(2) To eliminate investment in subsidiaries and subsidiaries' equity.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

               CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION
                            AS OF DECEMBER 31, 1999

                                                             COMBINED
                                                COMBINED       NON-      ELIMINATION
                                    PARENT     GUARANTORS   GUARANTORS     ENTRIES            CONSOLIDATED
                                  ----------   ----------   ----------   -----------          ------------
                                                               (IN THOUSANDS)
ASSETS
Current assets..................  $   17,583   $ 100,696     $ 26,599    $    (2,259)(1)       $  142,619
Property and equipment, net.....      43,559     708,072      149,383             --              901,014
Investment in unconsolidated
  subsidiaries, net.............          --       2,098        3,610             --                5,708
Other assets and deferred
  charges, net..................   1,163,857    (526,786)     460,752     (1,057,842)(1)(2)        39,981
Intangible assets, net..........          --     116,107      238,552             --              354,659
                                  ----------   ---------     --------    -----------           ----------
     Total assets...............  $1,224,999   $ 400,187     $878,896    $(1,060,101)          $1,443,981
                                  ==========   =========     ========    ===========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities.............  $   36,470   $  62,993     $ 39,640    $    (2,173)(1)       $  136,930
Long-term debt, net of current
  maturities....................     914,028      68,088           33             --              982,149
Deferred income taxes and other
  liabilities...................       7,522      49,059        1,342             --               57,923
Stockholders' equity............     266,979     220,047      837,881     (1,057,928)(2)          266,979
                                  ----------   ---------     --------    -----------           ----------
     Total liabilities and
       stockholders' equity.....  $1,224,999   $ 400,187     $878,896    $(1,060,101)          $1,443,981
                                  ==========   =========     ========    ===========           ==========

---------------
Elimination Entries

(1) To eliminate intercompany payables and receivables.

(2) To eliminate investment in subsidiaries and subsidiaries' equity.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

          CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                              COMBINED
                                                 COMBINED       NON-      ELIMINATION
                                      PARENT    GUARANTORS   GUARANTORS     ENTRIES       CONSOLIDATED
                                     --------   ----------   ----------   -----------     ------------
                                                              (IN THOUSANDS)
Revenues
  Casino...........................  $     --    $590,159     $278,824     $      --       $  868,983
  Food and beverage................        --     142,918       17,221            --          160,139
  Room.............................        --      72,656        2,458            --           75,114
  Other............................    11,997      29,338       46,774       (14,984)(1)       73,125
  Management fee...................   154,880       6,411       67,509      (224,985)(1)        3,815
  Termination fee, net.............        --      70,988           --            --           70,988
                                     --------    --------     --------     ---------       ----------
Gross revenues.....................   166,877     912,470      412,786      (239,969)       1,252,164
Less promotional allowances........        --     102,670       17,956            --          120,626
                                     --------    --------     --------     ---------       ----------
     Net revenues..................   166,877     809,800      394,830      (239,969)       1,131,538
                                     --------    --------     --------     ---------       ----------
Costs and expenses
  Casino...........................        --     320,381      102,636            --          423,017
  Food and beverage................        --      83,794       19,262            --          103,056
  Room.............................        --      21,093        1,199            --           22,292
  Other............................        --      84,694       66,441       (80,879)(1)       70,256
  Selling, general and
     administrative................        --     116,157       51,521            --          167,678
  Maintenance and utilities........        --      36,011       13,042            --           49,053
  Depreciation and amortization....     2,535      66,556       21,389            --           90,480
  Corporate expense................    34,233         145        1,865       (14,984)(1)       21,259
  Preopening expense...............     1,890       1,362        1,642            --            4,894
                                     --------    --------     --------     ---------       ----------
     Total.........................    38,658     730,193      278,997       (95,863)         951,985
                                     --------    --------     --------     ---------       ----------
Operating income...................   128,219      79,607      115,833      (144,106)         179,553
Other income (expense), net........   (73,056)     (5,113)         673            --          (77,496)
                                     --------    --------     --------     ---------       ----------
Income before income taxes and
  cumulative effect................    55,163      74,494      116,506      (144,106)         102,057
Provision (benefit) for income
  taxes............................    (7,602)     37,972        8,922            --           39,292
                                     --------    --------     --------     ---------       ----------
Net income.........................  $ 62,765    $ 36,522     $107,584     $(144,106)      $   62,765
                                     ========    ========     ========     =========       ==========

---------------

Elimination Entries

(1) To eliminate intercompany revenue and expense.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

          CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                              COMBINED
                                                 COMBINED       NON-      ELIMINATION
                                      PARENT    GUARANTORS   GUARANTORS     ENTRIES       CONSOLIDATED
                                     --------   ----------   ----------   -----------     ------------
                                                              (IN THOUSANDS)
Revenues
  Casino...........................  $     --    $592,508     $141,169     $      --       $  733,677
  Food and beverage................        --     147,927       11,055            --          158,982
  Room.............................        --      71,478           --            --           71,478
  Other............................    11,380      31,990       40,787       (14,169)(1)       69,988
  Management fee...................   121,996      53,490       24,172      (152,195)(1)       47,463
                                     --------    --------     --------     ---------       ----------
Gross revenues.....................   133,376     897,393      217,183      (166,364)       1,081,588
Less promotional allowances........        --      99,892       10,771            --          110,663
                                     --------    --------     --------     ---------       ----------
     Net revenues..................   133,376     797,501      206,412      (166,364)         970,925
                                     --------    --------     --------     ---------       ----------
Costs and expenses
  Casino...........................        --     304,797       50,487            --          355,284
  Food and beverage................        --      91,739       11,700            --          103,439
  Room.............................        --      22,532           --            --           22,532
  Other............................        --      72,919       45,603       (54,697)(1)       63,825
  Selling, general and
     administrative................        --     114,949       30,839            --          145,788
  Maintenance and utilities........        --      35,164        6,808            --           41,972
  Depreciation and amortization....     1,950      61,853       10,315            --           74,118
  Corporate expense................    38,226         160        1,649       (14,168)(1)       25,867
  Preopening expense...............       202          --        1,287            --            1,489
                                     --------    --------     --------     ---------       ----------
     Total.........................    40,378     704,113      158,688       (68,865)         834,314
                                     --------    --------     --------     ---------       ----------
Operating income...................    92,998      93,388       47,724       (97,499)         136,611
Other income (expense), net........   (63,898)     (6,117)       1,038            --          (68,977)
                                     --------    --------     --------     ---------       ----------
Income before income taxes and
  cumulative effect................    29,100      87,271       48,762       (97,499)          67,634
Provision (benefit) for income
  taxes............................   (10,939)     37,352        1,182            --           27,595
                                     --------    --------     --------     ---------       ----------
Income before cumulative effect....    40,039      49,919       47,580       (97,499)          40,039
Cumulative effect, net of taxes....    (1,738)         --           --            --           (1,738)
                                     --------    --------     --------     ---------       ----------
Net income.........................  $ 38,301    $ 49,919     $ 47,580     $ (97,499)      $   38,301
                                     ========    ========     ========     =========       ==========

---------------

Elimination Entries

(1) To eliminate intercompany revenue and expense.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

          CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                              COMBINED
                                                 COMBINED       NON-      ELIMINATION
                                      PARENT    GUARANTORS   GUARANTORS     ENTRIES       CONSOLIDATED
                                     --------   ----------   ----------   -----------     ------------
                                                              (IN THOUSANDS)
Revenues
  Casino...........................  $     --    $601,781     $120,343     $      --       $  722,124
  Food and beverage................        --     151,837        9,745            --          161,582
  Room.............................        --      74,053           --            --           74,053
  Other............................     9,517      37,903       35,180       (11,697)(1)       70,903
  Management fee...................   106,903      47,439       20,174      (134,310)(1)       40,206
                                     --------    --------     --------     ---------       ----------
Gross revenues.....................   116,420     913,013      185,442      (146,007)       1,068,868
Less promotional allowances........        --      98,374        9,855            --          108,229
                                     --------    --------     --------     ---------       ----------
     Net revenues..................   116,420     814,639      175,587      (146,007)         960,639
                                     --------    --------     --------     ---------       ----------
Costs and expenses
  Casino...........................        --     310,552       41,737            --          352,289
  Food and beverage................        --      96,040       10,155            --          106,195
  Room.............................        --      24,724           --            --           24,724
  Other............................        --      77,071       38,424       (49,869)(1)       65,626
  Selling, general and
     administrative................        --     122,759       24,888            --          147,647
  Maintenance and utilities........        --      35,625        5,519            --           41,144
  Depreciation and amortization....       642      63,718        9,047            --           73,407
  Corporate expense................    28,528       1,514        1,649       (11,697)(1)       19,994
  Restructuring charge.............        --       5,925           --            --            5,925
                                     --------    --------     --------     ---------       ----------
     Total.........................    29,170     737,928      131,419       (61,566)         836,951
                                     --------    --------     --------     ---------       ----------
Operating income...................    87,250      76,711       44,168       (84,441)         123,688
Other income (expense), net........   (68,204)     (6,572)         979            --          (73,797)
                                     --------    --------     --------     ---------       ----------
Income before income taxes.........    19,046      70,139       45,147       (84,441)          49,891
Provision (benefit) for income
  taxes............................    (9,539)     30,825            5            --           21,291
                                     --------    --------     --------     ---------       ----------
Net income.........................  $ 28,585    $ 39,314     $ 45,142     $ (84,441)      $   28,600
                                     ========    ========     ========     =========       ==========

---------------

Elimination Entries

(1) To eliminate intercompany revenue and expense.

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                          COMBINED
                                                             COMBINED       NON-
                                                  PARENT    GUARANTORS   GUARANTORS   CONSOLIDATED
                                                 --------   ----------   ----------   ------------
                                                                  (IN THOUSANDS)
Cash flows from operating activities...........  $(52,915)  $ 123,846    $ 142,196     $ 213,127
                                                 --------   ---------    ---------     ---------
Cash flows from investing activities
  Investment in and advances to unconsolidated
     subsidiaries..............................        --          --     (101,960)     (101,960)
  Acquisition of property, equipment and other
     assets....................................    (9,319)   (115,747)     (14,779)     (139,845)
  Preopening expense...........................    (1,890)     (1,362)      (1,642)       (4,894)
                                                 --------   ---------    ---------     ---------
     Net cash used in investing activities.....   (11,209)   (117,109)    (118,381)     (246,699)
                                                 --------   ---------    ---------     ---------
Cash flows from financing activities
  Receipt/(payments) on long-term debt.........     9,685     (10,396)         (34)         (745)
  Receipt/(payment) of dividends...............    18,475       2,123      (20,598)           --
  Net borrowings under credit agreements.......    36,150          --           --        36,150
  Proceeds from issuance of common stock.......        34          --           --            34
                                                 --------   ---------    ---------     ---------
     Net cash provided by (used in) financing
       activities..............................    64,344      (8,273)     (20,632)       35,439
                                                 --------   ---------    ---------     ---------
Net increase (decrease) in cash and cash
  equivalents..................................       220      (1,536)       3,183         1,867
Cash and cash equivalents, beginning of
  period.......................................       138      62,755       23,299        86,192
                                                 --------   ---------    ---------     ---------
Cash and cash equivalents, end of period.......  $    358   $  61,219    $  26,482     $  88,059
                                                 ========   =========    =========     =========

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                           COMBINED
                                                              COMBINED       NON-
                                                  PARENT     GUARANTORS   GUARANTORS   CONSOLIDATED
                                                 ---------   ----------   ----------   ------------
                                                                   (IN THOUSANDS)
Cash flows from operating activities...........  $(270,354)   $148,012    $ 281,489     $ 159,147
                                                 ---------    --------    ---------     ---------
Cash flows from investing activities
  Proceeds from sale of Sam's Town Kansas
     City's assets.............................         --       2,000           --         2,000
  Net cash paid for acquisition of Blue Chip
     Casino....................................         --          --     (261,195)     (261,195)
  Investment in and advances to unconsolidated
     subsidiaries..............................         --        (266)      (4,451)       (4,717)
  Acquisition of property, equipment and other
     assets....................................     (8,892)    (80,906)      (1,921)      (91,719)
  Preopening expense...........................       (202)         --       (1,287)       (1,489)
                                                 ---------    --------    ---------     ---------
     Net cash used in investing activities.....     (9,094)    (79,172)    (268,854)     (357,120)
                                                 ---------    --------    ---------     ---------
Cash flows from financing activities
  Payments on long-term debt...................     (1,550)       (408)          --        (1,958)
  Receipt/(payment) of dividends...............     69,896     (61,169)      (8,727)           --
  Net borrowings under credit agreements.......    209,000          --           --       209,000
  Proceeds from issuance of common stock.......      1,186          --           --         1,186
                                                 ---------    --------    ---------     ---------
     Net cash provided by (used in) financing
       activities..............................    278,532     (61,577)      (8,727)      208,228
                                                 ---------    --------    ---------     ---------
Net increase (decrease) in cash and cash
  equivalents..................................       (916)      7,263        3,908        10,255
Cash and cash equivalents, beginning of
  period.......................................      1,054      55,492       19,391        75,937
                                                 ---------    --------    ---------     ---------
Cash and cash equivalents, end of period.......  $     138    $ 62,755    $  23,299     $  86,192
                                                 =========    ========    =========     =========

                    BOYD GAMING CORPORATION AND SUBSIDIARIES

           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                            COMBINED
                                                               COMBINED       NON-
                                                    PARENT    GUARANTORS   GUARANTORS   CONSOLIDATED
                                                   --------   ----------   ----------   ------------
                                                                    (IN THOUSANDS)
Cash flows from operating activities.............  $ 64,427    $ 37,873     $ 19,449      $121,749
                                                   --------    --------     --------      --------
Cash flows from investing activities
  Proceeds from sale of Sam's Town Kansas City's
     assets......................................        --      10,500           --        10,500
  Acquisition of property, equipment and other
     assets......................................   (11,514)    (54,467)      (2,030)      (68,011)
                                                   --------    --------     --------      --------
     Net cash used in investing activities.......   (11,514)    (43,967)      (2,030)      (57,511)
                                                   --------    --------     --------      --------
Cash flows from financing activities
  Proceeds from issuance of long-term debt.......        --       8,000           --         8,000
  Payments on long-term debt.....................    (2,218)       (562)        (129)       (2,909)
  Receipt/(payment) of dividends.................    19,196      (4,169)     (15,027)           --
  Net borrowings under credit agreements.........   (73,000)         --           --       (73,000)
  Proceeds from issuance of common stock.........     1,331          --           --         1,331
                                                   --------    --------     --------      --------
     Net cash provided by (used in) financing
       activities................................   (54,691)      3,269      (15,156)      (66,578)
                                                   --------    --------     --------      --------
Net increase (decrease) in cash and cash
  equivalents....................................    (1,778)     (2,825)       2,263        (2,340)
Cash and cash equivalents, beginning of period...     2,832      58,317       17,128        78,277
                                                   --------    --------     --------      --------
Cash and cash equivalents, end of period.........  $  1,054    $ 55,492     $ 19,391      $ 75,937
                                                   ========    ========     ========      ========

NOTE 17.  SUBSEQUENT EVENT

     In January 2001, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus in EITF Issue No. 00-22, "Accounting for 'Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to be Delivered in the Future". EITF Issue No. 00-22 requires that the redemption of "Points" for cash be recognized as a reduction of revenue. EITF Issue No. 00-22 was required to be adopted for quarterly financial statements ending after February 15, 2001.

     The EITF also required that, after adoption, prior period financial statements, presented for comparative purposes, be reclassified to comply with this consensus. In accordance with the adoption of this consensus by the Company in its March 2001 Form 10-Q, amounts in its consolidated statements of operations and related notes for the three years in the period ended December 31, 2000 have been reclassified from that previously reported. This reclassification had no effect on the Company's previously reported net income.

                    SELECTED QUARTERLY FINANCIAL INFORMATION
                                  (UNAUDITED)

                                                      YEAR ENDED DECEMBER 31, 2000
                                         ------------------------------------------------------
                                          FIRST      SECOND     THIRD      FOURTH      TOTAL
                                         --------   --------   --------   --------   ----------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues...........................  $347,440   $264,820   $264,360   $254,918   $1,131,538
Operating income.......................   112,779     29,741     24,102     12,931      179,553
Net income (loss)......................    57,069      6,653      3,700     (4,657)      62,765
                                         ========   ========   ========   ========   ==========
Basic and diluted net income (loss) per
  common share:
Net income (loss)......................  $   0.92   $   0.11   $   0.06   $  (0.07)  $     1.01
                                         ========   ========   ========   ========   ==========

                                                      YEAR ENDED DECEMBER 31, 1999
                                          ----------------------------------------------------
                                           FIRST      SECOND     THIRD      FOURTH     TOTAL
                                          --------   --------   --------   --------   --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues............................  $239,381   $237,849   $235,470   $258,225   $970,925
Operating income........................    35,419     33,066     33,708     34,418    136,611
Cumulative effect of a change in
  accounting for start-up activities,
  net of tax............................    (1,738)        --         --         --     (1,738)
Net income..............................     8,902      9,705     10,337      9,357     38,301
                                          ========   ========   ========   ========   ========
Basic and diluted net income per common
  share:
Income before cumulative effect.........  $   0.17   $   0.16   $   0.17   $   0.15   $   0.65
Cumulative effect, net of tax...........     (0.03)        --         --         --      (0.03)
                                          --------   --------   --------   --------   --------
Net income..............................  $   0.14   $   0.16   $   0.17   $   0.15   $   0.62
                                          ========   ========   ========   ========   ========

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

     UNTIL           , 2002 (180 DAYS AFTER THE EXPIRATION DATE OF THIS EXCHANGE
OFFER) ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.
     ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THIS PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

     THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK
                               101 Barclay Street
                              Bond Redemption Unit
                                  Lobby Level
                               New York, NY 10286
                        Attention: Santino Ginocchietti

                           By facsimile transmission:
                                 (212) 815-6339

                  To confirm by telephone or for information:
                                 (212) 815-6331

     (ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER, OR REGISTERED OR CERTIFIED MAIL).

                               (BOYD GAMING LOGO)

                                  $200,000,000

                               OFFER TO EXCHANGE
                         9 1/4% SENIOR NOTES DUE 2009,
                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,
                          FOR ANY AND ALL OUTSTANDING
                          9 1/4% SENIOR NOTES DUE 2009
                           -------------------------

                                   PROSPECTUS
                           -------------------------

                             Dated           , 2001

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Sections 78.751 and 78.752 of the Nevada Revised Statutes, the Company has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.

     Article VIII of the Company's Restated Articles of Incorporation and
Article 10 of the Company's Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law. Similar provisions are set forth in the Guarantors' charter documents. The Company also has entered into Indemnification Agreements with its executive officers and directors and provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability, or related loss under the Securities Act and the Exchange Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

 EXHIBIT
  NUMBER                                DESCRIPTION
----------                              -----------
 3.1(7)         Restated Articles of Incorporation.
 3.2(10)        Restated Bylaws.
 3.3(14)        Certificate of Amendment of Articles of Incorporation.
 4.1(8)         Registration Agreement, dated July 17, 1997, by and among
                the Registrant, Salomon Brothers Inc., UBS Securities LLC
                and CIBC Wood Gundy Securities Corp.
 4.2(9)         Form of Indenture relating to $200,000,000 aggregate
                principal amount of 9.25% Senior Subordinated Notes due
                2003, including the Form of Note.
 4.3(8)         Form of Indenture relating to 9.50% Senior Subordinated
                Notes due 2007, dated as of July 22, 1997, between the
                Registrant and State Street Bank and Trust Company,
                including the Form of Note.
 4.4(8)         First Supplemental Indenture, by and among the Registrant, as Issuer, certain subsidiaries of the Registrant, as
                Guarantors, and The Bank of New York, as Trustee, dated as of December 31, 1996.
 4.5            Registration Rights Agreement, dated as of July 26, 2001, by and among the Registrant, as Issuer, certain subsidiaries of the Registrant, as Guarantors, and the Initial Purchasers
                named therein.
 4.6            Form of Indenture relating to $200,000,000 aggregate
                principal amount of 9.25% Senior Notes due 2009, dated as of
                July 26, 2001, by and among the Registrant, as Issuer,
                certain subsidiaries of the Registrant, as Guarantors, and
                The Bank of New York, as Trustee, including the Form of
                Note.
 5.1            Opinion of Morrison & Foerster LLP.
10.1(1)         Ninety-Nine Year Lease dated June 30, 1954, by and among
                Fremont Hotel, Inc., and Charles L. Ronnow and J.L. Ronnow,
                and Alice Elizabeth Ronnow.
10.2(1)         Lease Agreement dated October 31, 1963, by and between
                Fremont Hotel, Inc. and Cora Edit Garehime.
10.3(1)         Lease Agreement dated December 31, 1963, by and among
                Fremont Hotel, Inc., Bank of Nevada and Leon H. Rockwell,
                Jr.
10.4(1)         Lease Agreement dated June 7, 1971, by and among Anthony
                Antonacci, Margaret Fay Simon and Bank of Nevada, as
                Co-Trustees under Peter Albert Simon's Last Will and
                Testament, and related Assignment of Lease dated February
                25, 1985 to Sam-Will, Inc. and Fremont Hotel, Inc.
10.5(4)         Lease Agreement dated July 25, 1973, by and between
                California Hotel and Casino and William Peccole, as Trustee
                of the Peter Peccole 1970 Trust.

 EXHIBIT
  NUMBER                                DESCRIPTION
----------                              -----------
10.6(1)         Lease Agreement dated July 1, 1974, by and among Fremont
                Hotel, Inc. and Bank of Nevada, Leon H. Rockwell, Jr. and
                Margorie Rockwell Riley.
10.7(1)         Ground Lease Agreement dated July 5, 1978, by and among
                California Hotel and Casino, and Irene Elizabeth Carey, as
                Trustee of the Carey Survivor's Trust U/A October 18, 1972
                and Irene Elizabeth Carey, as Trustee of the Carey Family
                Trust U/A October 18, 1972.
10.8(1)         Ninety-Nine Year Lease dated December 1, 1978 by and between
                Matthew Paratore, and George W. Morgan and LaRue Morgan, and
                related Lease Assignment dated November 10, 1987 to
                Sam-Will, Inc., d/b/a/ Fremont Hotel and Casino.
10.9(1)         Implemented Proposal dated June 15, 1992, by and between
                Stardust Hotel and Casino and the Back-End Teamsters Local
                Union No. 995.
10.10(1)        Implemented Proposal dated June 15, 1992, by and between
                Fremont Hotel and Casino and the Back-End Teamsters Local
                Union No. 995.
10.11(2)        Casino Management Agreement dated August 30, 1993, by and
                between Treasure Chest Casino, L.L.C. and Boyd Kenner, Inc.
10.12(4)        Amended and Restated Operating Agreement dated August 5,
                1994, by and between Treasure Chest Casino, L.L.C. and Boyd
                Kenner, Inc.
10.13(4)        Development Agreement dated June 6, 1994, by and among the
                Registrant, Boyd Kansas City, Inc. and Port Authority of
                Kansas City, Missouri.
10.14(2)        Form of Indemnification Agreement.
10.15(2)*       1993 Flexible Stock Incentive Plan and related agreements.
10.16(2)*       1993 Directors Non-Qualified Stock Option Plan and related agreements.
10.17(11)*      1993 Employee Stock Purchase Plan and related agreements.
10.18(1)        401(k) Profit Sharing Plan and Trust.
10.19(5)        Joint Venture Agreement of Stardust A.C., dated as of May
                29, 1996, by and between MAC, Corp., a New Jersey
                Corporation, which is a wholly-owned subsidiary of Mirage
                Resorts Incorporated, a Nevada Corporation, and Grand K,
                Inc., a Nevada Corporation, which is a wholly-owned
                subsidiary of the Registrant. (Certain portions of this
                exhibit have been omitted and filed separately with the
                Securities and Exchange Commission pursuant to a request for confidential treatment for this Agreement.)
10.20(3)        Amended and Restated Joint Venture Agreement of Stardust
                A.C.
10.21(6)        Property Purchase Agreement dated as of August 9, 1996, by and between Steamboat Station Company, a Nevada general
                partnership, and Boyd Reno, Inc., a Nevada corporation and wholly-owned subsidiary of the Registrant.
10.22(12)       Unit Purchase Agreement by and among the Registrant, Boyd
                Indiana, Inc., Blue Chip Casino, Inc., Blue Chip Casino,
                LLC, and certain individuals, dated as of June 27, 1999.
10.23(12)       First Amended and Restated Credit Agreement, dated as of
                June 30, 1999 by and among the Registrant as the Borrower,
                Certain Commercial Lending Institutions, as the Lenders,
                Canadian Imperial Bank of Commerce, as L/C Issuer and
                Administrative Agent, Wells Fargo Bank N.A., as Swingline
                Lender and Syndication Agent, and Bank of America National
                Trust and Savings Association, as Documentation Agent.
10.24(13)       Termination and Transition Agreement between the Registrant and the Mississippi Band of Choctaw Indians, dated as of
                October 20, 1999.
10.25(14)       First Amendment to First Amended and Restated Credit
                Agreement, dated as of July 26, 2000, by and among the
                Registrant as the Borrower, Certain Commercial Lending
                Institutions, as the Lenders, Canadian Imperial Bank of
                Commerce, as letter of credit issuer and administrative
                Agent, Wells Fargo Bank, N.A., as Swingline Lender and
                Syndication Agent, and Bank of America, N.A., as
                Documentation Agent.
10.26(19)*      2000 Executive Management Incentive Plan.
10.27(14)       Certificate of Amendment of Articles of Incorporation.
10.28(14)*      1996 Stock Incentive Plan (as amended on May 25, 2000).
10.29(15)       Second Amended and Restated Joint Venture Agreement with
                Marina District Development Company dated as of August 31,
                2000.

 EXHIBIT
  NUMBER                                DESCRIPTION
----------                              -----------
10.30(17)       Contribution and Adoption Agreement by and among Marina
                District Development Holding Co., LLC, MAC, Corp. and Boyd
                Atlantic City, Inc. effective as of December 13, 2000.
10.31(17)       Guaranty of Performance and Completion dated December 13,
                2000.
10.32(18)       Second Amendment to First Amended and Restated Credit
                Agreement dated as of May 21, 2001, by and among the
                Registrant as the Borrower, and certain commercial lending institutions as named therein.
12.1            Computation of Ratio of Earnings to Fixed Charges.
21.1(17)        Subsidiaries of the Registrant.
23.1            Consent of Deloitte & Touche LLP.
23.2            Consent of Morrison & Foerster LLP (included in Exhibit
                5.1).
24.1            Power of Attorney (included in Part II to this Registration
                Statement).
25.1            Statement of Eligibility of The Bank of New York, as
                trustee, on Form T-1.
99.1            Form of Letter of Transmittal.
99.2            Form of Notice of Guaranteed Delivery.
99.3            Guidelines for Certification of Taxpayer Identification
                Number on Substitute Form W-9.

---------------

  *  Management contracts or compensatory plans or arrangements.

 (1) Incorporated by reference to the Registration Statement on Form S-1, File No. 33-51672, of California Hotel and Casino and California Hotel Finance Corporation, which became effective on November 18, 1992.

 (2) Incorporated by reference to the Registrant's Statement on Form S-1, File No. 33-64006, which became effective on October 15, 1993.

 (3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated July 14, 1998.

 (4) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1995.

 (5) Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 7, 1996.

 (6) Incorporated by reference to the Registrant's Exhibit 2.1 of Current Report on Form 8-K dated August 16, 1996.

 (7) Incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

 (8) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997.

 (9) Incorporated by reference to the Registrant's Registration Statement on Form S-3, File No. 333-0555.

(10) Incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

(11) Incorporated by reference to the Registration Statement on Form S-8, File No. 333-79895, dated June 3, 1999.

(12) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

(13) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

(14) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(15) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(16) Refer to page 73 in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

(17) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

(18) Incorporated by reference to Exhibit 10.31 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(19) Incorporated by reference to Appendix A of the Registrant's Definitive Proxy Statement for its Annual Meeting on May 25, 2000.

     (b) Financial Statement Schedules

     Schedule I (incorporated by reference)

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                         BOYD GAMING CORPORATION

                                         By: /s/ ELLIS LANDAU
                                             -----------------------------------
                                             Ellis Landau
                                             Executive Vice President, Chief
                                             Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                     TITLE                       DATE
                      ---------                                     -----                       ----
/s/ WILLIAM S. BOYD                                     Chief Executive Officer,         September 17, 2001
-----------------------------------------------------   Chairman of the Board of
William S. Boyd                                         Directors and Director
                                                        (Principal Executive Officer)


/s/ MARIANNE BOYD JOHNSON                               Vice Chairman, Vice President,   September 17, 2001
-----------------------------------------------------   Assistant Secretary and
Marianne Boyd Johnson                                   Director


/s/ DONALD D. SNYDER                                    President and Director           September 17, 2001
-----------------------------------------------------
Donald D. Snyder


/s/ ROBERT L. BOUGHNER                                  Senior Executive Vice            September 17, 2001
-----------------------------------------------------   President, Chief Operating
Robert L. Boughner                                      Officer and Director


/s/ WILLIAM R. BOYD                                     Vice President and Director      September 17, 2001
-----------------------------------------------------
William R. Boyd


/s/ ELLIS LANDAU                                        Executive Vice President,        September 17, 2001
-----------------------------------------------------   Chief Financial Officer and
Ellis Landau                                            Treasurer (Principal Financial
                                                        Officer)

                      SIGNATURE                                     TITLE                       DATE
                      ---------                                     -----                       ----



/s/ JEFFREY G. SANTORO                                  Vice President and Controller    September 17, 2001
-----------------------------------------------------   (Principal Accounting Officer)
Jeffrey G. Santoro


/s/ PHILIP J. DION                                      Director                         September 17, 2001
-----------------------------------------------------
Philip J. Dion


/s/ MICHAEL O. MAFFIE                                   Director                         September 17, 2001
-----------------------------------------------------
Michael O. Maffie


/s/ MAJ. GEN. BILLY G. MCCOY, RET. USAF                 Director                         September 17, 2001
-----------------------------------------------------
Maj. Gen. Billy G. McCoy, Ret. USAF


/s/ PERRY B. WHITT                                      Director                         September 17, 2001
-----------------------------------------------------
Perry B. Whitt

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          BLUE CHIP CASINO, LLC

                                          By: /s/ WILLIAM S. BOYD
                                              ----------------------------------
                                              William S. Boyd
                                              Operating Manager

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----
/s/ WILLIAM S. BOYD                             Operating Manager (Principal      September 17, 2001
---------------------------------------------   Executive Officer)
William S. Boyd


/s/ DONALD D. SNYDER                            Treasurer and Manager             September 17, 2001
---------------------------------------------   (Principal Financial and
Donald D. Snyder                                Accounting Officer)


/s/ ROBERT L. BOUGHNER                          Secretary and Manager             September 17, 2001
---------------------------------------------
Robert L. Boughner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          BOYD ATLANTIC CITY, INC.

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Vice President, Chief Financial
                                              Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

                  SIGNATURE                                 TITLE                        DATE
                  ---------                                 -----                        ----
/s/ WILLIAM S. BOYD                            President and Director             September 17, 2001
---------------------------------------------  (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                               Vice President, Chief Financial    September 17, 2001
---------------------------------------------  Officer and Treasurer (Principal
Ellis Landau                                   Financial and Accounting
                                               Officer)


/s/ ROBERT L. BOUGHNER                         Vice President, Secretary and      September 17, 2001
---------------------------------------------  Director
Robert L. Boughner


/s/ DONALD D. SNYDER                           Vice President and Director        September 17, 2001
---------------------------------------------
Donald D. Snyder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          BOYD INDIANA, INC.

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

                  SIGNATURE                                 TITLE                        DATE
                  ---------                                 -----                        ----
/s/ WILLIAM S. BOYD                            President and Director             September 17, 2001
---------------------------------------------  (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                               Senior Vice President, Chief       September 17, 2001
---------------------------------------------  Financial Officer and Treasurer
Ellis Landau                                   (Principal Financial and
                                               Accounting Officer)


/s/ ROBERT L. BOUGHNER                         Senior Vice President, Secretary   September 17, 2001
---------------------------------------------  and Director
Robert L. Boughner


/s/ DONALD D. SNYDER                           Senior Vice President and          September 17, 2001
---------------------------------------------  Director
Donald D. Snyder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          BOYD KENNER, INC.

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

                  SIGNATURE                                 TITLE                        DATE
                  ---------                                 -----                        ----

/s/ WILLIAM S. BOYD                            President and Director             September 17, 2001
---------------------------------------------  (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                               Senior Vice President, Chief       September 17, 2001
---------------------------------------------  Financial Officer and Treasurer
Ellis Landau                                   (Principal Financial and
                                               Accounting Officer)


/s/ DONALD D. SNYDER                           Senior Vice President and          September 17, 2001
---------------------------------------------  Director
Donald D. Snyder


/s/ ROBERT L. BOUGHNER                         Senior Vice President and          September 17, 2001
---------------------------------------------  Director
Robert L. Boughner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          BOYD LOUISIANA L.L.C.

                                          By: /s/ WILLIAM S. BOYD
                                              ----------------------------------
                                              William S. Boyd
                                              Manager

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----

/s/ WILLIAM S. BOYD                             Manager (Principal Executive      September 17, 2001
---------------------------------------------   Officer)
William S. Boyd


/s/ DONALD D. SNYDER                            Manager (Principal Financial      September 17, 2001
---------------------------------------------   and Accounting Officer)
Donald D. Snyder

/s/ ROBERT L. BOUGHNER                          Manager                           September 17, 2001
---------------------------------------------
Robert L. Boughner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          BOYD TUNICA, INC.

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----

/s/ WILLIAM S. BOYD                             President and Director            September 17, 2001
---------------------------------------------   (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                                Senior Vice President, Chief      September 17, 2001
---------------------------------------------   Financial Officer and Treasurer
Ellis Landau                                    (Principal Financial and
                                                Accounting Officer)


/s/ DONALD D. SNYDER                            Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Donald D. Snyder

/s/ ROBERT L. BOUGHNER                          Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Robert L. Boughner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          CALIFORNIA HOTEL AND CASINO

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----

/s/ WILLIAM S. BOYD                             President and Director            September 17, 2001
---------------------------------------------   (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                                Senior Vice President, Chief      September 17, 2001
---------------------------------------------   Financial Officer and Treasurer
Ellis Landau                                    (Principal Financial and
                                                Accounting Officer)

/s/ DONALD D. SNYDER                            Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Donald D. Snyder


/s/ ROBERT L. BOUGHNER                          Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Robert L. Boughner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          CALIFORNIA HOTEL FINANCE CORPORATION

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Vice President, Chief Financial
                                              Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----

/s/ WILLIAM S. BOYD                             President and Director            September 17, 2001
---------------------------------------------   (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                                Vice President, Chief Financial   September 17, 2001
---------------------------------------------   Officer and Treasurer
Ellis Landau                                    (Principal Financial and
                                                Accounting Officer)


/s/ DONALD D. SNYDER                            Vice President and Director       September 17, 2001
---------------------------------------------
Donald D. Snyder


/s/ ROBERT L. BOUGHNER                          Vice President and Director       September 17, 2001
---------------------------------------------
Robert L. Boughner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          ELDORADO, INC.

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----
/s/ WILLIAM S. BOYD                             President and Director            September 17, 2001
---------------------------------------------   (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                                Senior Vice President, Chief      September 17, 2001
---------------------------------------------   Financial Officer and Treasurer
Ellis Landau                                    (Principal Financial and
                                                Accounting Officer)


/s/ DONALD D. SNYDER                            Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Donald D. Snyder


/s/ ROBERT L. BOUGHNER                          Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Robert L. Boughner


/s/ GEORGE ROBERT NEUMAN                        Vice President and Director       September 17, 2001
---------------------------------------------
George Robert Neuman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          MARE-BEAR, INC.

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----
/s/ WILLIAM S. BOYD                             President and Director            September 17, 2001
---------------------------------------------   (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                                Senior Vice President, Chief      September 17, 2001
---------------------------------------------   Financial Officer and Treasurer
Ellis Landau                                    (Principal Financial and
                                                Accounting Officer)


/s/ DONALD D. SNYDER                            Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Donald D. Snyder


/s/ ROBERT L. BOUGHNER                          Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Robert L. Boughner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          M.S.W., INC.

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----
/s/ WILLIAM S. BOYD                             President and Director            September 17, 2001
---------------------------------------------   (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                                Senior Vice President, Chief      September 17, 2001
---------------------------------------------   Financial Officer and Treasurer
Ellis Landau                                    (Principal Financial and
                                                Accounting Officer)


/s/ DONALD D. SNYDER                            Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Donald D. Snyder


/s/ ROBERT L. BOUGHNER                          Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Robert L. Boughner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          PAR-A-DICE GAMING CORPORATION

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----
/s/ WILLIAM S. BOYD                             President and Director            September 17, 2001
---------------------------------------------   (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                                Vice President, Chief Financial   September 17, 2001
---------------------------------------------   Officer and Treasurer
Ellis Landau                                    (Principal Financial and
                                                Accounting Officer)


/s/ DONALD D. SNYDER                            Vice President and Director       September 17, 2001
---------------------------------------------
Donald D. Snyder


/s/ ROBERT L. BOUGHNER                          Vice President, Secretary and     September 17, 2001
---------------------------------------------   Director
Robert L. Boughner


/s/ MAUNTY C. COLLINS                           Vice President and Director       September 17, 2001
---------------------------------------------
Maunty C. Collins

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          SAM-WILL, INC.

                                          By: /s/ ELLIS LANDAU
                                              ----------------------------------
                                              Ellis Landau
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----
/s/ WILLIAM S. BOYD                             President and Director            September 17, 2001
---------------------------------------------   (Principal Executive Officer)
William S. Boyd


/s/ ELLIS LANDAU                                Senior Vice President, Chief      September 17, 2001
---------------------------------------------   Financial Officer and Treasurer
Ellis Landau                                    (Principal Financial and
                                                Accounting Officer)


/s/ DONALD D. SNYDER                            Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Donald D. Snyder


/s/ ROBERT L. BOUGHNER                          Senior Vice President and         September 17, 2001
---------------------------------------------   Director
Robert L. Boughner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 17, 2001.

                                          TREASURE CHEST CASINO, L.L.C.

                                          By: /s/ WILLIAM S. BOYD
                                            ------------------------------------
                                            William S. Boyd
                                            Chief Executive Officer and Manager

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Ellis Landau and Jeffrey G. Santoro, and each of them (with full power in each to act alone), as attorneys-in-fact and agents for the undersigned, each with full power of substitution for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable, hereby ratifying and confirming all that each of said attorneys-in-fact, his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----
/s/ WILLIAM S. BOYD                             Chief Executive Officer and       September 17, 2001
---------------------------------------------   Manager (Principal Executive
William S. Boyd                                 Officer)


/s/ DONALD D. SNYDER                            Manager (Principal Financial      September 17, 2001
---------------------------------------------   and Accounting Officer)
Donald D. Snyder


/s/ ROBERT L. BOUGHNER                          Manager                           September 17, 2001
---------------------------------------------
Robert L. Boughner

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
 3.1(7)      Restated Articles of Incorporation.
 3.2(10)     Restated Bylaws.
 3.3(14)     Certificate of Amendment of Articles of Incorporation.
 4.1(8)      Registration Agreement, dated July 17, 1997, by and among
             the Registrant, Salomon Brothers Inc., UBS Securities LLC
             and CIBC Wood Gundy Securities Corp.
 4.2(9)      Form of Indenture relating to $200,000,000 aggregate
             principal amount of 9.25% Senior Subordinated Notes due
             2003, including the Form of Note.
 4.3(8)      Form of Indenture relating to 9.50% Senior Subordinated
             Notes due 2007, dated as of July 22, 1997, between the
             Registrant and State Street Bank and Trust Company,
             including the Form of Note.
 4.4(8)      First Supplemental Indenture, by and among the Registrant, as Issuer, certain subsidiaries of the Registrant, as
             Guarantors, and The Bank of New York, as Trustee, dated as of December 31, 1996.
 4.5         Registration Rights Agreement, dated as of July 26, 2001, by and among the Registrant, as Issuer, certain subsidiaries of the Registrant, as Guarantors, and the Initial Purchasers
             named therein.
 4.6         Form of Indenture relating to $200,000,000 aggregate
             principal amount of 9.25% Senior Notes due 2009, dated as of
             July 26, 2001, by and among the Registrant, as Issuer,
             certain subsidiaries of the Registrant, as Guarantors, and
             The Bank of New York, as Trustee, including the Form of
             Note.
 5.1         Opinion of Morrison & Foerster LLP.
10.1(1)      Ninety-Nine Year Lease dated June 30, 1954, by and among
             Fremont Hotel, Inc., and Charles L. Ronnow and J.L. Ronnow,
             and Alice Elizabeth Ronnow.
10.2(1)      Lease Agreement dated October 31, 1963, by and between
             Fremont Hotel, Inc. and Cora Edit Garehime.
10.3(1)      Lease Agreement dated December 31, 1963, by and among
             Fremont Hotel, Inc., Bank of Nevada and Leon H. Rockwell,
             Jr.
10.4(1)      Lease Agreement dated June 7, 1971, by and among Anthony
             Antonacci, Margaret Fay Simon and Bank of Nevada, as
             Co-Trustees under Peter Albert Simon's Last Will and
             Testament, and related Assignment of Lease dated February
             25, 1985 to Sam-Will, Inc. and Fremont Hotel, Inc.
10.5(4)      Lease Agreement dated July 25, 1973, by and between
             California Hotel and Casino and William Peccole, as Trustee
             of the Peter Peccole 1970 Trust.
10.6(1)      Lease Agreement dated July 1, 1974, by and among Fremont
             Hotel, Inc. and Bank of Nevada, Leon H. Rockwell, Jr. and
             Margorie Rockwell Riley.
10.7(1)      Ground Lease Agreement dated July 5, 1978, by and among
             California Hotel and Casino, and Irene Elizabeth Carey, as
             Trustee of the Carey Survivor's Trust U/A October 18, 1972
             and Irene Elizabeth Carey, as Trustee of the Carey Family
             Trust U/A October 18, 1972.
10.8(1)      Ninety-Nine Year Lease dated December 1, 1978 by and between
             Matthew Paratore, and George W. Morgan and LaRue Morgan, and
             related Lease Assignment dated November 10, 1987 to
             Sam-Will, Inc., d/b/a/ Fremont Hotel and Casino.
10.9(1)      Implemented Proposal dated June 15, 1992, by and between
             Stardust Hotel and Casino and the Back-End Teamsters Local
             Union No. 995.
10.10(1)     Implemented Proposal dated June 15, 1992, by and between
             Fremont Hotel and Casino and the Back-End Teamsters Local
             Union No. 995.
10.11(2)     Casino Management Agreement dated August 30, 1993, by and
             between Treasure Chest Casino, L.L.C. and Boyd Kenner, Inc.

10.12(4)     Amended and Restated Operating Agreement dated August 5, 1994, by and between Treasure
             Chest Casino, L.L.C. and Boyd Kenner, Inc.
10.13(4)     Development Agreement dated June 6, 1994, by and among the Registrant, Boyd Kansas
             City, Inc. and Port Authority of Kansas City, Missouri.
10.14(2)     Form of Indemnification Agreement.
10.15(2)*    1993 Flexible Stock Incentive Plan and related agreements.
10.16(2)*    1993 Directors Non-Qualified Stock Option Plan and related agreements.
10.17(11)*   1993 Employee Stock Purchase Plan and related agreements.
10.18(1)     401(k) Profit Sharing Plan and Trust.
10.19(5)     Joint Venture Agreement of Stardust A.C., dated as of May 29, 1996, by and between
             MAC, Corp., a New Jersey Corporation, which is a wholly-owned subsidiary of Mirage
             Resorts Incorporated, a Nevada Corporation, and Grand K, Inc., a Nevada Corporation,
             which is a wholly-owned subsidiary of the Registrant. (Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange
             Commission pursuant to a request for confidential treatment for this Agreement.)
10.20(3)     Amended and Restated Joint Venture Agreement of Stardust A.C.
10.21(6)     Property Purchase Agreement dated as of August 9, 1996, by and between Steamboat
             Station Company, a Nevada general partnership, and Boyd Reno, Inc., a Nevada corporation and wholly-owned subsidiary of the Registrant.
10.22(12)    Unit Purchase Agreement by and among the Registrant, Boyd Indiana, Inc., Blue Chip
             Casino, Inc., Blue Chip Casino, LLC, and certain individuals, dated as of June 27,
             1999.
10.23(12)    First Amended and Restated Credit Agreement, dated as of June 30, 1999 by and among the Registrant as the Borrower, Certain Commercial Lending Institutions, as the
             Lenders, Canadian Imperial Bank of Commerce, as L/C Issuer and Administrative Agent,
             Wells Fargo Bank N.A., as Swingline Lender and Syndication Agent, and Bank of America
             National Trust and Savings Association, as Documentation Agent.
10.24(13)    Termination and Transition Agreement between the Registrant and the Mississippi Band of Choctaw Indians, dated as of October 20, 1999.
10.25(14)    First Amendment to First Amended and Restated Credit Agreement, dated as of July 26,
             2000, by and among the Registrant as the Borrower, Certain Commercial Lending
             Institutions, as the Lenders, Canadian Imperial Bank of Commerce, as letter of credit issuer and administrative Agent, Wells Fargo Bank, N.A., as Swingline Lender and
             Syndication Agent, and Bank of America, N.A., as Documentation Agent.
10.26(19)*   2000 Executive Management Incentive Plan.
10.27(14)    Certificate of Amendment of Articles of Incorporation.
10.28(14)*   1996 Stock Incentive Plan (as amended on May 25, 2000).
10.29(15)    Second Amended and Restated Joint Venture Agreement with Marina District Development
             Company dated as of August 31, 2000.
10.30(17)    Contribution and Adoption Agreement by and among Marina District Development Holding
             Co., LLC, MAC, Corp. and Boyd Atlantic City, Inc. effective as of December 13, 2000.
10.31(17)    Guaranty of Performance and Completion dated December 13, 2000.
10.32(18)    Second Amendment to First Amended and Restated Credit Agreement dated as of May 21,
             2001, by and among the Registrant as the Borrower, and certain commercial lending institutions as named therein.
12.1         Computation of Ratio of Earnings to Fixed Charges.
21.1(17)     Subsidiaries of the Registrant.
23.1         Consent of Deloitte & Touche LLP.
23.2         Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
24.1         Power of Attorney (included in Part II to this Registration Statement).

25.1         Statement of Eligibility of The Bank of New York, as trustee, on Form T-1.
99.1         Form of Letter of Transmittal.
99.2         Form of Notice of Guaranteed Delivery.
99.3         Guidelines for Certification of Taxpayer Identification Number on
             Substitute Form W-9.

---------------

   * Management contracts or compensatory plans or arrangements.

  (1) Incorporated by reference to the Registration Statement on Form S-1, File No. 33-51672, of California Hotel and Casino and California Hotel Finance Corporation, which became effective on November 18, 1992.

  (2) Incorporated by reference to the Registrant's Statement on Form S-1, File No. 33-64006, which became effective on October 15, 1993.

  (3) Incorporated by reference to the Registrant's Current Report on Form 8-K dated July 14, 1998.

  (4) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1995.

  (5) Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 7, 1996.

  (6) Incorporated by reference to the Registrant's Exhibit 2.1 of Current Report on Form 8-K dated August 16, 1996.

  (7) Incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

  (8) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997.

  (9) Incorporated by reference to the Registrant's Registration Statement on Form S-3, File No. 333-0555.

 (10) Incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

 (11) Incorporated by reference to the Registration Statement on Form S-8, File No. 333-79895, dated June 3, 1999.

 (12) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

 (13) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

 (14) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

 (15) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

 (16) Refer to page 73 in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

 (17) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

 (18) Incorporated by reference to Exhibit 10.31 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

 (19) Incorporated by reference to Appendix A of the Registrant's Definitive Proxy Statement for its Annual Meeting on May 25, 2000.